                                                                    EXHIBIT 10.5

================================================================================


                                 $175,000,000


             SECOND AMENDED AND RESTATED SECURED CREDIT AGREEMENT


                                  Dated as of


                               November 12, 1998


                                     Among


                      QUANTA SERVICES, INC., AS BORROWER

                                      AND

             THE FINANCIAL INSTITUTIONS PARTIES HERETO, AS LENDERS

                                      AND

        BANK ONE, TEXAS, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

                                      AND

                   NATIONAL CITY BANK, AS SYNDICATION AGENT

                                      AND

                   NATIONSBANK, N.A., AS DOCUMENTATION AGENT

                                      AND

                  BANKBOSTON, N.A., LASALLE NATIONAL BANK AND
                     THE BANK OF NOVA SCOTIA, AS CO-AGENTS


================================================================================

                               TABLE OF CONTENTS                                            Page
                                                                                            ----

SECTION 1.     DEFINITIONS; INTERPRETATION...................................................  1
     Section 1.1      Definitions............................................................  1
     Section 1.2      Interpretation......................................................... 14

SECTION 2.     THE CREDIT FACILITY........................................................... 14
     Section 2.1      Loans.................................................................. 14
     Section 2.2      Letters of Credit...................................................... 15
     Section 2.3      Types of Loans and Minimum Borrowing Amounts........................... 19
     Section 2.4      Manner of Borrowing.................................................... 19
     Section 2.5      Interest Periods....................................................... 21
     Section 2.6      Interest Payments...................................................... 21
     Section 2.7      Default Rates.......................................................... 22
     Section 2.8      Maturity of Loans...................................................... 23
     Section 2.9      Optional Prepayments................................................... 24
     Section 2.10     Mandatory Prepayments of Loans......................................... 24
     Section 2.11     The Notes.............................................................. 24
     Section 2.12     Breakage Fees.......................................................... 24
     Section 2.13     Commitment Terminations................................................ 25

SECTION 3.     FEES AND PAYMENTS............................................................. 26
     Section 3.1      Fees................................................................... 26
     Section 3.2      Place and Application of Payments...................................... 27
     Section 3.3      Withholding Taxes...................................................... 27

SECTION 4.     CONDITIONS PRECEDENT.......................................................... 29
     Section 4.1      Conditions Precedent to Initial Borrowing.............................. 29
     Section 4.2      Conditions Precedent to all Borrowings................................. 31

SECTION 5.     REPRESENTATIONS AND WARRANTIES................................................ 32
     Section 5.1      Organization........................................................... 32
     Section 5.2      Power and Authority; Validity.......................................... 33
     Section 5.3      No Violation........................................................... 33
     Section 5.4      Litigation............................................................. 33
     Section 5.5      Use of Proceeds; Margin Regulations.................................... 33
     Section 5.6      Investment Company Act................................................. 34
     Section 5.7      Public Utility Holding Company Act..................................... 34
     Section 5.8      True and Complete Disclosure........................................... 34
     Section 5.9      Financial Statements................................................... 34
     Section 5.10     No Material Adverse Change............................................. 34
     Section 5.11     Labor Controversies.................................................... 35
     Section 5.12     Taxes.................................................................. 35
     Section 5.13     ERISA.................................................................. 35
     Section 5.14     Consents............................................................... 35
     Section 5.15     Capitalization......................................................... 35
     Section 5.16     Ownership of Property.................................................. 35
     Section 5.17     Compliance with Statutes............................................... 36

                               TABLE OF CONTENTS                                            Page
                                                                                            ----

     Section 5.18     Environmental Matters.................................................. 36
     Section 5.19     Year 2000 Compliance................................................... 36
     Section 5.20     Existing Indebtedness and Liens........................................ 37

SECTION 6.     COVENANTS..................................................................... 37
     Section 6.1      Existence.............................................................. 37
     Section 6.2      Maintenance............................................................ 37
     Section 6.3      Taxes.................................................................. 38
     Section 6.4      ERISA.................................................................. 38
     Section 6.5      Insurance.............................................................. 38
     Section 6.6      Financial Reports and Other Information................................ 38
     Section 6.7      Lenders' Inspection Rights............................................. 40
     Section 6.8      Conduct of Business.................................................... 41
     Section 6.9      New Subsidiaries and Additional Collateral............................. 41
     Section 6.10     Dividends and Negative Pledges......................................... 41
     Section 6.11     Restrictions on Fundamental Changes.................................... 42
     Section 6.12     Environmental Laws..................................................... 43
     Section 6.13     Liens.................................................................. 43
     Section 6.14     Indebtedness........................................................... 44
     Section 6.15     Loans, Advances and Investments........................................ 45
     Section 6.16     Transfer of Assets..................................................... 46
     Section 6.17     Transactions with Affiliates........................................... 46
     Section 6.18     Compliance with Laws................................................... 46
     Section 6.19     Capital Expenditures................................................... 46
     Section 6.20     Minimum Consolidated Net Worth......................................... 46
     Section 6.21     Fixed Charge Coverage Ratio............................................ 47
     Section 6.22     Funded Debt to EBITDA Ratio............................................ 47
     Section 6.23     Senior Debt to EBITDA.................................................. 47
     Section 6.24     Tangible Assets to Senior Debt Ratio................................... 47
     Section 6.25     Subordinated Debt Investment........................................... 47

SECTION 7.     EVENTS OF DEFAULT AND REMEDIES................................................ 47
     Section 7.1      Events of Default...................................................... 47
     Section 7.2      Non-Bankruptcy Defaults................................................ 49
     Section 7.3      Bankruptcy Defaults.................................................... 50
     Section 7.4      Collateral for Undrawn Letters of Credit............................... 50
     Section 7.5      Notice of Default...................................................... 51

SECTION 8.     CHANGE IN CIRCUMSTANCES....................................................... 51
     Section 8.1      Change of Law.......................................................... 51
     Section 8.2      Unavailability of Deposits or Inability to Ascertain LIBOR Rate........ 51
     Section 8.3      Increased Cost and Reduced Return...................................... 52
     Section 8.4      Lending Offices........................................................ 53
     Section 8.5      Discretion of Lender as to Manner of Funding........................... 53
     Section 8.6      Substitution of Lender................................................. 53


SECTION 9.     THE AGENT..................................................................... 54
     Section 9.1.     Appointment and Authorization.......................................... 54
     Section 9.2.     Rights and Powers...................................................... 54
     Section 9.3.     Action by Agent........................................................ 54
     Section 9.4.     Consultation with Experts.............................................. 54
     Section 9.5.     Indemnification Provisions; Credit Decision............................ 55
     Section 9.6.     Indemnity.............................................................. 55
     Section 9.7.     Resignation of Agent and Successor Agent............................... 56
     Section 9.7.     Syndication Agent, Documentation Agent and Co-Agents................... 56

SECTION 10.    MISCELLANEOUS................................................................. 56
     Section 10.1     No Waiver of Rights.................................................... 56
     Section 10.2     Non-Business Day....................................................... 56
     Section 10.3     Documentary Taxes...................................................... 57
     Section 10.4     Survival of Representations............................................ 57
     Section 10.5     Survival of Indemnities................................................ 57
     Section 10.6     Setoff................................................................. 57
     Section 10.7     Notices................................................................ 58
     Section 10.8     Counterparts........................................................... 58
     Section 10.9     Successors and Assigns................................................. 59
     Section 10.10    Sales and Transfers of Borrowings and Notes; Participations in
                      Borrowings and Notes................................................... 59
     Section 10.11    Amendments............................................................. 61
     Section 10.12    Headings............................................................... 62
     Section 10.13    Legal Fees, Other Costs and Indemnification............................ 62
     Section 10.14    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial........ 63
     Section 10.15    Confidentiality........................................................ 64
     Section 10.16    Severability........................................................... 65
     Section 10.17    Change in Accounting Principles or Tax Laws............................ 65
     Section 10.18    Loans Under Prior Credit Agreement..................................... 65
     Section 10.19    Effectiveness.......................................................... 66
     Section 10.20    Notice................................................................. 66

EXHIBITS

Exhibit 2.2A   Form of Borrowing Request
Exhibit 2.2B   Form of Application
Exhibit 2.11   Form of Note
Exhibit 4.1A   Form of Subsidiary Guaranty
Exhibit 4.1B   Form of Stock Pledge Agreement
Exhibit 4.1C   Form of Security Agreement
Exhibit 4.1D   Form of Financial Condition Certificate
Exhibit 6.6    Form of Compliance Certificate
Exhibit 10.10  Form of Assignment Agreement

                               TABLE OF CONTENTS                                            Page
                                                                                            ----
SCHEDULES

Schedule 5.1   List of Subsidiaries
Schedule 5.4   List of Litigation
Schedule 5.12  List of Outstanding Tax Issues
Schedule 5.20  List of Existing Liens and Indebtedness
Schedule 6.13  List of Permitted Liens and Indebtedness

     SECOND AMENDED AND RESTATED SECURED CREDIT AGREEMENT, dated as of
November 12, 1998, between Quanta Services, Inc., a Delaware corporation (the "Borrower"), the lenders from time to time parties hereto (each a "Lender" and collectively, the "Lenders"), Bank One, Texas, National Association, as administrative agent for the Lenders (in such capacity, the "Agent"), National City Bank as Syndication Agent for the Lenders (in such capacity, the "Syndication Agent"), NationsBank, N.A. as documentation agent for the Lenders (in such capacity, the "Documentation Agent"), and BankBoston, N.A., LaSalle National Bank, and The Bank of Nova Scotia, as co-agents for the Lenders (in such capacity, the "Co-Agents").

                                  WITNESSETH:

     WHEREAS, the Borrower, certain of the Lenders and the Agent have previously entered into that certain Credit Agreement dated as of April 9, 1998 (the "Prior Credit Agreement"); and

     WHEREAS, the Borrower, certain of the Lenders, the Agent, the Syndication Agent, the Documentation Agent, and the Co-Agents have previously entered into that certain Amended and Restated Credit Agreement dated as of August 3, 1998, which amended and restated in its entirety the Prior Credit Agreement, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of September 29, 1998 (as so amended, the "Amended and Restated Credit Agreement"); and

     WHEREAS, the parties to the Amended and Restated Credit Agreement desire to amend and restate such agreement in its entirety as provided herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS; INTERPRETATION.

     Section 1.1 Definitions. Unless otherwise defined herein, the following terms shall have the following meanings:

     "Acquisition" means a direct or indirect purchase by the Borrower or any of its Subsidiaries after the Effective Date hereof for cash, stock or other securities or other property, whether in one or more related transactions, of all or substantially all of the assets or voting securities or other equity interests of a Person or a business unit, division or group of a Person.

     "Adjusted LIBOR Rate" means, for any Borrowing of LIBOR Loans, a rate per annum determined in accordance with the following formula:

     Adjusted LIBOR Rate =                          LIBOR Rate
                                                ------------------
                                    1.00 - Eurodollar Reserve Percentage

     "Affiliate" means, for any Person, (i) any other Person that directly or indirectly through one or more intermediaries controls, or is under common control with, or is controlled by, such Person, and (ii) any other Person owning beneficially or controlling ten percent (10%) or more of the equity interests in such Person; provided that any investor in connection with any Subordinated Debt Investment shall not be considered an Affiliate hereunder. As used in this definition, "control" means the power, directly or indirectly, to direct or cause the direction of management or policies of a Person (through ownership of voting securities or other equity interests, by contract or otherwise).

     "Agent" means Bank One acting in its capacity as administrative agent for the Lenders, and any successor agent appointed hereunder pursuant to
Section 9.7.

     "Agent Loans" means the loans made by the Agent, in its sole discretion, described in Section 2.1(b).

     "Agent Swing Line" means the uncommitted credit facility in an amount of $5,000,000 for making Agent Loans described in Section 2.1(b).

     "Agreement" means this Second Amended and Restated Secured Credit Agreement, as amended, restated or supplemented from time to time.

     "Applicable Margin" means for Base Rate Loans or LIBOR Loans, as applicable, for any day at such times as the relevant Funded Debt to EBITDA Ratio is in one of the following ranges, the percentage per annum set forth opposite such Funded Debt to EBITDA Ratio for such Loans as follows:


        Funded Debt to
         EBITDA Ratio                          LIBOR Loans    Base Rate Loans
        --------------                         -----------    ---------------

Less than or equal to 1.5 to 1.0                  1.00%              0.00%

Greater than 1.5 to 1.0 but less than             1.25%              0.00%
 or equal to 1.75 to 1.0

Greater than 1.75 to 1.0 but less                 1.50%              0.00%
 than or equal to 2.25 to 1.0

Greater than 2.25 to 1.0 but less                 1.75%              0.00%
 than or equal to 2.75 to 1.0

Greater than 2.75 to 1.0                          2.00%              0.25%

For the period from the Effective Date through the earlier of the date the Borrower is to provide the Agent with the financial statements for the fiscal quarter ended March 31, 1999, as required by Section 6.6(a)(i) or the date such financial statements are provided to the Agent, the Applicable Margin for LIBOR Loans shall be 1.25% and the Applicable Margin for Base Rate Loans shall be 0%, provided that the Applicable Margin for LIBOR Loans and for Base Loans shall increase (but not decrease) according to the above grid, if applicable, as of the date one (1) Business Day after the earlier of the date the financial statements are required to be provided or the date such financial statements are provided to the Agent for the fiscal quarter ended December 31, 1998; and thereafter, the Applicable Margin shall be set according to the above grid upon receipt by the Agent of the applicable financial statements and Compliance Certificate as required by Section 6.6(a)(i) or (ii) and Section 6.6(b) from the Borrower to be effective as of the date one (1) Business Day after the earlier of the date such financial statements are required to be provided or the date such financial statements are provided to the Agent.

     "Application" means an application for a Letter of Credit as defined in
Section 2.2(b).

     "Arranger" means Bank One Capital Markets.

     "Assignment Agreement" means an agreement in substantially the form of
Exhibit 10.10 whereby a Lender conveys part or all of its Commitments, Loans and participations in Letters of Credit to another Person that thereupon becomes a Lender, or that increases its Commitments, outstanding Loans and outstanding participations in Letters of Credit pursuant to Section 10.10.

     "Base Rate" means, for any day, the higher of (i) the fluctuating commercial loan rate announced by the Agent from time to time as its base rate for Dollar loans in the United States of America in effect on such day (which base rate may not be the lowest rate charged by the Agent on loans to any of its customers), or (ii) the Federal Funds Rate plus one-half of one percent (0.5%) per annum, with any change in the Base Rate resulting from a change in either such rate to be effective on the date of the relevant change.

     "Base Rate Loan" means (i) a Revolving Loan bearing interest prior to maturity at the Base Rate plus the Applicable Margin, or (ii) an Agent Loan bearing interest prior to maturity at the Base Rate minus 0.625%, as applicable.

     "Beneficial Ownership," and "Beneficial Owner" shall have the meanings assigned to them in Rule 13d-3 under the Exchange Act in effect on September 29, 1998.

     "Borrower" means Quanta Services, Inc., a Delaware corporation.

     "Borrowing" means any extension of credit made by the Lenders or the Agent, as the case may be, by way of Loans or Letters of Credit, including any Borrowings advanced, continued or converted. A Borrowing is "advanced" on the day the Lenders or the Agent, as the case may be, advances funds comprising such Borrowing to the Borrower or a Letter of Credit is issued, is "continued" (in the case of LIBOR Loans) on the date a new Interest Period commences for such

Borrowing and is "converted" when such Borrowing is changed from one type of Loan to the other, all as requested by the Borrower pursuant to Section 2.4(a).

     "Borrowing Request" means a request for a Borrowing as defined in
Section 2.2(b).

     "Business Day" means any day other than a Saturday or Sunday on which banks are not authorized or required to close in Houston, Texas, and, if the applicable Business Day relates to the advance or continuation of, conversion into or payment on a LIBOR Loan, on which banks are dealing in Dollar deposits in the interbank eurocurrency market in London, England.

     "Capital Expenditures" means, for any period, the sum, without duplication, of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, are required to be classified as capital expenditures, in each case excluding all such expenditures incurred by any entity or business acquired in an Acquisition prior to the date of such Acquisition.

     "Capitalized Lease Obligations" means, for any Person, the amount of such Person's liabilities under all leases of real or personal property (or any interest therein) which is required to be capitalized on the balance sheet of such Person as determined in accordance with GAAP.

     "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than twelve (12) months from the date of acquisition; (ii) U.S. Dollar denominated time deposits and certificates of deposit maturing within one (1) year from the date of acquisition thereof with any Lender or any other financial institution whose short-term senior unsecured debt rating is at least A-1 from S&P or P-1 from Moody's; (iii) LIBOR denominated time deposits and certificates of deposit maturing within six (6) months from the date of acquisition thereof with any Lender or any other financial institution whose short-term senior unsecured debt rating is at least A-1 from S&P or P-1 from Moody's; (iv) commercial paper or Eurocommercial paper with a rating of at least A-1 from S&P or P-1 from Moody's, with maturities of not more than twelve (12) months from the date of acquisition; (v) repurchase obligations entered into with any Lender or any other financial institution whose short-term senior unsecured debt rating is at least A-1 from S&P or P-1 from Moody's, which are secured by a fully perfected security interest in any obligation of the type described in (i) above and has a market value of the time such repurchase is entered into of not less than 100% of the repurchase obligation of such Lender or such other Person thereunder;
(vi) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within twelve (12) months from the date of acquisition thereof or providing for the resetting of the interest rate applicable thereto not less often than annually and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; and
(vii) money market funds which have at least $1,000,000,000 in assets and which invest primarily in securities of the types described in clauses (i) through
(vi) above.

     "Change in Control" shall be deemed to have occurred if (i) any Person acquires, directly or indirectly, the Beneficial Ownership of any voting security of the Borrower and immediately after such acquisition such Person is, directly or indirectly, the Beneficial Owner of voting securities representing 50% or more of the total voting power of all the then outstanding voting securities of the Borrower entitled to vote generally in the election of directors; or (ii) individuals who on September 29, 1998, constitute the Borrower's Board of Directors, or their successors approved in accordance with the terms below, cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the Borrower's stockholders of each new director was approved by vote of at least 2/3rds of the directors then still in office who were directors on September 29, 1998, or their successors approved in accordance with the terms hereof.

     "Co-Agents" means BankBoston, N.A., LaSalle National Bank and The Bank of Nova Scotia acting in their capacity as co-agents for the Lenders.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" means all property and assets of the Borrower and its Subsidiaries in which the Agent is granted a Lien for the benefit of the Lenders.

     "Collateral Account" means the cash collateral account for outstanding undrawn Letters of Credit as defined in Section 7.4(b).

     "Commitment" means, relative to any Lender, such Lender's obligation to make Revolving Loans and participate in Letters of Credit issued pursuant to Sections 2.1 and 2.2 in the percentage set forth opposite its signature hereto or pursuant to Section 10.10, as such commitment may be reduced from time to time pursuant to this Agreement, provided that the obligation of the Agent to make Revolving Loans and participate in Letters of Credit shall be limited to $30,000,000 (subject to any reduction thereof pursuant to Section 10.10) minus the outstanding principal amount of the Agent Loans from time to time outstanding.

     "Commitment Amount" means an amount equal to $175,000,000 minus the outstanding amount of Agent Loans, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

     "Commitment Termination Date" means the earliest of (i) the Maturity Date;
(ii) the date on which the Commitments are terminated in full or reduced to zero pursuant to Section 2.13; or (iii) the occurrence of any Event of Default described in Section 7.1(f) or (g) with respect to the Borrower or the occurrence and continuance of any other Event of Default and either (x) the declaration of the Loans to be due and payable pursuant to Section 7.2, or (y) in the absence of such declaration, the giving of written notice by the Agent, acting at the direction of the Majority Lenders, to the Borrower pursuant to
Section 7.2 that the Commitments have been terminated.

     "Compliance Certificate" means a certificate substantially in the form of
Exhibit 6.6.

     "Consolidated Interest Expense" means, for any period, total interest expense of the Borrower and its Subsidiaries on a consolidated basis for such period in connection with Indebtedness, determined in accordance with GAAP.

     "Consolidated Net Income" means, for any period, the net income (or loss), after provision for taxes, of the Borrower and its Subsidiaries on a consolidated basis for such period, determined in accordance with GAAP.

     "Consolidated Net Worth" means, as of any date of determination, the Borrower's consolidated stockholders equity determined in accordance with GAAP.

     "Credit Documents" means this Agreement, the Notes, the Subsidiary Guaranties, the Stock Pledge Agreements, the Security Agreements, the Applications, the Borrowing Requests and any other documents or instruments executed by the Borrower or any of the Guarantors in connection with this Agreement.

     "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

     "Documentation Agent" means NationsBank, N.A. acting in its capacity as documentation agent for the Lenders.

     "Dollar" and "U.S. Dollar" and the sign "$" means lawful money of the United States of America.

     "EBITA" means, for any period, on a trailing four fiscal quarter basis (using the historical financial results of the Founding Companies for any period prior to the acquisition of the Founding Companies by the Borrower and the historical financial results of any other business acquired in an Acquisition through the Effective Date hereof, to the extent applicable, all on a pro forma basis, consistent with SEC regulations), the sum of (i) Consolidated Net Income plus each of the following to the extent actually deducted in determining Consolidated Net Income (a) Consolidated Interest Expense, and (b) provisions for taxes based on income or revenues, plus (ii) the amount of all amortization expense and other non-cash charges (excluding depreciation) deducted in determining Consolidated Net Income, all calculated on a consolidated basis for the Borrower and its Subsidiaries and as determined in accordance with GAAP. Upon the consummation of any Acquisition after the Effective Date hereof, EBITA shall be adjusted to include the historical financial results of the acquired business (on a trailing four fiscal quarter pro forma basis consistent with SEC regulations).

     "EBITDA" means, for any period, on a trailing four fiscal quarter basis (using the historical financial results of the Founding Companies for any period prior to the acquisition of the Founding Companies by the Borrower and the historical financial results of any other business acquired in an Acquisition through the Effective Date hereof, to the extent applicable, all on a pro forma basis, consistent with SEC regulations), the sum of (i) Consolidated Net Income plus each of the following to the extent actually deducted in determining Consolidated Net Income (a) Consolidated

Interest Expense, and (b) provisions for taxes based on income or revenues, plus
(ii) the amount of all depreciation, amortization expense and other non-cash charges deducted in determining Consolidated Net Income, all calculated on a consolidated basis for the Borrower and its Subsidiaries and as determined in accordance with GAAP. Upon the consummation of any Acquisition after the Effective Date hereof, EBITDA shall be adjusted to include the historical financial results of the acquired business (on a trailing four fiscal quarter pro forma basis consistent with SEC regulations).

     "Effective Date" means the date this Agreement becomes effective as defined in Section 10.19.

     "Enron Subordinated Debt Documents" means that certain Securities Purchase Agreement by and among the Borrower, Enron Capital & Trade Resources Corp. and Joint Energy Development Investments II Limited Partnership dated as of September 29, 1998, the Convertible Subordinated Notes of the Borrower issued pursuant thereto and any other Basic Document as defined therein, as amended from time to time as permitted hereby.

     "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violations, formal investigations or proceedings relating to any Environmental Law ("Claims") or any permit issued under any Environmental Law, including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from a release or threatened release of Hazardous Materials.

     "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect, including any judicial or administrative order, consent, decree or judgment relating to (i) the environment, (ii) health or safety in relation to the environment or (iii) Hazardous Materials.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Eurodollar Reserve Percentage" means, with respect to each Interest Period for a LIBOR Loan, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentages in effect on each day of such Interest Period, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor thereto), for determining the maximum reserve requirements (including, without limitation, any supplemental, marginal and emergency reserves) applicable to "Eurocurrency Liabilities" pursuant to Regulation D of the Board of Governors of the Federal Reserve System or any other then applicable regulation of the Board of Governors which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

     "Event of Default" means any of the events or circumstances specified in
Section 7.1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the next Business Day, provided that (A) if such day is not a Business Day, the rate on such transactions on the immediately preceding Business Day as so published on the next Business Day shall apply, and (B) if no such rate is published on such next Business Day, the rate for such day shall be the average of the offered rates quoted to the Agent by two (2) federal funds brokers of recognized standing on such day for such transactions as selected by the Agent.

     "Fee Letter" means that certain letter agreement dated July 30, 1998, by and between the Agent, the Arranger and the Borrower.

     "Fixed Charge Coverage Ratio" means, for any period, on a trailing four fiscal quarter basis (using the historical financial results of the Founding Companies, to the extent necessary, for any period prior to the acquisition of the Founding Companies by the Borrower on a pro forma basis, consistent with SEC regulations), the ratio of (i) the sum of, without duplication, (a) EBITA, minus
(b) cash taxes, minus (c) all cash dividends, distributions or payments made in respect of the capital stock of the Borrower to the extent permitted hereunder; to (ii) the sum of, without duplication, (a) the portion of Funded Debt due and payable within one (1) year of the date of determination, plus (b) Consolidated Interest Expense for the four fiscal quarters then ended plus (c) twenty percent (20%) of the outstanding aggregate principal amount outstanding under the Notes (excluding for the fiscal quarter ending September 30, 1998, and October 1 through 4, 1998, the principal amount of $49,350,000 outstanding under the Notes repaid with the proceeds of the Enron Subordinated Debt Documents) on the date of determination, all calculated on a consolidated basis for the Borrower and its Subsidiaries and as determined in accordance with GAAP.

     "Founding Companies" means PAR Electrical Contractors, Inc., a Missouri corporation, Union Power Construction Company, a Colorado corporation, TRANS TECH Electric, Inc., an Indiana corporation, and Potelco, Inc., a Washington corporation.

     "Funded Debt" means, as of any date of determination, the sum, without duplication, of the following for the Borrower and its Subsidiaries: (i) Indebtedness for borrowed money, all obligations evidenced by bonds, debentures, notes or similar instruments, and purchase money obligations which in accordance with GAAP would be shown on the consolidated balance sheet of the Borrower as a liability, (ii) all reimbursement obligations relative to the face amount of all drawn letters of credit issued for the account of the Borrower or any of its Subsidiaries, and (iii) all Capitalized Lease Obligations.

     "Funded Debt to EBITDA Ratio" means, for any period, the ratio of (i) Funded Debt, to (ii) EBITDA.

     "GAAP" means generally accepted accounting principles from time to time in effect as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements, opinions and pronouncements by such other entity as may be approved by a significant segment of the U.S. accounting profession.

     "Guarantor" means each Subsidiary of the Borrower listed on Schedule 5.1 and any other Subsidiary of the Borrower required to become a Guarantor pursuant to Section 6.9.

     "Guaranty" by any Person means all contractual obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business) of such Person guarantying any Indebtedness, dividend or other obligation (including, without limitation, obligations in connection with sales of any property) of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation, or to purchase any property or assets constituting security therefor, primarily for the purpose of assuring the owner of such Indebtedness or obligations of the ability of the primary obligor to make payment of the Indebtedness or obligation; or (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, or (y) to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, in each case primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation; or (iii) to lease property or to purchase securities or other property or services of the primary obligor primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation; or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the amount that would apply if such obligation were the direct obligation of such Person rather than the primary obligor or, if less, the maximum aggregate potential liability of such Person under the terms of the Guaranty.

     "Hazardous Material" shall have the meaning assigned to the term Hazardous Substance in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986, and shall include any substance defined as "hazardous" or "toxic" or words used in place thereof under any Environmental Law applicable to the Borrower or any of its Subsidiaries.

     "Highest Lawful Rate" means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans or the Reimbursement Obligations, or under laws applicable to the Agent or any of the Lenders, which are presently in effect or, to the extent allowed by applicable law, under such laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. Determination of the rate of interest for the purpose of determining whether the Loans or the Reimbursement Obligations are usurious under all applicable laws shall be made by amortizing, prorating, allocating, and spreading, in equal parts during the period of the full stated term of the Loans, all interest at any time contracted for, taken, reserved, charged or received from the Borrower in connection with the Loans or the Reimbursement Obligations, as applicable.

     "Indebtedness" means, for any Person, the following obligations of such Person, without duplication: (i) obligations of such Person for borrowed money;
(ii) obligations of such Person representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of business and other than amounts which are being contested in good faith and for which reserves in conformity with GAAP have been provided; (iii) obligations of such Person evidenced by bonds, notes, bankers acceptances, debentures or other similar instruments of such Person or reimbursement obligations or other obligations with respect to letters of credit issued for such Person's account or letters of credit issued pursuant to such Person's application therefor; (iv) obligations of other Persons, whether or not assumed, secured by Liens upon property or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, but only to the extent of such property's fair market value; (v) Capitalized Lease Obligations of such Person;
(vi) obligations under Interest Rate Protection Agreements and under hedge, swap, exchange, forward, future, collar or cap arrangements, fixed price agreements and all other agreements or arrangements designed to protect against fluctuations in commodity prices and currency exchange rates; and (vii) obligations of such Person pursuant to a Guaranty of any of the foregoing of another Person. For purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture to which such Person is a party, to the extent the holder of such Indebtedness has recourse to such Person.

     "Indemnified Taxes" shall have the meaning ascribed to such term in
Section 3.3.

     "Initial Borrowing Date" means the date on which all conditions precedent set forth herein to the initial Borrowings are satisfied or waived in writing and the initial Borrowing hereunder occurs.

     "Interest Payment Date" means (i) for a Base Rate Loan, the last Business Day of each calendar quarter such Loan is outstanding commencing December 31, 1998, and (ii) for a LIBOR Loan, the last Business Day of each Interest Period for such Loan and, during any Interest Period of six (6) months, the next Business Day occurring three (3) months after the commencement of such Interest Period.

     "Interest Period" means the period commencing on the date that a Borrowing of LIBOR Loans is advanced, continued or created by conversion and, subject to
Section 2.5, ending on the date one (1), two (2), three (3) or six (6) months thereafter as selected by the Borrower pursuant to the terms of this Agreement.

     "Interest Rate Protection Agreement" means any hedge, swap, exchange, forward, future collar or cap arrangements, fixed price agreements or other agreements or arrangements designed to protect against fluctuations in interest rates.

     "Investments" shall have the meaning ascribed to such term in Section 6.15.

     "L/C Commitments" means, relative to any Lender, such Lender's obligation to participate in Letters of Credit pursuant to Section 2.2 in the percentage set forth opposite its signature hereto or pursuant to Section 10.10, as such commitments may be reduced from time to time pursuant to the terms of this Agreement; provided that the obligation of the Agent to make Revolving Loans and participate in Letters of Credit shall be limited to $30,000,000 (subject to any reduction thereof pursuant to Section 10.10) minus the outstanding principal amount of the Agent Loans from time to time outstanding.

     "L/C Commitment Amount" means $10,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

     "L/C Documents" means this Agreement, the Letters of Credit and any Borrowing Requests and Applications with respect thereto and any draft or other document presented in connection with a drawing thereunder.

     "L/C Obligations" means the undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations with respect to Letters of Credit.

     "Lenders" is defined in the preamble.

     "Lending Office" means the branch, office or affiliate of a Lender specified on the appropriate signature page hereof or designated pursuant to Sections 8.4 or 10.10.

     "Letter of Credit" means any of the letters of credit issued by the Agent on behalf of the Lenders for the account of the Borrower pursuant to
Section 2.2.

     "LIBOR Loan" means a Revolving Loan bearing interest prior to maturity at the Adjusted LIBOR Rate plus the Applicable Margin.

     "LIBOR Rate" means a rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/16 of 1%), equal to the offered rate for U.S. Dollar deposits of not less than $1,000,000 for a period of time equal to the applicable Interest Period for such Loan as of 11:00 a.m. City of London, England time two (2) London Business Days prior to the first date of each such Interest Period as shown on the display designated as "British Bankers Assoc. Interest Settlement Rates" on the Telerate System ("Telerate"), Page 3750 or Page 3740 or such other page or pages as may replace such pages on Telerate for the purpose of displaying such rate; provided, however, that if such rate is not available on Telerate then such offered rate shall be otherwise independently determined by the Agent from an alternate, substantially similar independent source available to the Agent or shall be calculated by the Agent by a substantially similar methodology as that theretofore used to determine such offered rate in Telerate.

     "Lien" means any interest in any property or asset in favor of a Person other than the owner of the property or asset and securing an obligation owed to such Person, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes.

     "Loan" means a Base Rate Loan or a LIBOR Loan, each of which is a "type" of Loan hereunder, outstanding as a Revolving Loan or an Agent Loan, as applicable.

     "London Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions are generally authorized or obligated by law or executive order to close in the City of London, England.

     "Majority Lenders" means, at any time, the Lenders then holding in the aggregate at least sixty-six and two-thirds percent (66 2/3%) of the aggregate of the Commitments plus the outstanding principal amount of the Agent Loans, or if the Commitments have terminated pursuant to the terms hereof, the aggregate Obligations. The percentage set forth opposite each Lender's name in the line designated "Percentage" on the signature page hereto reflects the initial voting percentage of each Lender hereunder on the Effective Date.

     "Material Adverse Effect" means an effect that results in a material adverse change since June 30, 1998 in (i) the business, properties, assets, financial condition or, prior to the Initial Borrowing Date, prospects of the Borrower and its Subsidiaries taken as a whole, or (ii) in the ability of the Borrower or Borrower and the Guarantors, taken as a whole, to perform its Obligations under the Credit Documents to which they are a party.

     "Maturity Date" means August 2, 2003.

     "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

     "Notes" shall mean the revolving promissory notes of the Borrower as defined in Section 2.11.

     "Obligations" means all joint and several obligations of the Borrower and the Guarantors to pay fees, costs and expenses hereunder, to pay principal or interest on Loans and Reimbursement Obligations and to pay any other obligations to the Agent or the Lenders arising under any Credit Document.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

     "Percentage" means, for each Lender, the percentage of the Commitments represented by such Lender's Commitment; provided that, if the Commitments are terminated, each Lender's

Percentage shall be calculated based on its Commitment in effect immediately before such termination, subject to any assignments by such Lender of Obligations pursuant to Section 10.10.

     "Permitted Business" means any business described in Section 6.8.

     "Permitted Liens" means the Liens described in Section 6.13.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

     "Plan" means an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is either (i) maintained by the Borrower or any of its Subsidiaries, or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any of its Subsidiaries is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made or had an obligation to make contributions.

     "Reimbursement Obligation" means the obligations of the Borrower to reimburse the Agent, for the benefit of the Lenders, for each drawing under a Letter of Credit as described in Section 2.2(c).

     "Revolving Loans" means the revolving loans by the Lenders described in
Section 2.1(a).

     "S&P" means Standard & Poor's Rating Group or any successor thereto.

     "SEC" means the Securities and Exchange Commission.

     "Security Agreements" means each Security Agreement of the Borrower and any of its Subsidiaries in substantially the form of Exhibit 4.1C, as amended, restated or supplemented from time to time.

     "Senior Debt" means, as of the date of any determination all Funded Debt which is not expressly subordinated in payment to the outstanding Indebtedness under the Credit Documents.

     "Senior Debt to EBITDA Ratio" means, for any period, the ratio of (i) Senior Debt, to (ii) EBITDA.

     "Stock Pledge Agreements" means each Stock Pledge Agreement of the Borrower and any of its Subsidiaries in substantially the form of Exhibit 4.1B, as amended, restated or supplemented from time to time.

     "Subsidiary" means, for any Person, any corporation or other entity of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the board of directors of such corporation, any managers of such limited liability company or similar governing body (irrespective of whether or not, at the time, stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person, as applicable, or by one or more of its Subsidiaries.

     "Subordinated Debt Investment" means any issue of subordinated debt of the Borrower subordinated in payment to the Obligations, including, without limitation, the Enron Subordinated Debt Documents, having a maturity after the Maturity Date, with no scheduled principal payments until after the Maturity Date, containing covenants no more restrictive than the covenants contained in this Agreement and containing subordination, standstill and other provisions reasonably acceptable to the Agent.

     "Subsidiary Guaranty" means each Guaranty of each direct or indirect domestic Subsidiary of the Borrower in substantially the form of Exhibit 4.1A.

     "Syndication Agent" means National City Bank acting in its capacity as syndication agent for the Lenders.

     "Tangible Assets" means all property which would be considered tangible under GAAP, all calculated on a consolidated basis for the Borrower and its Subsidiaries.

     "Tangible Assets to Senior Debt" means, for any period, the ratio of (i) Tangible Assets, to (ii) Senior Debt.

     "Taxes" shall have the meaning ascribed to such term in Section 5.12.

     "Unfunded Vested Liabilities" means, for any Plan at any time, the amount, if any, by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Borrower or any of its Subsidiaries to the PBGC or such Plan.

     Section 1.2 Interpretation. The foregoing definitions shall be equally applicable to the singular and plural forms of the terms defined. All references to times of day in this Agreement shall be references to Houston, Texas time unless otherwise specifically provided.

SECTION 2.  THE CREDIT FACILITY.

     Section 2.1    Loans.

             (a) Revolving Loans. Subject to the terms and conditions hereof, each Lender severally and not jointly agrees to make one or more loans (each a "Revolving Loan") to the Borrower from time to time before the Commitment Termination Date on a revolving basis in an aggregate amount not to exceed at any time outstanding an amount equal to its Percentage of the

Commitment Amount (for each Lender, its "Commitment"), subject to any reductions thereof pursuant to the terms of this Agreement. No Lender shall be permitted or required to make any Revolving Loan if, after giving effect thereto, (i) the aggregate principal amount of the Revolving Loans of all Lenders and L/C Obligations outstanding of the Borrower would thereby exceed the Commitment Amount then in effect; (ii) the aggregate principal amount of all Revolving Loans of such Lender and its participating interest in all L/C Obligations would thereby exceed the Percentage of such Lender of the Commitment Amount then in effect; or (iii) with respect to the Agent, the aggregate principal amount of all Revolving Loans, its participating interest in all L/C Obligations and the aggregate principal amount of all its Agent Loans would thereby exceed its Commitment. Each Borrowing of Revolving Loans shall be made ratably from the Lenders in proportion to their respective Percentages (subject to the limitation of the Commitment of the Agent). Revolving Loans may be repaid, in whole or in part, and all or any portion of the principal amount thereof reborrowed, before the Commitment Termination Date, subject to the terms and conditions hereof.

             (b) Agent Loans. Subject to the terms and conditions hereof, the Agent may, in its sole discretion, make one or more loans (each an "Agent Loan") to the Borrower from time to time before the Commitment Termination Date in an aggregate amount not to exceed at any time outstanding the amount of the Agent Swing Line. Agent Loans may be repaid, in whole or in part, at any time. Upon an Event of Default and at the request of the Agent, (i) the Lenders agree to make Revolving Loans to the Borrower in an amount equal to the outstanding amount of the Agent Loans, and the Borrower hereby instructs the Agent in such circumstance to apply the proceeds of such Revolving Loans to such Agent Loans such that the Agent Loans are repaid in full; or (ii) in the event any such Revolving Loans are not made, each Lender severally and not jointly agrees to purchase from the Agent, and the Agent hereby agrees to sell to each Lender, an undivided percentage participation interest, up to the extent of its Percentage, in each Agent Loan, in each case so long as no Default or Event of Default of which the Agent had actual knowledge was in existence at the time the Agent Loan was made and such that the principal amount of each Lender's Revolving Loans and/or participations in Agent Loans shall be an amount equal to its Percentage times the principal amount of all Loans.

     Section 2.2    Letters of Credit.

             (a) Issuance of Letters of Credit. Subject to the terms and conditions hereof, the Agent agrees to issue, from time to time prior to the Commitment Termination Date, at the request of the Borrower and on behalf of the Lenders and in reliance on their obligations under this Section 2.2, one or more letters of credit (each a "Letter of Credit") for the Borrower's account; provided that the Agent shall have no obligation to issue a Letter of Credit if, after the issuance thereof, (i) the outstanding Loans and L/C Obligations would thereby exceed the Commitment Amount then in effect, (ii) the outstanding L/C Obligations would thereby exceed the L/C Commitment Amount then in effect, or
(iii) the issuance of such Letter of Credit would violate any legal or regulatory restriction then applicable to the Agent or any Lender as notified by such Lender to the Agent before the date of issuance of such Letter of Credit.

             (b) Issuance Procedure. To request that the Agent issue a Letter of Credit, the Borrower shall deliver to the Agent (with a duplicate copy to an operations employee of the Agent as designated by the Agent from time to time) a duly executed Borrowing Request in the form of Exhibit 2.2A (each a "Borrowing Request"), together with a duly executed application for the relevant Letter of Credit substantially in the form of Exhibit 2.2B (each an "Application"), or such other computerized issuance or application procedure, instituted from time to time by the Agent and agreed to by the Borrower, completed to the reasonable satisfaction of the Agent, and such other documentation and information as the Agent may reasonably request. In the event of any irreconcilable difference or inconsistency between this Agreement and an Application, the provisions of this Agreement shall govern. Upon receipt of a properly completed and executed Borrowing Request and Application and any other reasonably requested documents or information at least two (2) Business Days prior to any requested issuance date, the Agent will process such Borrowing Request and Application in accordance with its customary procedures and issue the requested Letter of Credit on the requested issuance date. The Borrower may cancel any requested issuance of a Letter of Credit prior to the issuance thereof without the incurrence of any fee, charge or expense. The Agent will notify each Lender of the amount and expiration date of each Letter of Credit it issues promptly upon issuance thereof. Each Letter of Credit (except for up to $5,000,000 in aggregate face amounts of Letters of Credit) shall have an expiration date no later than one (1) year from the date of issuance thereof, provided that in no event shall a Letter of Credit have an expiration date later than four (4) Business Days before the Maturity Date. If the Agent issues any Letters of Credit with expiration dates that automatically extend unless the Agent gives notice that the expiration date will not so extend, the Agent will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such Letter of Credit if so extended would be later than four (4) Business Days before the Maturity Date, (ii) the Commitment Termination Date shall have occurred, (iii) an Event of Default has occurred and is continuing, or (iv) the Agent is so directed by the Borrower. The Agent agrees to issue amendments to any Letter of Credit increasing its amount, or extending its expiration date, at the request of the Borrower subject to the conditions precedent for all Loans of
Section 4.2 and the other terms and conditions of this Section 2.2.

             (c)    The Borrower's Reimbursement Obligations.

                    (i) The Borrower hereby irrevocably and unconditionally agrees to reimburse the Agent, for the benefit of the Lenders, for each payment or disbursement made by the Agent to settle its obligations under any draft drawn under a Letter of Credit (each, a "Reimbursement Obligation") within two
(2) Business Days from when such draft is paid with either funds not borrowed hereunder or with a Borrowing subject to Section 2.4 and the other terms and conditions contained in this Agreement. The Reimbursement Obligation shall bear interest (which the Borrower hereby promises to pay) from and after the date such draft is paid until (but excluding the date) the Reimbursement Obligation is paid at the lesser of the Highest Lawful Rate or the Base Rate plus the Applicable Margin so long as the Reimbursement Obligation shall not be past due, and thereafter at the default rate per annum as set forth in Section 2.7(c), whether or not the Maturity Date shall have occurred. If any such payment or disbursement is reimbursed to the Agent after 2:00 p.m. on the date such payment or disbursement is made by the Agent, interest shall be paid on the reimbursable amount for one (1) day. The Agent shall give the Borrower notice of any drawing on a Letter of Credit within one (1) Business Day after such drawing is paid.

                    (ii) The Borrower agrees for the benefit of the Agent and each Lender that, notwithstanding any provision of any Application, the obligations of the Borrower under this Section 2.2(c) and each applicable Application shall be absolute, unconditional and irrevocable (subject to Section 2.2(b)) and shall be performed strictly in accordance with the terms of this Agreement and each applicable Application under all circumstances whatsoever INCLUDING, BUT NOT LIMITED TO, ANY DEFENSE BASED UPON THE AGENT'S OR ANY LENDER'S OWN SIMPLE OR CONTRIBUTORY NEGLIGENCE (other than the defense of payment in accordance with this Agreement or a defense based on the gross negligence or willful misconduct of the Agent or any Lender), including, without limitation, the following circumstances (subject in all cases to the defense of payment in accordance with this Agreement or a defense based on the gross negligence or willful misconduct of the Agent or any Lender):

                            (1) any lack of validity or enforceability of any of the L/C Documents;

                            (2) any amendment or waiver of or any consent to depart from all or any of the provisions of any of the L/C Documents;

                            (3) the existence of any claim, setoff, defense or other right the Borrower or any Subsidiary may have at any time against a beneficiary of a Letter of Credit (or any Person for whom a beneficiary may be acting), the Agent, any Lender or any other Person, whether in connection with this Agreement, another L/C Document or any unrelated transaction;

                            (4) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, provided that the Agent's determination that documents presented under the Letter of Credit comply with the terms thereof did not constitute gross negligence or willful misconduct of the Agent;

                            (5) payment by the Agent under a Letter of Credit against presentation to the Agent of a draft or certificate that does not comply with the terms of the Letter of Credit, provided that the Agent's determination that documents presented under the Letter of Credit comply with the terms thereof did not constitute gross negligence or willful misconduct of the Agent; or

                            (6) any other act or omission to act or delay of any kind by the Agent, any Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section 2.2(c), constitute a legal or equitable discharge of the Borrower's obligations hereunder or under any L/C Document, provided that such act or omission of the Agent did not constitute gross negligence or willful misconduct of the Agent or any Lender.

             (d) The Participating Interests. Each Lender severally and not jointly agrees to purchase from the Agent, and the Agent hereby agrees to sell to each Lender, an undivided percentage participating interest, to the extent of its Percentage, in each Letter of Credit issued by, and Reimbursement Obligation owed to, the Agent in connection with a Letter of Credit. Upon any failure by the Borrower to pay any Reimbursement Obligation in connection with a Letter of Credit at the time required in Sections 2.2(c) and 2.4(c), or if the Agent is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment by the Borrower of any Reimbursement Obligation in connection with a Letter of Credit, the Agent shall promptly give notice of same to each Lender, and the Agent shall have the right to require each Lender to fund its participation in such Reimbursement Obligation. Each Lender (except the Agent to the extent it is also a Lender) shall pay to the Agent an amount equal to each Lender's Percentage of such unpaid or recaptured Reimbursement Obligation not later than the Business Day it receives notice from the Agent to such effect, if such notice is received before 2:00 p.m., or not later than the following Business Day if such notice is received after such time. If a Lender fails to pay timely such amount to the Agent, it shall also pay to the Agent interest on such amount accrued from the date payment of such amount was made by the Agent to the date of such payment by the Lender at a rate per annum equal to the Federal Funds Rate in effect for each such day, and only after such payment shall such Lender be entitled to receive its Percentage of each payment received on the relevant Reimbursement Obligation and of interest paid thereon. If any such Lender fails to pay such amount to the Agent, any payments made by the Borrower with respect to the relevant Reimbursement Obligation shall first be applied by the Agent to the unfunded participation in such Reimbursement Obligation before any other Lenders receive any payments or proceeds. The Agent will thereafter pay each Lender its Percentage of each payment received by it relating to that for which such Lender has funded its Percentage, from the date of funding. THE SEVERAL OBLIGATIONS OF THE LENDERS TO THE AGENT UNDER THIS SECTION 2.2(D) SHALL BE ABSOLUTE, IRREVOCABLE AND UNCONDITIONAL UNDER ANY AND ALL CIRCUMSTANCES WHATSOEVER AND SHALL NOT BE SUBJECT TO ANY SETOFF, COUNTERCLAIM OR DEFENSE TO PAYMENT ANY LENDER MAY HAVE OR HAVE HAD AGAINST THE BORROWER, THE AGENT, ANY OTHER LENDER OR ANY OTHER PERSON WHATSOEVER INCLUDING, BUT NOT LIMITED TO, ANY DEFENSE BASED ON THE FAILURE OF THE DEMAND FOR PAYMENT UNDER THE LETTER OF CREDIT TO CONFORM TO THE TERMS OF SUCH LETTER OF CREDIT OR THE LEGALITY, VALIDITY, REGULARITY OR ENFORCEABILITY OF SUCH LETTER OF CREDIT AND INCLUDING, BUT NOT LIMITED TO, THOSE RESULTING FROM THE AGENT'S OWN SIMPLE OR CONTRIBUTORY NEGLIGENCE. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any subsequent reduction or termination of any Commitment of a Lender, and each payment by a Lender under Section 2.2 shall be made without any offset, abatement, withholding or reduction whatsoever.

     Section 2.3 Types of Loans and Minimum Borrowing Amounts. Borrowings of Revolving Loans may be outstanding as either Base Rate Loans or LIBOR Loans, as selected by the Borrower pursuant to Section 2.4. Borrowings of Agent Loans may be outstanding only as Base Rate Loans. All Borrowings of LIBOR Loans advanced on the Initial Borrowing Date shall be advanced as Base Rate Loans unless a notice for a requested LIBOR Loan has been given pursuant to Section 2.4(a) by 11:00 a.m. at least two (2) Business Days before the Initial Borrowing Date and indemnification has been provided to the Lenders in connection therewith in the event the Initial Borrowing Date does not occur on the date requested. Each Borrowing of Base Rate Loans shall be in an amount of not less than $250,000 and each Borrowing of LIBOR Loans shall be in an amount of not less than $500,000.

     Section 2.4    Manner of Borrowing.

             (a)    Notice to the Agent.  Subject to the limitations in
Section 2.3, the Borrower shall give notice to the Agent by no later than 11:00 a.m. at least two (2) Business Days before the date on which the Borrower requests the Lenders or the Agent, as applicable, to advance a Borrowing of LIBOR Loans and on the date the Borrower requests the Lenders or the Agent, as applicable, to advance a Borrowing of Base Rate Loans pursuant to a duly executed Borrowing Request, and the Agent shall promptly give the Lenders notice thereof.

             (b) Selection of Interest Periods. The Borrower may select multiple Interest Periods for the Revolving Loans constituting any particular Borrowing, provided that at no time shall the number of different Interest Periods for outstanding LIBOR Loans exceed eight (8). The Revolving Loans included in each Borrowing shall bear interest initially at the type of rate specified in the Borrowing Request with respect thereto. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to Section 2.3's minimum amount requirement for each outstanding Borrowing, a portion thereof, as follows: (i) if such Borrowing is of LIBOR Loans, the Borrower may continue part or all of such Borrowing as LIBOR Loans for an Interest Period specified by the Borrower or convert part or all of such Borrowing into Base Rate Loans on the last day of the Interest Period applicable thereto, or the Borrower may earlier convert part or all of such Borrowing into Base Rate Loans so long as it pays the breakage fees and funding losses provided in Section 2.12 and all interest accrued on such Borrowing, and (ii) if such Borrowing is of Base Rate Loans, the Borrower may convert all or part of such Borrowing into LIBOR Loans for an Interest Period specified by the Borrower on any Business Day. Notices of the continuation of a Borrowing of LIBOR Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of LIBOR Loans into Base Rate Loans or of Base Rate Loans into LIBOR Loans must be given by no later than 11:00 a.m. at least two (2) Business Days before the date of the requested continuation or conversion. The Borrower shall give such notices concerning the advance, continuation, or conversion of a Borrowing by telephone or facsimile (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing) pursuant to a Borrowing Request which shall specify the date of the requested advance, continuation or conversion (which shall be a Business Day), the amount of the requested Borrowing, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of LIBOR Loans, the Interest Period applicable thereto. The Borrower agrees that the Agent and each Lender may rely on any such telephonic or facsimile notice given by any person it in good faith believes is an authorized representative of the Borrower without the necessity of independent investigation and that, if any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Agent or any Lender has acted in reliance thereon.

             (c) Borrower's Failure to Notify. If the Borrower fails to give notice pursuant to Section 2.4(a) or (b) of (i) the continuation or conversion of any outstanding principal amount of a Borrowing of LIBOR Loans or of (ii) a Borrowing of Loans to pay outstanding Reimbursement Obligations, as applicable, and has not notified the Agent by 11:00 a.m. at least two (2) Business Days before the last day of the Interest Period for such Borrowing of LIBOR Loans or by 11:00 a.m. on the day such Reimbursement Obligation becomes due that it intends to repay such Borrowing or such Reimbursement Obligation with funds not borrowed hereunder, the Borrower shall be deemed to have requested, (x) the continuation of such Borrowing as a LIBOR Loan with an Interest Period of one
(1) month, or (y) the advance of a new Borrowing of Base Rate Loans on such day in the amount of the Reimbursement Obligation then due, which Borrowing shall be deemed to have been funded on such day to pay the Reimbursement Obligation then due, in each case so long as no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Borrowing but otherwise disregarding the conditions to a Borrowing set forth in Section 4.2. Upon the occurrence and during the continuance of any Event of Default, (i) each LIBOR Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan and (ii) the obligation of the Lenders to make, continue or convert Loans into LIBOR Loans shall be suspended.

             (d) Funding and Disbursement of Loans. Not later than 1:00 p.m. on the date of any requested advance of a new Borrowing of Revolving Loans, each Lender, subject to all other provisions hereof, shall make available its Revolving Loan comprising its ratable share of such Borrowing in funds immediately available in Houston, Texas for the benefit of the Agent and according to the disbursement instructions of the Agent. The Agent shall make the proceeds of each such Borrowing, and each Agent Loan which the Agent makes, in its sole discretion, available in immediately available funds to the Borrower on the date of any requested advance of a new Borrowing by 2:00 p.m. No Lender shall be responsible to the Borrower for any failure by another Lender to fund its portion of a Borrowing, and no such failure by a Lender shall relieve any other Lender from its obligation, if any, to fund its portion of a Borrowing.

             (e) Agent Reliance on Lender Funding. Unless the Agent shall have been notified by a Lender before the date on which such Lender is scheduled to make payment to the Agent of the proceeds of a Revolving Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Agent may assume that such Lender has made such payment when due and in reliance upon such assumption may (but shall not be required to) make available to the Borrower the proceeds of the Revolving Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Agent, such Lender shall, on demand, pay to the Agent the amount made available to the Borrower attributable to such Lender together with interest thereon for each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Agent at a rate per annum equal to the interest rate attributable to the relevant

Revolving Loan. If such amount is not received from such Lender by the Agent immediately upon demand, the Borrower will, on demand, repay to the Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Revolving Loan. Nothing in this Section 2.4(e) shall be deemed to relieve any Lender from its obligations to fund its Commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

     Section 2.5 Interest Periods. As provided in Section 2.4(a) and (b), at the time of each request for the advance or continuation of, or conversion into, a Borrowing of LIBOR Loans, the Borrower shall select an Interest Period applicable to such LIBOR Loans from among the available options subject to the limitations in Section 2.4(a); provided, however, that:

             (a) the Borrower may not select an Interest Period for a Borrowing of LIBOR Loans that extends beyond the Maturity Date;

             (b) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall either be (i) extended to the next succeeding Business Day, or (ii) reduced to the immediately preceding Business Day if the next succeeding Business Day is in the next calendar month; and

             (c) for purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no such numerically corresponding day in the month in which an Interest Period is to end or if such Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

     Section 2.6    Interest Payments.

             (a) Base Rate Loans. Each Base Rate Loan shall bear interest (computed on the basis of a 365/366-day year and actual days elapsed, excluding the date of repayment) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) or conversion to a LIBOR Loan in accordance with Section 2.4(b) hereof, at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) with respect to Revolving Loans, the sum of the Base Rate from time to time in effect plus the Applicable Margin, or with respect to Agent Loans, the sum of the Base Rate from time to time in effect minus 0.625%, payable in arrears on each Interest Payment Date for such Loan and at maturity (whether by acceleration or otherwise) or conversion to a LIBOR Loan in accordance with Section 2.4(b).

             (b) LIBOR Loans. Each LIBOR Loan shall bear interest (computed on the basis of a 360-day year and actual days elapsed, excluding the date of repayment) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) or conversion to a Base Rate Loan in accordance with Section 2.4(b) hereof, at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) the sum of the Adjusted

LIBOR Rate plus the Applicable Margin, payable in arrears on each Interest Payment Date for such Loan and at maturity (whether by acceleration or otherwise) or conversion to a Base Rate Loan in accordance with Section 2.4(b).

             (c) Rate Determinations. The Agent shall determine each interest rate applicable to the Loans and Reimbursement Obligations hereunder (including the Applicable Margin, determined as set forth in the definition thereof) and such determination shall be conclusive and binding except in the case of the Agent's manifest error or willful misconduct. The Agent shall give prompt telephonic, telex or facsimile notice to the Borrower and each Lender (in the case of Revolving Loans) of the interest rate applicable to each Loan or Reimbursement Obligation (but, if such notice is given by telephone, the Agent shall confirm such rate in writing) promptly after the Agent has made such determination.

     Section 2.7 Default Rates. If any payment of principal on any Loan is not made when due after the expiration of the grace period therefor provided in
Section 7.1 (whether by acceleration or otherwise), such Loan shall bear interest (computed on the basis of a year of 360, 365 or 366 days, as applicable, and actual days elapsed) from the date such payment was due until such principal then due is paid in full, payable on demand, at a rate per annum equal to:

             (a) for any Base Rate Loan which is a Revolving Loan the lesser of (i) the Highest Lawful Rate, or (ii) the sum of two percent (2%) per annum plus the Base Rate from time to time in effect (but not less than the Base Rate in effect at maturity) plus the Applicable Margin;

             (b) for any LIBOR Loan the lesser of (i) the Highest Lawful Rate, or (ii) the sum of two percent (2%) per annum plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period for such Loan and, thereafter, at a rate per annum equal to the sum of two percent (2%) per annum plus the Base Rate from time to time in effect (but not less than the Base Rate in effect at maturity) plus the Applicable Margin;

             (c) for any unpaid Reimbursement Obligations, the lesser of (i) the Highest Lawful Rate, or (ii) the sum of two percent (2%) per annum plus the Base Rate from time to time in effect (but not less than the Base Rate in effect at maturity) plus the Applicable Margin; and

             (d)    for any Base Rate Loan which is an Agent Loan, the lesser of
(i) the Highest Lawful Rate, or (ii) the sum of two percent (2%) per annum plus the Base Rate from time to time in effect (but not less than the Base Rate in effect at maturity) minus 0.625%.

It is the intention of the Agent and each Lender to conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or the Loans or the Reimbursement Obligations would be usurious as to the Agent or the Lenders under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to the Agent or such Lender notwithstanding the other provisions of this Agreement, the Notes or any other Credit Document), then, in that event, notwithstanding anything to the contrary in this Agreement, the Notes or any other Credit Document, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under laws applicable to the Lenders that is contracted for, taken, reserved, charged or received by the Lenders under this Agreement, the Notes or any other Credit Document or otherwise shall under no circumstances exceed the Highest Lawful Rate, and any excess shall be credited by the applicable Lender on the principal amount of the applicable Note or to the Reimbursement Obligations (or, if the principal amount of such Note and all Reimbursement Obligations owed to such Lender shall have been paid in full, refunded by such Lender to the Borrower); (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder or holders thereof resulting from any Event of Default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under laws applicable to the Lenders may never include more than the Highest Lawful Rate, and excess interest, if any, provided for in this Agreement, the Notes, any other Credit Document or otherwise shall be automatically canceled by the applicable Lenders as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the applicable Lenders on the principal amount of the applicable Notes or Reimbursement Obligations (or if the principal amounts thereof shall have been paid in full, refunded by the applicable Lender to the Borrower); and (iii) if at any time the interest provided hereunder, together with any other fees payable pursuant to this Agreement, the Notes or any other Credit Document and deemed interest under applicable law, exceeds the amount that would have accrued at the Highest Lawful Rate, the amount of interest and any such fees to accrue to the Lenders hereunder and thereunder shall be limited to the amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions shall not reduce the interest to accrue to the Lenders hereunder and thereunder below the Highest Lawful Rate until the total amount of interest accrued pursuant hereto and thereto and such fees deemed to be interest equals the amount of interest which would have accrued to the Lenders if a varying rate per annum equal to the interest hereunder had at all times been in effect plus the amount of fees which would have been received but for the effect of this Section 2.7. The Agent and the Lenders hereby elect to determine the applicable rate ceiling under Section 303.201 of the Texas Finance Code Ann. (Vernon 1998) by the weekly rate ceiling from time to time in effect, subject to the Agent's and the Lenders' right subsequently to change such method in accordance with applicable law. In the event the Loans and all Reimbursement Obligations are paid in full by the Borrower prior to the Maturity Date and the interest received for the actual period of the existence of the Loans or the Reimbursement Obligations exceeds the Highest Lawful Rate, the applicable Lenders shall refund to the Borrower the amount of the excess or shall credit the amount of the excess against amounts owing under the Loans and none of the Lenders shall be subject to any of the penalties provided by law for contracting for, taking, reserving, charging or receiving interest in excess of the Highest Lawful Rate. The provisions of Chapter 346 of Tex. Finance Code Ann. (Vernon 1998), regulating certain revolving credit accounts shall not apply to this Agreement or any of the Notes.

     Section 2.8 Maturity of Loans. Each Revolving Loan, together with accrued and unpaid interest thereon and all other fees then due and owing under any Credit Document, shall mature and become due and payable on the Maturity Date. Each Agent Loan, together with accrued and unpaid interest thereon, shall mature and become due and payable five (5) days after the date of such Agent Loan, provided that all such Agent Loans shall mature and become due and payable no later than the Maturity Date.

     Section 2.9 Optional Prepayments. The Borrower shall have the privilege of prepaying the Loans without premium or penalty in whole or in part at any time. If the Borrower is prepaying LIBOR Loans, it shall give to the Agent notice of such prepayment no later than 11:00 a.m. at least two (2) Business Days before the proposed prepayment date. All prepayments of Loans shall be accompanied by accrued interest thereon, together with, if such Loans being prepaid are LIBOR Loans, any applicable breakage fees and funding losses pursuant to Section 2.12. The Borrower may direct the application of any optional prepayment hereunder to the Base Rate Loans or LIBOR Loans outstanding.

     Section 2.10 Mandatory Prepayments of Loans. If the aggregate principal amount of outstanding Loans and L/C Obligations shall at any time for any reason exceed the Commitment Amount then in effect, the Borrower shall, immediately and without notice or demand, pay the amount of such excess to the Agent for the ratable benefit of the Lenders as a prepayment of the Loans and, if all Loans have been paid, a pre-funding of Letters of Credit pursuant to the provisions of
Section 7.4. Any mandatory prepayment of Loans pursuant hereto shall not be limited by the notice provision for prepayments set forth in Section 2.9, but immediately upon determining the need to make any such prepayment, the Borrower shall notify the Agent of such required prepayment. Each such prepayment shall be accompanied by a payment of all accrued and unpaid interest on the Loans prepaid and any applicable breakage fees and funding losses pursuant to
Section 2.12.

     Section 2.11 The Notes. The Revolving Loans outstanding to the Borrower from the Lenders (and, with respect to the Agent, any Agent Loans outstanding to the Borrower) shall be evidenced by promissory notes of the Borrower payable to each of the Lenders and the Agent in the form of Exhibit 2.11 (such promissory notes, together with any replacements thereof, the "Notes"). Each holder of a Note shall record on its books and records or on a schedule to the Note the amount of each Loan outstanding from it to the Borrower, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan and, if a LIBOR Loan, the Interest Period and interest rate applicable thereto. Such record, whether shown on the books and records of a holder of a Note or on a schedule to its Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any holder to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans outstanding to it hereunder, together with accrued interest thereon. At the request of any holder of a Note and upon such holder tendering to the Borrower the Note to be replaced, the Borrower shall furnish a new Note to such holder to replace any outstanding Note and at such time the first notation appearing on the schedule on the reverse side of, or attached to, such new Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

     Section 2.12 Breakage Fees. If any Lender incurs any loss, cost or expense (excluding any loss of anticipated profit, but including, without limitation, any loss, cost, expense or premium reasonably incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to the Lenders) as a result of any of the following events other than any such occurrence as a result of a change of circumstance described in Sections 8.1 or 8.2:

                    (i) any payment, prepayment or conversion of a LIBOR Loan on a date other than the last day of its Interest Period (whether by acceleration, prepayment or otherwise);

                    (ii) any failure to make a principal payment of a LIBOR Loan on the due date therefor; or

                    (iii) any failure by the Borrower to borrow, continue, prepay or convert to a LIBOR Loan on the date specified in a notice given pursuant to Section 2.4(a) or (b) (other than by reason of a default of a Lender), then the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower a certificate executed by an officer of such Lender setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense)no later than 120 days after the event giving rise to the claim for compensation, and the amounts shown on such certificate shall be conclusive and binding absent manifest error. Within ten (10) days of receipt of such certificate, the Borrower shall pay to such Lender such amount as will compensate such Lender for such loss, cost or expense as provided herein, unless such Lender has failed to timely give notice to the Borrower of such claim for compensation as provided herein, in which event the Borrower shall no longer be obligated to pay such claim.

     Section 2.13 Commitment Terminations. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days' prior and irrevocable written notice to the Agent, to terminate or reduce the Commitments without premium or penalty, in whole or in part, any partial termination to be
(i) in an amount not less than $1,000,000 as determined by the Borrower, and
(ii) allocated ratably among the Lenders in proportion to their respective Commitments, as applicable; provided that the Commitment Amount may not be reduced to an amount less than the sum of the aggregate principal amount of outstanding Loans plus the aggregate outstanding L/C Obligations, after giving effect to payments on such proposed termination or reduction date, unless the Borrower provides to the Lenders or the Agent, as applicable, cash collateral in an amount sufficient to cover such shortage or back-to-back letters of credit from a financial institution satisfactory to all of the Lenders in an amount equal to the undrawn face amount of any applicable outstanding Letters of Credit with an expiry date of at least five (5) days after the expiry date of any applicable Letter of Credit and which provide that the Lenders may make a drawing thereunder in the event that it pays a drawing under such Letter of Credit. Any termination of the Commitments pursuant to this Section 2.13 is permanent and may not be reinstated. The Agent shall give prompt notice to each Lender of any such termination of the Commitments.

SECTION 3.  FEES AND PAYMENTS.

     Section 3.1    Fees.

             (a) Commitment Fee. For the period from the Effective Date to and including the Commitment Termination Date the Borrower shall pay to the Agent for the ratable account of the Lenders, a commitment fee (computed on a basis of a 365/366-day year and actual days elapsed) on an amount equal to the average daily difference between (i) the sum of the Commitment Amount plus the outstanding principal amount of the Agent Loans and (ii) the outstanding Revolving Loans and L/C Obligations, such commitment fee to be calculated, for any day, at such times as the relevant Funded Debt to EBITDA Ratio is in one of the following ranges, based upon the percentage per annum set forth opposite such Funded Debt to EBITDA Ratio set forth below times such amount:

     Funded Debt to EBITDA Ratio                     Commitment Fee
     ---------------------------                     --------------
     Less than or equal to 1.5 to 1.0                      0.175%

     Greater than 1.5 to 1.0 but less
     than or equal to 1.75 to 1.0                          0.200%

     Greater than 1.75 to 1.0 but less
     than or equal to 2.25 to 1.0                          0.250%

     Greater than 2.25 to 1.0 but less
     than or equal to 2.75 to 1.0                          0.250%

     Greater than 2.75 to 1.0                              0.300%

For the period from the Effective Date through the earlier of the date the Borrower is to provide the Agent with the financial statements for the fiscal quarter ended March 31, 1999, as required by Section 6.6(a)(i) or the date such financial statements are provided to the Agent, the commitment fee percentage shall be 0.20%, provided that the commitment fee shall increase (but not decrease) according to the above grid, if applicable, as of the date one (1) Business Day after the earlier of the date the financial statements are required to be provided or the date such financial statements are provided to the Agent for the fiscal quarter ended December 31, 1998; and thereafter, the commitment fee percentage shall be set by the Agent at the same time and in the same manner as the Applicable Margin is set. Such commitment fees shall be payable in arrears commencing on December 31, 1998, and on the last Business Day of each calendar quarter thereafter and on the Maturity Date unless the Commitments are terminated in whole on an earlier date, in which event the commitment fee for the period to but not including the date of such termination shall be paid in whole on the date of such termination.

             (b) Letter of Credit Fees. Commencing upon the date of issuance or extension of any Letter of Credit, the Borrower shall pay to the Agent quarterly in arrears (pro rated, if necessary for any portion of such quarter) for the ratable account of the Lenders a non-refundable fee for any Letter of Credit equal to the greater of
(x) $125 per quarter, or (y) the face amount of such Letter of Credit times the Applicable Margin for LIBOR Loans, calculated on the basis of a 365/366-day year and actual days in the period and based on the then scheduled expiry date of the Letter of Credit. Thereafter, such fees shall be payable by the Borrower in arrears on the last Business Day of each calendar quarter of each year commencing with the next succeeding calendar quarter, with the last such payment on the date any such Letter of Credit expires. In addition, the Borrower shall pay to the Agent solely for the Agent's account, in connection with each Letter of Credit, reasonable administrative and amendment fees and expenses for letters of credit established by the Agent from time to time in accordance with its customary practices and as agreed between the Agent and the Borrower and a 1/8% fronting fee of 1% of the face amount of each Letter of Credit.

             (c) Agent Fees. The Borrower shall pay to each of the Agent and the Arranger the fees agreed to between the Agent, the Arranger and the Borrower pursuant to the Fee Letter, and any other fees from time to time agreed to by the Borrower and the Agent.

     Section 3.2 Place and Application of Payments. All payments of principal of and interest on the Loans and the Reimbursement Obligations and all other amounts payable by the Borrower under the Credit Documents shall be made by the Borrower to the Agent by no later than 2:00 p.m. on the due date thereof at the office of the Agent in Houston, Texas (or such other location as the Agent may designate to the Borrower). Any payments received by the Agent from the Borrower after 2:00 p.m. shall be deemed to have been received on the next Business Day.

     Section 3.3    Withholding Taxes.

             (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 3.3(b), each payment by the Borrower to the Agent or any Lender under this Agreement or any other Credit Document shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which the Borrower is domiciled, any jurisdiction from which the Borrower makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein, excluding, in the case of each Lender and the Agent, taxes, assessments or other governmental charges

                    (i) imposed on, based upon, or measured by its income, and branch profits, franchise and similar taxes imposed on it, by any jurisdiction in which the Agent or such Lender, as the case may be, is incorporated or maintains its principal place of business or Lending Office or which subjects the Agent or such Lender to tax by reason of a connection between the taxing jurisdiction and the Agent or such Lender (other than a connection resulting from the transactions contemplated by this Agreement);

                    (ii) imposed as a result of a connection between the taxing jurisdiction and the Agent or such Lender, as the case may be, other than a connection resulting from the transactions contemplated by this Agreement;

                    (iii) imposed as a result of the transfer by such Lender of its interest in this Agreement or any other Credit Document or a designation by such Lender (other than pursuant to Section 3.3(d) hereof) of a new Lending Office (other than taxes imposed as a result of any change in treaty, law or regulation after such transfer of the Lender's interest in this Agreement or any Credit Document or designation of a new Lending Office);

                    (iv) imposed by the United States of America upon a Lender organized under the laws of a jurisdiction outside of the United States, except to the extent that such tax is imposed or increased as a result of any change in applicable law, regulation or treaty (other than any addition of or change in any "anti-treaty shopping," "limitation of benefits," or similar provision applicable to a treaty) after the Effective Date hereof, in the case of each Lender originally a party hereto or, in the case of any Purchasing Lender (as defined in Section 10.10), after the date on which it becomes a Lender;

                    (v) which would not have been imposed but for (a) the failure of the Agent or any Lender, as the case may be, to provide (x) an Internal Revenue Service Form 1001 or 4224, as the case may be, or any substitute or successor form prescribed by the Internal Revenue Service pursuant to Section 3.3(b) below, or (y) any other certification, documentation or proof which is reasonably requested by the Borrower, or (b) a determination by a taxing authority or a court of competent jurisdiction that a certification, documentation or other proof provided by such Lender or the Agent to establish an exemption from such tax, assessment or other governmental charge is false

(all such non-excluded taxes, assessments or other governmental charges and liabilities being hereinafter referred to as "Indemnified Taxes"). If any such withholding is so required, the Borrower shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by the Agent and each Lender is free and clear of such Indemnified Taxes (including Indemnified Taxes on such additional amount) and is equal to the amount that the Agent or such Lender (as the case may be) would have received had such withholding not been made. If the Agent or any Lender pays any amount in respect of any Indemnified Taxes, penalties or interest, the Borrower shall reimburse the Agent or that Lender for the payment on demand in the currency in which such payment was made. If the Borrower pays any Indemnified Taxes, penalties or interest, it shall deliver official tax receipts evidencing the payment or certified copies thereof, or other satisfactory evidence of payment if such tax receipts have not yet been received by the Borrower (with such tax receipts to be promptly delivered when actually received), to the Agent or the Lender on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) within fifteen (15) days of such payment.

             (b) U.S. Withholding Tax Exemptions. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Agent on or before the Effective Date, two duly completed and signed copies of either Form 1001 (entitling such Lender to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Credit Documents) or

Form 4224 (relating to all amounts to be received by such Lender, including fees, pursuant to the Credit Documents) of the Internal Revenue Service. Thereafter and from time to time, each Lender shall submit to the Borrower and the Agent such additional duly completed and signed copies of one or the other of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) notified by the Borrower, directly or through the Agent, to such Lender, and (ii) required under then-current United States law or regulations to avoid United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Credit Documents. Upon the request of the Borrower, each Lender that is a United States person shall submit to the Borrower a certificate to the effect that it is such a United States person. Each such Lender shall make written demand on the Borrower for indemnification or compensation hereunder not later than 120 days after the earlier of (i) the date on which such Lender or Agent makes payment of Indemnified Taxes, or (ii) the date on which the relevant taxing authority or other governmental authority makes written demand upon such Lender or the Agent for payment of Indemnified Taxes; provided that any failure of a Lender or the Agent to give the Borrower timely notice as provided herein shall not relieve the Borrower of any obligation which it has to pay such claim for compensation for such indemnification.

             (c) Inability of Lender to Submit Forms. If any Lender determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower or the Agent any form or certificate that such Lender is obligated to submit pursuant to Section 3.3(b) or that such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Borrower and the Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

             (d) Refund of Taxes. If any Lender or the Agent receives a refund of any Indemnified Tax or any tax referred to in Section 10.3 with respect to which the Borrower has paid any amount pursuant to this Section 3.3 or Section 10.3, such Lender or the Agent shall pay the amount of such refund (including any interest received with respect thereto) to the Borrower.

SECTION 4.  CONDITIONS PRECEDENT.

     Section 4.1 Conditions Precedent to Initial Borrowing. The obligation of each Lender to advance the initial Loans hereunder and of the Agent to issue any Letter of Credit on the Initial Borrowing Date is subject to the following conditions precedent, all in form and substance satisfactory to the Lenders (and which shall be evidenced by the making of such Loan(s) and, if applicable, the issuance of such Letter(s) of Credit) and in sufficient number of signed counterparts, where applicable, to provide one for each Lender (except for the Notes, of which only one original shall be signed for each Lender):

             (a)    The Agent shall have received:

                    (i)     Notes.  The duly executed Notes of the Borrower;

                    (ii) Subsidiary Guaranties. The duly executed Subsidiary Guaranties of each of the Guarantors in substantially the form of Exhibit 4.1A;

                    (iii) Stock Pledge Agreements. The duly executed Stock Pledge Agreements of each of the Borrower, NorAm Telecommunications, Inc., Spalj Construction Co. and Underground Construction Company in substantially the form of Exhibit 4.1B, together with the original stock certificates referenced therein and undated stock powers executed in blank with respect to each such stock certificate;

                    (iv) Security Agreements. The Security Agreements of the Borrower and each of the Guarantors in substantially the form of Exhibit 4.1C;

                    (v) UCC-1 Financing Statements. The duly executed UCC-1 Financing Statements of each of the Borrower and the Guarantors with respect to the stock referenced in the Stock Pledge Agreements, to the extent applicable, and the Collateral referenced in the Security Agreements;

                    (vi) Certificate of Officers of Borrower and Guarantors. A certificate of the Secretary or Assistant Secretary and the President or Vice President of each of the Borrower and the Guarantors containing specimen signatures of the persons authorized to execute Credit Documents on such Person's behalf or any other documents provided for herein, together with (x) copies of resolutions of the Board of Directors of such Person authorizing the execution and delivery of the Credit Documents and of all other legal documents or proceedings taken by such Person in connection with the execution and delivery of the Credit Documents, and (y) copies of such Person's Certificate or Articles of Incorporation, certified by the Secretary of State of such Person's jurisdiction of organization, and Bylaws (to the extent not previously provided to the Agent or if amended since August 3, 1998);

                    (vii) Certificates of Existence and Good Standing. Certificates of existence and good standing from the appropriate governing agency of the Borrower's jurisdiction of organization and of all jurisdictions where the Borrower is authorized to do business;

                    (viii) Fees. Payment of all fees and all expenses incurred through the Effective Date then due and owing to the Agent and the Arranger pursuant to this Agreement and the Fee Letter;

                    (ix) Consents. Certified copies of all documents evidencing any necessary consents and governmental approvals taken or obtained by the Borrower and the Guarantors with respect to the Credit Documents;

                    (x) Financial Condition Certificate. A certificate of the principal financial officer of the Borrower in substantially the form of
Exhibit 4.1D;

                    (xi) Financial Projections. Annual financial projections of the Borrower for a period of five (5) years from and after the Effective Date;

                    (xii) Opinion of Counsel. The opinion of Brad Eastman, General Counsel to the Borrower and the Guarantors covering such matters as the Lenders may reasonably require; and

                    (xiii) Other Documents. Such other documents as the Lenders may reasonably request.

             (b) All legal matters incident to the execution and delivery of the Credit Documents shall be reasonably satisfactory to the Lenders.

     Section 4.2 Conditions Precedent to all Borrowings. In the case of each advance of a Borrowing hereunder (including the issuance of, increase in the amount of, or extension of the expiry date of, a Letter of Credit and the initial Borrowing hereunder but excluding the Revolving Loans to be made as required by Section 2.1(b)):

             (a) Notices. In the case of a Borrowing, the Agent shall have received the Borrowing Request required by Section 2.4, and in the case of the issuance, extension or increase of a Letter of Credit, the Agent shall have received a duly completed Borrowing Request and Application for such Letter of Credit meeting the requirements of Section 2.2;

             (b) Representations and Warranties True and Correct. Each of the representations and warranties of the Borrower and its Subsidiaries set forth herein and in the Credit Documents shall be true and correct in all material respects as of the time of such new Borrowing, except as a result of the transactions expressly permitted hereunder or thereunder and except to the extent that any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date;

             (c) No Default. No Default or Event of Default shall have occurred and be continuing or would occur as a result of such Borrowing;

             (d) New Litigation and Changes in Pending Litigation. Since the Effective Date, no new litigation (including, without limitation, derivative or injunctive actions), arbitration proceedings or governmental proceedings shall be pending or known to be threatened against the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; and no material development (whether or not disclosed) shall have occurred in any litigation (including, without limitation, derivative or injunctive actions), arbitration proceedings or governmental proceedings previously disclosed, which could reasonably be expected to have a Material Adverse Effect;

             (e) Regulation U; Other Laws. The Borrowings to be made by the Borrower shall not result in either the Borrower or the Agent or any Lender being in non-compliance with or in violation of Regulation U of the Board of Governors of the Federal Reserve System and shall not be prohibited by any other legal requirement (including Regulations T and X of the Board of Governors of the Federal Reserve System) imposed by the banking laws of the United States of America, and shall not otherwise subject the Agent or any Lender to a penalty or other onerous conditions under or pursuant to any legal requirement; and

             (f) No Material Adverse Change. There has occurred no event or effect that has had or could reasonably be expected to have a Material Adverse Effect.

Each request for the advance of a Borrowing and each request for the issuance of, increase in the amount of, or extension of the expiry date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing, or issuance of, increase in the amount of, or extension of the expiry date of, such Letter of Credit that all conditions precedent to such Borrowing have been satisfied or fulfilled unless the Borrower gives to the Agent written notice to the contrary, in which case no Lender shall be required to fund such advances and the Agent shall not be required to issue, increase the amount of or extend the expiry date of such Letter of Credit unless the Majority Lenders shall have previously waived in writing such non-compliance. In the event an Event of Default shall have occurred or be continuing or would occur as a result of such Borrowing, the Borrower may not convert any Base Rate Loan into a LIBOR Loan or continue any LIBOR Loan and may only convert or continue any LIBOR Loan into or as a Base Rate Loan in accordance with Section 2.4(b) hereof and subject to the applicability of the provisions of Section 2.7 regarding default rates of interest, and in such case, any LIBOR Loan which has not been accelerated pursuant to the terms hereof shall automatically convert into a Base Rate Loan at the end of the applicable Interest Period unless prior to such time, any such Event of Default shall have been cured or waived pursuant to the terms hereof. In the event a Default shall have occurred and be continuing or would occur as a result of such Borrowing, the Borrower may only convert any Base Rate Loan or continue any LIBOR Loan into a LIBOR Loan with a one (1) month Interest Period.

SECTION 5.  REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to the Agent and each Lender as follows:

     Section 5.1    Organization.

             (a) The Borrower and each of its Subsidiaries (i) is a duly incorporated and existing corporation (or other Person) in good standing under the laws of the jurisdiction of its organization, (ii) has all necessary corporate power (or comparable power, in the case of a Subsidiary that is not a corporation) to own the property and assets it uses in its business and otherwise to carry on its business as presently conducted, and (iii) is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified could not reasonably be expected to have a Material Adverse Effect.

             (b) As of the date hereof, the Borrower has no Subsidiaries other than the Subsidiaries listed on Schedule 5.1, and the Borrower owns one hundred percent (100%) of each class of capital stock or ownership interests of each such Subsidiary.

     Section 5.2 Power and Authority; Validity. Each of the Borrower and the Guarantors has the corporate (or comparable power, in the case of a Subsidiary that is not a corporation) power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate (or comparable action, in the case of a Subsidiary that is not a corporation) action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each of the Borrower and the Guarantors has duly executed and delivered each such Credit Document and each such Credit Document constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether in a proceeding in equity or at law.

     Section 5.3 No Violation. Neither the execution, delivery nor performance by the Borrower or any of the Guarantors of the Credit Documents to which it is a party nor compliance by any of such Persons with the terms and provisions thereof, nor the consummation by it of the transactions contemplated herein or therein, will (i) contravene any applicable provision of any law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality, except where such contravention could not reasonably be expected to have a Material Adverse Effect, (ii) conflict with or result in any breach of any term, covenant, condition or other provision of, or constitute a default under (except where such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect), or result in the creation or imposition of (or the obligation to create or impose) any Lien other than any Permitted Lien upon any of the property or assets of the Borrower or its Subsidiaries under the terms of any contractual obligation to which the Borrower or any of its Subsidiaries is a party or by which it or any of its properties or assets are bound or to which it may be subject, or (iii) violate or conflict with any provision of the Certificate or Articles of Incorporation or Bylaws or other governance documents, as applicable, of such Person.

     Section 5.4 Litigation. There are no lawsuits (including, without limitation, derivative or injunctive actions), arbitration proceedings or governmental proceedings pending or, to the best knowledge of the Borrower, threatened, involving the Borrower or any of its Subsidiaries except for such lawsuits or other proceedings which could not reasonably be expected to have a Material Adverse Effect and any lawsuits and proceedings disclosed in
Schedule 5.4.

     Section 5.5 Use of Proceeds; Margin Regulations. The proceeds of the Loans may only be used to repay existing Indebtedness, to provide working capital and for general corporate purposes (including the issuance of Letters of Credit) and for Acquisitions. Neither the Borrower nor any of its Subsidiaries are engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds of any Loan will be used to purchase or carry any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve

System), to extend credit for the purpose of purchasing or carrying any "margin stock," or for a purpose which violates Regulations T, U or X of the Board of Governors of the Federal Reserve System.

     Section 5.6 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     Section 5.7 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 5.8 True and Complete Disclosure. All factual information (not including estimated, pro forma financial information and other projections) heretofore or contemporaneously furnished by the Borrower or any of its Subsidiaries in writing to the Agent or the Lenders in connection with any Credit Document or any transaction contemplated therein is, disregarding any updated, corrected, supplemented, superceded or otherwise modified information except as so updated, corrected, supplemented, superceded or otherwise modified and all other such factual information hereafter furnished by any such Persons in writing to the Lenders in connection herewith, any of the other Credit Documents or the Loans will be, true and accurate in all material respects, taken as a whole, on the date of such information and not incomplete by omitting to state any material fact necessary to make the information therein not misleading at such time in light of the circumstances under which such information, taken as a whole, was provided. All estimates, pro forma financial information and projections furnished by the Borrower or any of its Subsidiaries in writing to the Lenders in connection with any Credit Document or any transaction contemplated therein, were prepared by the Borrower in good faith based upon assumptions believed by the Borrower to be reasonable at the time such information was prepared, it being recognized by the Agent and the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

     Section 5.9 Financial Statements. The financial statements heretofore delivered to the Lenders for the fiscal quarter ending June 30, 1998, were prepared in accordance with GAAP, and such financial statements, together with the related notes and schedules, fairly presents the financial position of the Borrower and its Subsidiaries as of the dates thereof and the results of operations for the periods covered thereby, subject to normal year-end adjustments and omission of certain footnotes as permitted by the SEC.

     Section 5.10 No Material Adverse Change. From June 30, 1998, there has occurred no event or effect that has had, or to the best knowledge of the Borrower could reasonably be expected to have, a Material Adverse Effect.

     Section 5.11 Labor Controversies. There are no labor strikes, lock-outs, slow downs, work stoppages or similar events pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

     Section 5.12 Taxes. Except as disclosed on Schedule 5.12, the Borrower and its Subsidiaries have filed all federal tax returns and all other material tax returns required to be filed, and have paid all governmental taxes, rates, assessments, fees, charges and levies (collectively, "Taxes") except such Taxes, if any, as are being contested in good faith and for which reserves have been provided in accordance with GAAP and except where the failure to pay such Taxes could not reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 5.12, no tax liens have been filed and no claims are being asserted for Taxes. Except as disclosed on Schedule 5.12, the charges, accruals and reserves on the books of the Borrower and its Subsidiaries for Taxes and other governmental charges have been determined in accordance with GAAP.

     Section 5.13 ERISA. With respect to each Plan, the Borrower and its Subsidiaries have fulfilled their obligations under the minimum funding standards of, and are in compliance in all material respects with, ERISA and with the Code to the extent applicable to it, and have not incurred any liability under Title IV of ERISA to the PBGC or a Plan other than a liability to the PBGC for premiums under Section 4007 of ERISA, except where such liability could not reasonably be expected to have a Material Adverse Effect. As of the Effective Date, neither the Borrower nor any of its Subsidiaries has any contingent liability with respect to any post-retirement benefits under a welfare plan as defined in ERISA other than liability for continuation coverage described in Part 6 of Title I of ERISA, except where such liability could not reasonably be expected to have a Material Adverse Effect.

     Section 5.14 Consents. All consents and approvals of, and filings and registrations with, and all other actions of, all governmental agencies, authorities or instrumentalities required to consummate the Borrowings hereunder, on the date of each such Borrowing, have been obtained or made and are or will be in full force and effect.

     Section 5.15 Capitalization. All outstanding shares of the Borrower and its Subsidiaries have been duly and validly issued, are fully paid and nonassessable. None of the Borrower's Subsidiaries has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

     Section 5.16 Ownership of Property. The Borrower and its Subsidiaries have good title to or a valid leasehold interest in all of its property except to the extent, in the aggregate, no Material Adverse Effect could reasonably be expected to result from the failure to have such title or interest, subject to no Liens except Permitted Liens. The Borrower and its Subsidiaries own or hold valid licenses to use all the material patents, trademarks, permits, service marks and trade names, free of any burdensome restrictions, that are necessary to the operation of the business of the Borrower and its Subsidiaries as presently conducted, except where the failure to own or hold such licenses could not reasonably be expected to have a Material Adverse Effect.

     Section 5.17 Compliance with Statutes. The Borrower and its Subsidiaries are in compliance in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies and have all necessary permits, licenses and other necessary authorizations with respect to the conduct of their businesses and the ownership and operation of their properties except where the failure to so comply or hold such permits, licenses or other authorizations could not reasonably be expected to have a Material Adverse Effect.

     Section 5.18   Environmental Matters.

             (a) Borrower and its Subsidiaries have complied with, and on the date of each Borrowing will be in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws except where failure to so comply could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower, there are no pending, past or threatened Environmental Claims against the Borrower or any of its Subsidiaries or any property owned or operated by the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower, there are no conditions or occurrences on or emanating from any property owned or operated by the Borrower or any of its Subsidiaries or on any property adjoining or in the vicinity of any such property that could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any property owned or operated by the Borrower or any of its Subsidiaries, or (ii) to cause any property owned or operated by the Borrower or any of its Subsidiaries to be subject to any material restrictions on the ownership, occupancy, the current or intended use or transferability of such property by the Borrower or any of its Subsidiaries under any applicable Environmental Law except for any such condition or occurrence described in clauses (i) or (ii) which could not reasonably be expected to have a Material Adverse Effect.

             (b) To the best knowledge of the Borrower (i) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any property owned or operated by the Borrower or any of its Subsidiaries in a manner that has violated or could reasonably be expected to violate any Environmental Law, except for such violation which could not reasonably be expected to have a Material Adverse Effect, and (ii) Hazardous Materials have not at any time been released on or from any property owned or operated by the Borrower or any of its Subsidiaries in a matter that has violated or could reasonably be expected to violate any Environmental Law, except for such violation which could not reasonably be expected to have a Material Adverse Effect.

     Section 5.19 Year 2000 Compliance. All devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (jointly and severally its "systems") necessary for the Borrower and its Subsidiaries to carry on their business as presently contemplated to be conducted will be Year 2000 Compliant within a period of time calculated to result in no material disruption of any of their business operations. For purposes hereof, "Year 2000 Compliant" means that such systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. The Borrower and its Subsidiaries will (i) undertake a inventory, review, and assessment of all areas within their businesses and operations that could be adversely affected by the failure of the Borrower and its Subsidiaries to be Year 2000 Compliant on a timely basis; and (ii) develop a plan and timeline for becoming Year 2000 Compliant on a timely basis. The Borrower, when it reasonably determines such action necessary, will make written inquiry of each of its and its Subsidiaries' key suppliers, vendors, and customers, and will obtain in writing confirmations from all such Persons, as to whether such Persons have initiated programs to become Year 2000 Compliant. For purposes hereof, "key suppliers, vendors, and customers" refers to those suppliers, vendors, and customers of the Borrower and its Subsidiaries whose business failure could reasonably be expected to have a Material Adverse Effect. The fair market value of all Collateral pledged to the Lenders as collateral to secure the Loans is not and shall not be less than currently anticipated or subject to substantial deterioration in value because of the failure of such Collateral to be Year 2000 Compliant."

     Section 5.20 Existing Indebtedness and Liens. The Borrower and its Subsidiaries have no Indebtedness or Liens on any of their properties or assets on the Effective Date other than as listed on Schedule 5.20.

SECTION 6.  COVENANTS.

     The Borrower covenants and agrees that, without the consent of the Majority Lenders and so long as any Note, Letter of Credit or Reimbursement Obligation or any other Obligation is outstanding or any Commitment is outstanding hereunder:

     Section 6.1 Existence. The Borrower and its Subsidiaries will preserve and maintain their existence except (i) for the dissolution of any Subsidiaries whose assets are transferred to the Borrower or any of its Subsidiaries; (ii) the Borrower shall not be required to preserve, renew or keep in full force and effect the corporate or other existence of any Subsidiary, if the Board of Directors of the Borrower shall determine in the exercise of its business judgment that the preservation thereof is no longer desirable in the conduct of business of the Borrower or any Subsidiary and that abandonment of any such right shall not have a Material Adverse Effect on the Borrower and its Subsidiaries, taken as a whole; and (iii) as otherwise expressly permitted herein.

     Section 6.2 Maintenance. The Borrower and its Subsidiaries will maintain, preserve and keep their material plants, properties and equipment necessary to the proper conduct of their businesses in reasonably good repair, working order and condition (normal wear and tear excepted) and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto consistent with usual and customary business practices so that at all times such plants, properties and equipment are reasonably preserved and maintained, in each case with such exceptions as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided, however, that nothing in this Section 6.2 shall prevent the Borrower or any of its Subsidiaries from discontinuing the operation or maintenance of any such plants, properties or equipment if such discontinuance is, in the judgment of the Borrower or any such Subsidiary, as applicable, desirable in the conduct of its business and not materially disadvantageous to the Lenders.

     Section 6.3 Taxes. The Borrower and its Subsidiaries will duly pay and discharge all Taxes upon or against them or their properties before penalties accrue thereon, unless and to the extent that the same is being contested in good faith and by appropriate proceedings and reserves have been established in conformity with GAAP.

     Section 6.4 ERISA. The Borrower and its Subsidiaries will promptly pay and discharge all obligations and liabilities arising under ERISA or otherwise with respect to each Plan of a character which if unpaid or unperformed might result in the imposition of a material Lien against any properties or assets of the Borrower or any of its Subsidiaries and will promptly notify the Agent of
(i) the occurrence of any reportable event (as defined in ERISA) relating to a Plan other than any such event with respect to which the PBGC has waived notice by regulation; (ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor; (iii) the Borrower's or any of its Subsidiary's intention to terminate or withdraw from any Plan if such termination or withdrawal would result in liability under Title IV of ERISA; and (iv) the occurrence of any event that could reasonably be expected to result in the incurrence of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any of its Subsidiaries, in connection with any post-retirement benefit under a welfare plan benefit (as defined in ERISA).

     Section 6.5 Insurance. The Borrower and its Subsidiaries will maintain or cause to be maintained with responsible insurance companies, insurance against any loss or damage to all material insurable property and assets owned by them, such insurance to be of a character and in or in excess of such amounts as are customarily maintained by companies similarly situated and operating like property or assets, all of which policies shall name the Agent as a loss payee for losses in excess of $50,000 and provide that no policy shall terminate without at least thirty (30) days' advance written notice to the Agent and otherwise be reasonably acceptable to the Agent. The Borrower and each of its Subsidiaries will also insure employers' and public and product liability risks, such insurance to be of a character and in or in excess of such amounts as are customarily maintained by companies similarly situated and operating like property or assets (with each liability insurance policy to name the Agent as an additional insured) with responsible insurance companies, all as reasonably acceptable to the Agent. No deductible under any of such policies shall exceed $250,000, unless such deductible amount under any such policy shall become unavailable on commercially reasonable terms and the Borrower shall not self-insure any such risks, in each case except as may have covered claims by any Subsidiary prior to the date of Acquisition thereof.

     Section 6.6    Financial Reports and Other Information.

             (a) The Borrower and its Subsidiaries will maintain a system of accounting in such manner as will enable preparation of financial statements in accordance with GAAP and will furnish to the Agent and its authorized representatives such information about the business and financial condition of the Borrower and its Subsidiaries, including, without limitation, any corporate documents and records, within such time period, as the Agent or any Lender may reasonably request; and, without any request, will furnish to the Agent:

                    (i) within forty-five (45) days after the end of each fiscal quarter of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income and retained earnings and of cash flows for such fiscal quarter and for the portion of the fiscal year ended with the last day of such fiscal quarter, all of which shall be in reasonable detail and in the case of consolidated statements, in the form filed with the SEC and within five (5) days thereafter, a certificate of an officer of the Borrower acceptable to the Agent that such financial reports fairly present the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated and that they have been prepared in accordance with GAAP, in each case, subject to normal year-end audit adjustments and the omission of any footnotes as permitted by the SEC; and

                    (ii) within one hundred twenty (120) days after the end of each fiscal year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and consolidated statements of retained earnings and of cash flows for such fiscal year and setting forth consolidated comparative figures for the preceding fiscal year and certified by an officer of the Borrower acceptable to the Agent, to the effect that such statements fairly present the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows, and in the case of the consolidated statements, audited by an independent nationally-recognized accounting firm acceptable to the Agent.

             (b) Each financial statement furnished to the Agent pursuant to subsections (i) and (ii) of Section 6.6(a) shall be accompanied by (i) a written certificate signed by an officer of the Borrower acceptable to the Agent to the effect that (x) no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same, and (y) the representations and warranties contained herein are true and correct in all material respects as though made on the date of such certificate, except to the extent that any such representation or warranty relates solely to an earlier date, in which case it was true and correct as of such earlier date and except as otherwise described therein, as a result of the transactions expressly permitted hereunder or as previously disclosed to the Lenders, and (ii) a Compliance Certificate in the form of Exhibit 6.6 showing the Borrower's compliance with the financial covenants set forth herein.

             (c) Promptly upon receipt thereof, the Borrower will provide the Agent with a copy of each report or "management letter" submitted to the Borrower or any of its Subsidiaries by its independent accountants or auditors in connection with any annual, interim or special audit made by them of the books and records of the Borrower or any of its Subsidiaries.

             (d) Promptly after any officer of the Borrower obtains knowledge of any of the following, the Borrower will provide the Agent with written notice in reasonable detail of: (i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any property owned or operated by the Borrower or any of its Subsidiaries that if adversely determined could reasonably be expected to have a Material Adverse Effect; (ii) any condition or occurrence on any property owned or operated by the Borrower or any of its Subsidiaries that results in noncompliance by the Borrower or any of its Subsidiaries with any Environmental Law that could reasonably be expected to have a Material Adverse Effect; and
(iii) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any property owned or operated by the Borrower or any of its Subsidiaries, which Hazardous Material or the removal or remediation thereof could reasonably be expected to have a Material Adverse Effect.

             (e) The Borrower will promptly and in any event, within ten (10) days after an officer of the Borrower has knowledge thereof, give written notice to the Agent of: (i) any pending or threatened litigation or proceeding against the Borrower or any of its Subsidiaries asserting any uninsured claim or claims against any of same in excess of $1,000,000 in the aggregate; (ii) the occurrence of any Default or Event of Default; (iii) any circumstance that has had a Material Adverse Effect; and (iv) any event which would result in a breach of Sections 6.20, 6.21, 6.22, 6.23, 6.24 or 6.25.

            (f) The Borrower will (i) furnish such additional information, statements and other reports with respect to the Borrower's compliance (and its approach to and progress towards achieving compliance) with Section 5.19 as the Agent may request from time to time; (ii) in the event of any change in circumstances that causes or will likely cause any of the Borrower's representations and warranties set forth in Section 5.19, to no longer be true, the Borrower shall promptly, and in any event within ten (10) days of receipt of information regarding a change in circumstances, provide the Agent with written notice that describes in reasonable detail the change in circumstances and any additional information any Lender requests of the Borrower in connection therewith; and (iii) give any representative of any Lender reasonable access to, and permit such representative to examine, copy or make excerpts from, any and all relevant books, records and documents in the possession of the Borrower and its Subsidiaries and relating to their affairs, and to inspect any of the properties and systems of the Borrower and its Subsidiaries, and to project test its systems to determine if they are Year 2000 Compliant in an integrated environment, all at the sole cost and expense of the Lenders.

             (g) The Agent will promptly provide to each Lender all information provided to it by the Borrower pursuant to this Section 6.6.

     Section 6.7 Lenders' Inspection Rights. Upon reasonable notice from the Agent or any Lender, the Borrower will permit the Agent or any Lender (and such Persons as the Agent or any Lender may reasonably designate), at the Borrower's expense while an Event of Default has occurred and is continuing, during normal business hours following reasonable notice to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine all of their books and records, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision, the Borrower authorizes such accountants to discuss with the Agent or any Lender, and such Persons as the Agent or any Lender may designate, the affairs, finances and accounts of the Borrower and its Subsidiaries provided that the Borrower has the opportunity to be present at such discussions), all at such reasonable times and as often as may be reasonably requested.

     Section 6.8 Conduct of Business. The Borrower and its Subsidiaries will not engage in any line of business other than the specialty electric and telecommunications infrastructure contracting service business, electrical contracting services, installation of transportation, control and lighting equipment and services or businesses reasonably related thereto (each, a "Permitted Business").

     Section 6.9 New Subsidiaries and Additional Collateral. The Borrower shall cause (i) any direct or indirect domestic Subsidiary which is formed or acquired after the Effective Date to become a Guarantor with respect to, and jointly and severally liable with all other Guarantors for, all of the Obligations under this Agreement and the Notes pursuant to a Guaranty substantially in the form of Exhibit 4.1A and to execute and deliver a Security Agreement substantially in the form of Exhibit 4.1C, together with a UCC-1 Financing Statement with respect to the assets of such Guarantor as set forth therein, and (ii) any Subsidiary which forms or acquires a Subsidiary after the Effective Date to execute and deliver to the Agent a Stock Pledge Agreement substantially in the form of Exhibit 4.1B, and to deliver the original stock certificates for any such Subsidiary as set forth therein (or other evidence of its ownership interest therein) and undated stock powers executed in blank with respect thereto, in each case within thirty (30) days following such formation or acquisition. The Borrower shall provide to the Agent a list of all its Subsidiaries with the state or country of incorporation and the location of the principal place of business of each such Subsidiary at the same time as it provides its quarterly financial reports to the Agent pursuant to
Section 6.6(a)(i). Upon demand by the Agent, the Borrower shall promptly execute and deliver to the Agent, and shall cause its domestic Subsidiaries to promptly execute and deliver to the Agent, such other and further security documents as may be reasonably requested by the Agent to perfect a Lien on its rolling stock and all equipment with certificates of title.

     Section 6.10   Dividends and Negative Pledges.

             (a) The Borrower shall not pay any dividends or other distributions on its capital stock.

             (b) Except as otherwise permitted herein, neither the Borrower nor any of its Subsidiaries shall, directly or indirectly, create or otherwise permit to exist or become effective any restriction on the ability of any Subsidiary of the Borrower to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or to pay any Indebtedness owed to the Borrower, or (ii) make loans or advances to the Borrower or any of its Subsidiaries, except in either case for restrictions existing under or by reason of applicable law, this Agreement and the other Credit Documents.

             (c) Neither the Borrower nor any of its Subsidiaries shall enter into any agreement creating or assuming any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired other than as permitted hereunder. Neither the Borrower nor any of its Subsidiaries shall enter into any agreement other than this Agreement and the Credit Documents prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired or prohibiting or restricting the ability of the Borrower or any of its Subsidiaries to amend or otherwise modify this Agreement or any Credit Document.

     Section 6.11 Restrictions on Fundamental Changes. Neither the Borrower nor any of its Subsidiaries shall be a party to any merger into or consolidation with, make an Acquisition or otherwise purchase or acquire all or substantially all of the assets or stock of, any other Person, or sell all or substantially all of its assets (other than sales of inventory or surplus or obsolete assets in the ordinary course of business) or stock, except:

             (a) the Borrower or any of its Subsidiaries may merge into or consolidate with, make an Acquisition or otherwise purchase or acquire all or substantially all of the assets or stock of any other Person if upon the consummation of any such merger, consolidation, purchase or Acquisition, (i) the Borrower or such Subsidiary is the surviving corporation to any such merger or consolidation (or the other Person will thereby become a Subsidiary); (ii) the nature of the business of such acquired Person is a Permitted Business;(iii) the maximum cash purchase price paid, Borrowings hereunder and Indebtedness of such acquired Person otherwise refinanced by the Borrower or any of its Subsidiaries in connection with (x) any single Acquisition shall not exceed $12,000,000 unless the Borrower shall have delivered to the Agent (which the Agent shall promptly provide to each Lender) prior to the consummation of an Acquisition exceeding such amount a report signed by an executive officer of the Borrower which shall contain calculations demonstrating the Borrower's compliance with Sections 6.20, 6.21, 6.22, 6.23 and 6.24 (on a trailing four fiscal quarter pro forma basis, consistent with SEC regulations, using historical financial results of the acquired business to the extent applicable and required hereunder) and the Borrower shall have obtained approval of the Majority Lenders hereunder to make such Acquisition, and (y) all Acquisitions made during any rolling four (4) fiscal quarters (excluding any Acquisitions exceeding $12,000,000 for which the Borrower has obtained approval of the Majority Lenders hereunder and all Acquisitions made from and after April 9, 1998, through September 29, 1998) shall not exceed twenty-five percent (25%) of the Borrower's Consolidated Net Worth as of the end of the immediately preceding fiscal quarter; (iv) no Default or Event of Default shall have occurred and be continuing or would otherwise be existing as a result of such merger, consolidation, purchase or Acquisition; and
(v) such merger, consolidation, purchase or Acquisition is non-hostile in nature;

             (b) the Borrower may purchase or otherwise acquire all or substantially all of the stock or assets of, or otherwise acquire by merger or consolidation, any of its Subsidiaries, and any such Subsidiary may merge into, or consolidate with, or purchase or otherwise acquire all or substantially all of the assets or stock of or sell all or substantially all of its assets or stock to, any other Subsidiary of the Borrower or the Borrower, in each case so long as the Borrower shall be the surviving entity to any such merger or consolidation if the transaction is with the Borrower; and

             (c) the sale of non operating assets unnecessary for the continued operation of the Borrower's business and in the normal course of the Borrower's business.

Except as otherwise permitted in this Section 6.11, the Borrower shall not sell or dispose of any capital stock of or its ownership interest in any of the Guarantors or any other Subsidiaries which it may form.

     Section 6.12 Environmental Laws. The Borrower and its Subsidiaries shall comply with all Environmental Laws (including, without limitation, obtaining and maintaining all necessary permits, licenses and other necessary authorizations) applicable to or affecting the properties or business operations of the Borrower or any of its Subsidiaries except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

     Section 6.13 Liens. The Borrower and its Subsidiaries shall not create, incur, assume or suffer to exist any Lien of any kind on any of their properties or assets of any kind except the following (collectively, the "Permitted Liens"):

             (a) Liens arising in the ordinary course of business by operation of law in connection with workers' compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits, pledges or other Liens in connection with (or to obtain letters of credit in connection with) bids, performance bonds, contracts or leases to which the Borrower or its Subsidiaries are a party or other deposits required to be made in the ordinary course of business; provided that in each case the obligation secured is not for Indebtedness and is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

             (b) mechanics', workmen, materialmen, landlords', carriers' or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) related to obligations not due or, if due, that are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

             (c) inchoate Liens under ERISA and Liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

             (d) Liens arising out of judgments or awards against the Borrower or any of its Subsidiaries, or in connection with surety or appeal bonds or the like in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or for which the Borrower or such Subsidiary shall be prosecuting on appeal or proceeding for review and for which it shall have obtained a stay of execution or the like pending such appeal or proceeding for review; provided that the aggregate amount of uninsured or underinsured liabilities (including interest, costs, fees and penalties, if any) of the Borrower and its Subsidiaries secured by such Liens shall not exceed $1,000,000 at any one time outstanding and provided further there is adequate assurance, in the sole reasonable discretion of the Lenders, that the insurance proceeds attributable thereto shall be paid promptly upon the expiry of such time period or resolution of such proceeding if necessary to remove such Liens;

             (e) rights of a common owner of any interest in property held by a Person and such common owner as tenants in common or through other common ownership;

             (f) encumbrances (other than to secure the payment of Indebtedness), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any property or rights-of-way of a Person for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines, removal of gas, oil, coal, metals, steam, minerals, timber or other natural resources, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities or equipment, or defects, irregularity and deficiencies in title of any property or rights-of-way which do not materially diminish the value of or the ability to use such property;

             (g) financing statements filed by lessors of property (but only with respect to the property so leased) and Liens under any conditional sale or title retention agreements entered into in the ordinary course of business;

             (h) rights of lessees of equipment owned by the Borrower or any of its Subsidiaries;

             (i) Liens securing Indebtedness permitted by Section 6.14(d) on any assets acquired;

             (j) Liens on assets acquired in an Acquisition securing Indebtedness permitted by Section 6.14(h); provided that no such Liens shall encumber accounts, accounts receivable, inventory (other than purchase money Liens), cash, deposit accounts, Cash Equivalents, general intangibles, intellectual property or any stock or other ownership interests in any Subsidiaries;

             (k) existing Liens listed on Schedule 6.13 and any extension, renewal or replacement thereof;

             (l)    Liens created by the Credit Documents; and

             (m) Liens on any assets acquired in an Acquisition, provided that all such Liens, other than Permitted Liens listed in (a) through (l) of this Section, shall be released on or before thirty (30) days from the date of such Acquisition.

     Section 6.14 Indebtedness. The Borrower and its Subsidiaries shall not contract, assume or suffer to exist any Indebtedness (including, without limitation, any Guaranties), except:

             (a)    Indebtedness under the Credit Documents;

             (b) unsecured intercompany loans and advances from the Borrower to any of its Subsidiaries and unsecured intercompany loans and advances from any of such Subsidiaries to the Borrower or any other Subsidiaries of the Borrower;

             (c) existing Indebtedness listed on Schedule 6.13, and any subsequent extensions, renewals or refinancings thereof so long as such Indebtedness is not increased in amount, the maturity date thereof is not made earlier in time, the interest rate per annum applicable thereto is not increased, any amortization of principal thereunder is not shortened and the payments thereunder are not increased;

             (d) Capitalized Lease Obligations and purchase money Indebtedness on assets acquired in an aggregate amount not to exceed $2,500,000 at any one time outstanding;

             (e) unsecured Indebtedness to a seller incurred in connection with an Acquisition, provided that such Indebtedness is subordinated in payment to the Obligations hereunder as reasonably acceptable to the Agent, such Indebtedness contains covenants no more restrictive than the covenants contained in this Agreement and standstill provisions reasonably acceptable to the Agent and no payments may be made thereon if a Default or Event of Default shall have occurred and be continuing or would occur as a result of any such payment;

             (f) Indebtedness under any Interest Rate Protection Agreements entered into to protect the Borrower against fluctuations in interest rates and not for speculative purposes;

             (g)    Indebtedness incurred in connection with Subordinated
Debt Investments not to exceed (excluding any Indebtedness permitted by Section 6.14(e)) in the aggregate $50,000,000, all as reasonably acceptable to the Agent; and

             (h) other Indebtedness not included within subsections (a) through (g) above, including, without limitation, Indebtedness assumed in connection with an Acquisition, provided that such Indebtedness shall not exceed $7,500,000 at any one time outstanding.

     Section 6.15 Loans, Advances and Investments. The Borrower and its Subsidiaries shall not lend money or make advances to any Person, or purchase or acquire any stock, indebtedness, obligations or securities of, or any other interest in, or make any capital contribution to, any Person (any of the foregoing, an "Investment") other than:

             (a)    Investments in Cash Equivalents;

             (b) receivables owing to the Borrower or its Subsidiaries created or acquired in the ordinary course of business and payable on customary trade terms of the Borrower or such Subsidiary and in compliance with the requirements of Section 6.17;

             (c) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

             (d) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases;

             (e)    as permitted by Section 6.14(b);

             (f) loans to employees of the Borrower or any of its Subsidiaries, provided that all such loans shall not exceed $2,000,000 at any one time;

             (g) the existing loan to the NorAm Telecommunications, Inc. employee stock ownership plan; and

             (h)     as permitted by Section 6.11.

     Section 6.16 Transfer of Assets. The Borrower and its Subsidiaries shall not permit any sale, transfer, conveyance, assignment or other disposition of any material asset of the Borrower or any of its Subsidiaries except:

             (a) transfers of inventory, equipment and other assets in the ordinary course of business;

             (b) the retirement or replacement of assets (with assets of equal or greater value) in the ordinary course of business;

             (c) transfers of any assets among the Borrower and any of its Subsidiaries; and

             (d) the transfer of any assets acquired in an Acquisition which are not necessary for the operation of the business of the Borrower and its Subsidiaries, provided that the net cash proceeds thereof are reinvested by the Borrower and its Subsidiaries in the operation of a Permitted Business.

     Section 6.17 Transactions with Affiliates. Except as otherwise specifically permitted herein, the Borrower and its Subsidiaries shall not enter into or be a party to any material transaction or arrangement or series of related transactions or arrangements which in the aggregate would be material with any Affiliate of such Person, including without limitation, the purchase from, sale to or exchange of property with or the rendering of any service by or for, any Affiliate, except pursuant to the reasonable requirements of such entity's business and upon fair and reasonable terms no less favorable to such entity than would be able to be obtained in a comparable arm's-length transaction with a Person other than an Affiliate.

     Section 6.18 Compliance with Laws. The Borrower and its Subsidiaries shall conduct their businesses and otherwise be in compliance in all material respects with all applicable laws, regulations, ordinances and orders of all governmental, judicial and arbitral authorities applicable to them and shall obtain and maintain all necessary permits, licenses and other authorizations necessary to conduct their businesses and own and operate their properties except where the failure to comply or have such permits, licenses or other authorizations could not reasonably be expected to have a Material Adverse Effect.

     Section 6.19 Capital Expenditures. Neither the Borrower nor any of its Subsidiaries shall make or commit to make Capital Expenditures in excess of fifteen percent (15%) of Consolidated Net Worth during any rolling four (4) fiscal quarters.

     Section 6.20 Minimum Consolidated Net Worth. The Borrower will maintain a minimum Consolidated Net Worth of not less than an amount equal to the sum of
(i) $115,820,000, plus (ii) for each fiscal quarter ended prior to (but not on) such date of determination, commencing with the fiscal quarter ended
September 30, 1998, (w) an amount equal to 50% of Consolidated Net Income for such fiscal quarter, if positive, plus (x) an amount equal to 100% of the amount of any equity issuance by the Borrower, including in a secondary offering or where equity is used to acquire another entity in an Acquisition, plus (y) an amount equal to 100% of the stockholders equity of any entity acquired in an Acquisition for which the Borrower uses the pooling of interest method of accounting in accordance with GAAP, minus (z) any distributions to shareholders of any Subchapter S corporation acquired in an Acquisition as a result of operations of the corporation acquired prior to the closing of the Acquisition or the terms of the Acquisition.

     Section 6.21 Fixed Charge Coverage Ratio. The Borrower will maintain a Fixed Charge Coverage Ratio of at least 1.2 to 1.0.

     Section 6.22 Funded Debt to EBITDA Ratio. The Borrower will maintain a maximum Funded Debt to EBITDA Ratio of not greater than 3.50 to 1.0.

     Section 6.23 Senior Debt to EBITDA. The Borrower will maintain a maximum Senior Debt to EBITDA Ratio of not greater than 3.0 to 1.0.

     Section 6.24 Tangible Assets to Senior Debt Ratio. The Borrower will maintain a Tangible Assets to Senior Debt Ratio of at least 1.5 to 1.0.

     Section 6.25 Subordinated Debt Investment. The Borrower shall provide written notice to the Agent (by confirmed fax to each of the Agent and its legal counsel, Gardere Wynne Sewell & Riggs, L.L.P., attention: Ms. Lisa J. Mellencamp (fax no.: 713-308-5555)) of (i) any Change of Control within two (2) Business Days following any such Change of Control, and (ii) any notice received by the Borrower from any holder of a Subordinated Debt Investment exercising any right to require the Borrower to redeem all or any part of a Subordinated Debt Investment within two (2) Business Days of the Borrower's receipt thereof. The Borrower shall not redeem all or any part of the Indebtedness evidenced by the Enron Subordinated Debt Documents as a result of a Change of Control before ten
(10) days following the date of a Redemption Notice (as defined in the Enron Subordinated Debt Documents) or if prohibited by the subordination provisions contained therein. The Borrower shall not redeem, pursuant to any optional redemption right it may have, all or any part of a Subordinated Debt Investment before the Maturity Date. The Borrower shall not amend, modify or change in any way any of the Enron Subordinated Debt Documents so as to change the stated maturity date of the principal of such Indebtedness, or any installment of interest thereon, to an earlier date, increase the rate of interest thereon or any premium payable on the redemption thereof, change any of the redemption or subordination provisions thereof (or the definitions of any defined terms contained therein) or otherwise change in any respect materially adverse to the interests of the Lenders any of the terms thereof, in each case, without the consent of the Majority Lenders.

SECTION 7.  EVENTS OF DEFAULT AND REMEDIES.

     Section 7.1 Events of Default. Any one or more of the following shall constitute an Event of Default:

             (a) default by the Borrower in the payment of the principal amount of any Loan, any Reimbursement Obligation or any interest thereon or any fees payable hereunder within five (5) days following the date when due;

             (b) default by the Borrower in the observance or performance of any covenant set forth in Sections 6.6(e), 6.10(a), 6.11, 6.16 or 6.25;

             (c) default by the Borrower in the observance or performance of any provision hereof or of any other Credit Document not mentioned in (a) or (b) above (excluding any default of Section 6.21 solely as a result of distributions or dividends made by the entity acquired in an Acquisition before the date of such Acquisition), which is not remedied within thirty (30) days after the earlier of (i) such default or event of default first becoming known to any officer of the Borrower, or (ii) notice to the Borrower by the Agent of the occurrence of such default or event of default;

             (d) any representation or warranty made or deemed made herein, in any other Credit Document or in any financial or other report or document furnished in compliance herewith or therewith by the Borrower or any of its Subsidiaries proves untrue in any material respect as of the date of the issuance or making, or deemed issuance or making thereof;

             (e) default occurs in the payment when due (after any applicable grace period) of Indebtedness in an aggregate principal amount of $1,000,000 or more of the Borrower or any of its Subsidiaries, or the occurrence of any other default, which with the passage of time or notice would permit the holder or beneficiary of such Indebtedness, or a trustee therefor, to cause the acceleration of the maturity of any such Indebtedness or any mandatory unscheduled prepayment, purchase, or other early funding thereof;

             (f) the Borrower or any of its Subsidiaries (i) has entered involuntarily against it an order for relief under the United States Bankruptcy Code or a comparable action is taken under any bankruptcy or insolvency law of another country or political subdivision of such country, (ii) generally does not pay, or admits its inability generally to pay, its debts as they become due,
(iii) makes a general assignment for the benefit of creditors, (iv) applies for, seeks, consents to, or acquiesces in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (v) institutes any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code or any comparable law, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fails to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) makes any board of directors resolution in direct furtherance of any matter described in clauses (i)-(v) above, or (vii) fails to contest in good faith any appointment or proceeding described in Section 7.1(f);

             (g) a custodian, receiver, trustee, examiner, liquidator or similar official is appointed for the Borrower or any of its Subsidiaries or any substantial part of its property, or a proceeding described in Section 7.1(f)(v) is instituted against the Borrower or any of its Subsidiaries, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days;

             (h)    the Borrower or any of its Subsidiaries fails within thirty
(30) days (or such earlier date as any steps to execute on such judgment or order take place) to pay, bond or otherwise discharge, or to obtain an indemnity against on terms and conditions satisfactory to the Lenders in their reasonable discretion, any one or more judgments or orders for the payment of money in excess of $1,000,000 in the aggregate which is uninsured or underinsured by at least such amount (provided that there is adequate assurance, in the sole discretion of the Lenders, that the insurance proceeds attributable thereto shall be paid promptly upon the expiration of such time period or resolution of such proceeding), which is not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution;

             (i) the Borrower or any of its Subsidiaries fails to pay when due an amount aggregating in excess of $1,000,000 that it is liable to pay to the PBGC or to a Plan under Title IV of ERISA; or a notice of intent to terminate a Plan having Unfunded Vested Liabilities of the Borrower or any of its Subsidiaries in excess of $1,000,000 (a "Material Plan") is filed under Title IV of ERISA; or the PBGC institutes proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan; or a proceeding is instituted by a fiduciary of any Material Plan against the Borrower or any of its Subsidiaries to collect any liability under Section 515 or 4219(c)(5) of ERISA and such proceeding is not dismissed within thirty (30) days thereafter; or a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

             (j) the Borrower, any Guarantor, any Person acting on behalf of the Borrower or any Guarantor, or any governmental, judicial or arbitral authority challenges the validity of any Credit Document or the Borrower's or any Guarantor's obligations thereunder, or any Credit Document ceases to be in full force and effect in all material respects or ceases to give to the Agent and the Lenders the rights and powers purported to be granted in its favor thereby in all material respects other than for any reason solely caused by or within the sole control of the Agent or any Lender; or

             (k) a Change of Control shall occur or the common stock of the Borrower shall be delisted from the New York Stock Exchange; or

             (l) an Event of Default shall occur and be continuing under the Enron Subordinated Debt Documents or any other documents evidencing a Subordinated Debt Investment.

     Section 7.2 Non-Bankruptcy Defaults. When any Event of Default other than those described in subsections (f) or (g) of Section 7.1 has occurred and is continuing, the Agent shall, by notice to the Borrower: (a) if so directed by the Majority Lenders, terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Majority Lenders, declare the principal of and the accrued interest on all outstanding Notes to be forthwith due and payable and thereupon all outstanding Notes, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Credit Documents without further demand, presentment, protest or notice of any kind, including, but not limited to, notice of intent to accelerate and notice of acceleration, each of which is expressly waived by the Borrower; and (c) if so directed by the Majority Lenders, demand that the Borrower immediately pay to the Agent (to be held by the Agent pursuant to Section 7.4) the full amount then available for drawing under each or any outstanding Letter of Credit; and the Borrower agrees to immediately make such payment and acknowledges and agrees that neither the Agent nor the Lenders would have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Agent, for the benefit of the Lenders shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Agent, after giving notice to the Borrower pursuant to Section 7.1(c) or (d) or this Section 7.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

     Section 7.3 Bankruptcy Defaults. When any Event of Default described in subsections (f) or (g) of Section 7.1 has occurred and is continuing with respect to the Borrower, then (i) all outstanding Notes shall immediately become due and payable together with all other amounts payable under the Credit Documents without presentment, demand, protest or notice of any kind, each of which is expressly waived by the Borrower, (ii) all obligations of the Agent or any Lender to extend further credit pursuant to any of the terms hereof shall immediately terminate, and (iii) the Borrower shall immediately pay to the Agent (to be held by the Agent pursuant to Section 7.4) the full amount then available for drawing under all outstanding Letters of Credit, the Borrower acknowledging and agreeing that neither the Agent nor the Lenders would have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Agent and the Lenders shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any of the Letters of Credit.

     Section 7.4    Collateral for Undrawn Letters of Credit.

             (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 7.2 or 7.3, the Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Agent as provided in subsection (b) below.

             (b) All amounts prepaid pursuant to subsection (a) above shall be held by the Agent in a separate collateral account (such account, and the credit balances, properties and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "Collateral Account") as security for, and for application by the Agent (to the extent available) to, the reimbursement of any drawing under any Letter of Credit then or thereafter made by the Agent, and to the payment of the unpaid balance of any Loans and all other due and unpaid Obligations (collectively, the "Collateralized Obligations"). The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Agent, for the benefit of the Lenders, as pledgee hereunder. If and when requested by the Borrower, the Agent shall invest and reinvest funds held in the Collateral

Account from time to time in Cash Equivalents specified from time to time by the Borrower, provided that the Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to Collateralized Obligations due and owing from the Borrower to the Lenders. If such funds have been deposited pursuant to
Section 7.2 or 7.3, when and if either (i) the Borrower shall have made payment of all Collateralized Obligations then due and payable, all relevant preference or other disgorgement periods relating to the receipt of such payments have passed, and no Letters of Credit, Commitments, Loans, Reimbursement Obligations or other Obligations remain outstanding or (ii) no Default or Event of Default shall be continuing hereunder, the Agent shall repay to the Borrower any remaining amounts held in the Collateral Account.

     Section 7.5 Notice of Default. The Agent shall give notice to the Borrower under Section 7.1(c) and (d) and 7.2 promptly upon being requested to do so by the Majority Lenders and shall thereupon notify all the Lenders thereof.

     Section 7.6 Application of Proceeds. After the occurrence of and during the continuance of an Event of Default, any payment to the Agent hereunder or from the proceeds of any cash collateral shall be applied as the Agent and the Lenders shall elect in their sole discretion.

SECTION 8.  CHANGE IN CIRCUMSTANCES.

     Section 8.1 Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain LIBOR Loans or to give effect to its obligations as contemplated hereby, such Lender shall promptly give written notice thereof (which notice shall specify in reasonable detail the basis therefor) to the Borrower and such Lender's obligations to make, continue or convert Loans into LIBOR Loans under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain LIBOR Loans. The Borrower shall prepay on demand the outstanding principal amount of any such affected LIBOR Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected LIBOR Loans from such Lender by means of Base Rate Loans from such Lender that shall not be made ratably by the Lenders but only by such affected Lender.

     Section 8.2 Unavailability of Deposits or Inability to Ascertain LIBOR Rate. If on or before the first day of any Interest Period for any Borrowing of LIBOR Loans the Agent determines (after consultation with other Lenders) that, due to changes in circumstances since the date hereof, adequate and fair means do not exist for determining the Adjusted LIBOR Rate or such rate will not accurately reflect the cost to the Majority Lenders of funding LIBOR Loans for such Interest Period, the Agent shall give written notice of such determination (which notice shall specify in reasonable detail the basis therefor) to the Borrower and the Lenders, whereupon until the Agent notifies the Borrower and Lenders that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make, continue or convert Loans into LIBOR Loans shall be suspended.

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

     Section 8.3    Increased Cost and Reduced Return.

             (a) If, on or after the Effective Date, the adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office), including the Agent in its capacity as the issuer of Letters of Credit, with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                    (i) subjects any Lender of that type (or its Lending Office) to any tax, duty or other charge related to any LIBOR Loan, Letter of Credit or Reimbursement Obligation, or its participation in any thereof, or its obligation to advance or maintain LIBOR Loans, issue Letters of Credit or to participate therein, or shall change the basis of taxation of payments to any Lender (or its Lending Office) of the principal of or interest on its LIBOR Loans, Letters of Credit or participations therein, or any other amounts due under this Agreement related to its LIBOR Loans, Letters of Credit, Reimbursement Obligations or participations therein, or its obligation to make LIBOR Loans, issue Letters of Credit or acquire participations therein (except for changes in the rate of tax on the overall net income of such Lender or its Lending Office imposed by the jurisdiction in which such Lender's principal executive office or Lending Office is located); or

                    (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Lender of that type (or its Lending Office) or imposes on any Lender of that type (or its Lending Office) or on the interbank market any other condition affecting its LIBOR Loans, its Letters of Credit, any Reimbursement Obligation owed to it or its participation in any thereof, or its obligation to advance or maintain LIBOR Loans, issue Letters of Credit or to participate in any thereof;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of advancing or maintaining any LIBOR Loan, issuing or maintaining a Letter of Credit or participation therein, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) in connection therewith under this Agreement or its Note(s), by an amount deemed by such Lender to be material, then, within fifteen (15) days after demand in reasonable detail by such Lender (with a copy to the Agent), the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

             (b) If, after the Effective Date, the Agent or any Lender shall have determined that the adoption after the Effective Date of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR
Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital adequacy rules heretofore adopted and issued by any governmental authority), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Agent or any Lender (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital, or on the capital of any corporation controlling such Lender, as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand in reasonable detail by such Lender (with a copy to the Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

             (c) The Agent and each Lender that determines to seek compensation under this Section 8.3 shall notify the Borrower and, in the case of a Lender other than the Agent, the Agent of the circumstances that entitle the Agent or Lender to such compensation and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender, be otherwise disadvantageous to it; provided that, the foregoing shall not in any way affect the rights of any Lender or the obligations of the Borrower under this Section 8.3, and provided further that no Lender shall be obligated to make its LIBOR Loans hereunder at any office located in the United States. A certificate of any Lender claiming compensation under this Section 8.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error and shall be deemed to contain a representation by the Lender issuing such certificate that: (i) such Lender has used, in its sole judgment, reasonable efforts to minimize said compensation, and (ii) the increased costs and charges are common to substantially all of the comparable or similarly situated loan customers of such Lender and are not unique to the Borrower. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     Section 8.4 Lending Offices. The Agent and each Lender may, at its option, elect to make its Loans hereunder at the Lending Office for each type of Loan available hereunder or at such other of its branches, offices or Affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Agent subject to Section 8.3(c).

     Section 8.5 Discretion of Lender as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each LIBOR Loan through the purchase of deposits in the Eurodollar interbank market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

     Section 8.6 Substitution of Lender. If (i) any Lender has demanded compensation or given notice of its intention to demand compensation under
Section 8.3, or (ii) the Borrower is required to pay any additional amount to any Lender under Section 2.12, the Borrower shall have the right, with the assistance of the Agent, to seek a substitute lender or lenders reasonably satisfactory to the Agent (which may be one or more of the Lenders) to replace such Lender under this Agreement. The Lender to be so replaced shall cooperate with the Borrower and substitute lender to accomplish such substitution on the terms of Section 10.10, as applicable; provided that all the Commitments of such Lender are replaced and such Lender is paid any amounts which it is owed pursuant to Sections 2.12, 3.3, 7.6, 8.3 and 10.3. Any such replaced Lender shall retain the benefits of Sections 3.3 and 10.13.

SECTION 9.  THE AGENT.

     Section 9.1. Appointment and Authorization. Each Lender hereby appoints Bank One as the Agent under the Credit Documents and hereby authorizes the Agent to take such action as Agent on each of its behalf and to exercise such powers under the Credit Documents as are delegated to the Agent, by the terms thereof, together with such powers as are reasonably incidental thereto.

     Section 9.2. Rights and Powers. The Agent shall have the same rights and powers under the Credit Documents as any other Lender and may exercise or refrain from exercising such rights and powers as though it were not an Agent, and the Agent and its respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any of its Subsidiaries or Affiliates as if it were not an Agent under the Credit Documents. The term Lender as used in all Credit Documents, unless the context otherwise clearly requires, includes the Agent in its individual capacity as a Lender. References herein to the Agent Loans, or to the amount owing to the Agent for which an interest rate is being determined, refer to the Agent in its individual capacity.

     Section 9.3. Action by Agent. The obligations of the Agent under the Credit Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action concerning any Default or Event of Default, except as expressly provided in Sections 7.2 and 7.5. Unless and until the Majority Lenders give such direction the Agent may, except as otherwise expressly provided herein or therein, take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders. In no event, however, shall the Agent be required to take any action in violation of applicable law or of any provision of any Credit Document, and the Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Credit Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expenses, and liabilities it may incur in taking or continuing to take any such action. The Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender or the Borrower. In all cases in which the Credit Documents do not require the Agent to take specific action, the Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Majority Lenders, or of any other group of Lenders called for under specific provisions of the Credit Documents, shall be binding on all the Lenders and holders of Notes.

     Section 9.4. Consultation with Experts. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 9.5. Indemnification Provisions; Credit Decision. Neither the Agent nor any of their directors, officers, agents, or employees shall be liable for any action taken or not taken by them in connection with the Credit Documents (i) with the consent or at the request of the Majority Lenders or all the Lenders where unanimity is required or (ii) in the absence of their own gross negligence or willful misconduct. Neither the Agent nor any of their directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Credit Document or any Borrowing; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Subsidiary contained herein or in any other Credit Document; (iii) the satisfaction of any condition specified in Section 4, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectability hereof or of any other Credit Document or of any other documents or writing furnished in connection with any Credit Document or of any Collateral; and the Agent makes no representation of any kind or character with respect to any such matters mentioned in this sentence. The Agent may execute any of their duties under any of the Credit Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Agent shall have no responsibility for confirming the existence or worth of any Collateral or the accuracy of any Compliance Certificate or other document or instrument received by any of them under the Credit Documents. The Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with such Agent signed by such owner in form satisfactory to such agent. Each Lender acknowledges that it has independently and without reliance on the Agent or any other Lender obtained such information and made such investigations and inquiries regarding the Borrower and its Subsidiaries as it deems appropriate, and based upon such information, investigations and inquiries, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Credit Documents. It shall be the responsibility of each Lender to keep itself informed about the creditworthiness and business, properties, assets, liabilities, condition (financial or otherwise) and prospects of the Borrower and its Subsidiaries, the creditworthiness of all account debtors of the Borrower and its Subsidiaries, and the Agent shall have no liability whatsoever to any Lender for such matters. The Agent shall have no duty to disclose to the Lenders information that is not required by any Credit Document to be furnished by the Borrower or any Subsidiaries to such agent at such time, but is voluntarily furnished to such agent (either in its respective capacity as Agent or in its individual capacity).

     Section 9.6. Indemnity. The Lenders shall ratably, in accordance with their Percentages, indemnify and hold the Agent and its directors, officers, employees, agents and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it or by any security trustee under any Credit Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower or out of the proceeds of any Collateral and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Lenders under this Section 9.6 shall survive termination of this Agreement.

     Section 9.7. Resignation of Agent and Successor Agent. The Agent may resign at any time upon at least thirty (30) days' prior written notice to the Lenders and the Borrower. Upon any such resignation of the Agent, the Majority Lenders, with the consent of the Borrower, which consent shall not be unreasonably withheld, shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent, may, on behalf of the Lenders, appoint a successor Agent which shall be any Lender hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of its appointment as the Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent under the Credit Documents, and the retiring Agent shall be discharged from its duties and obligations thereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 9 and all protective provisions of the other Credit Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

     Section 9.7. Syndication Agent, Documentation Agent and Co-Agents. The Lenders identified on the facing page or signature pages of this Agreement as Syndication Agent, Documentation Agent and Co-Agents, respectively, shall have no rights, powers, obligations, liabilities, responsibilities or duties under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, such Lenders shall not have and shall not be deemed to have any fiduciary relationship with any other Lender. Each Lender acknowledges that it has not relied, and will not rely, on either such Lender in deciding to enter into this Agreement or in taking any action hereunder.

SECTION 10. MISCELLANEOUS.

     Section 10.1 No Waiver of Rights. No delay or failure on the part of the Agent or any of the Lenders, or on the part of the holder or holders of the Notes, in the exercise of any power, right or remedy under any Credit Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power, right or remedy. To the fullest extent permitted by applicable law, the powers, rights and remedies under the Credit Documents of the Lenders and the holder or holders of the Notes are cumulative to, and not exclusive of, any rights or remedies any of them would otherwise have.

     Section 10.2 Non-Business Day. If any payment of principal or interest on any Loan, Reimbursement Obligation or of any other Obligation shall fall due on a day which is not a Business Day, interest or fees (as applicable) at the rate, if any, for such Loan, such Reimbursement Obligation or such other Obligation or Agent Obligation bears for the period prior to maturity shall continue to accrue in the manner set forth herein on such Obligation from the

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

stated due date thereof to and including the next succeeding Business Day on which the same shall be payable.

     Section 10.3 Documentary Taxes. The Borrower agrees that it will pay any documentary, stamp or similar taxes payable with respect to any Credit Document, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and regardless whether any credit is then in use or available hereunder.

     Section 10.4 Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Credit Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as the Borrower has any Obligation hereunder or any Commitment hereunder is in effect.

     Section 10.5 Survival of Indemnities. All indemnities and all other provisions relative to reimbursement to the Agent and the Lenders of amounts sufficient to protect the yield of the Lenders or the Agent with respect to the Loans or the Agent Loans, as applicable, shall survive the termination of this Agreement and the other Credit Documents and the payment of the Loans and all other Obligations or Agent Obligations, as applicable, for a period of one (1) year.

     Section 10.6 Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of, and throughout the continuance of, any Default or Event of Default, the Agent and each of the Lenders and each subsequent holder of any of the Notes is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower, to any Subsidiary of the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other Indebtedness at any time held or owing by the Agent or the Lenders or that subsequent holder to or for the credit or the account of the Borrower, whether or not matured, against and on account of the obligations and liabilities of the Borrower to the Agent or the Lenders or that subsequent holder under the Credit Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Credit Documents, irrespective of whether or not (i) the Agent or any of the Lenders or that subsequent holder shall have made any demand hereunder or (ii) the principal of or the interest on the Loans, the Notes and other amounts due hereunder shall have become due and payable hereunder and although said obligations and liabilities, or any of them, may be contingent or unmatured. The Agent or such Lender, as applicable, shall promptly give the Borrower notice of any such setoff, provided that any failure to give such notice shall not impact the validity of any such setoff or give rise to any liability of the Agent or any Lender as a result of any such failure. The Agent and the Lenders agree, if there shall be any other Lenders pursuant to Section 10.10(b), that if a Lender receives and retains any payment, whether by setoff or application of deposit balances or otherwise, on any of the Loans or L/C Obligations in excess of its ratable share of payments on all such Obligations then owed to the Lenders hereunder, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans or L/C Obligations, or participations therein, held by such Lender (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, with interest pro rata, to the extent the purchasing Lender is required to pay interest on the amount restored.

     Section 10.7 Notices. Except as otherwise specified herein, all notices under the Credit Documents shall be in writing (including cable, telecopy or telex) and shall be given to a party hereunder at its address, telecopier number or telex numbers set forth below or such other address, telecopier number or telex as such party may hereafter specify by notice to the Lenders or the Borrower, as applicable, given by courier, by United States certified or registered mail, by telegram or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Credit Documents shall be addressed to the Agent and the Lenders as set forth on the signature pages hereto and to the Borrower as follows:

             Quanta Services, Inc.
             1360 Post Oak Blvd., Suite 2100
             Houston, Texas 77056
             Attention: Mr. James Haddox
             Telephone: (713) 629-7600
             Fax No.:   (713) 629-7676

             with a copy to

             Quanta Services, Inc.
             1360 Post Oak Blvd., Suite 2100
             Houston, Texas  77056
             Attention: General Counsel
             Telephone:  (713) 629-7600
             Fax No.:    (713) 629-7676

     Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section 10.7 and a confirmation of receipt of such telecopy has been received by the sender, (ii) if given by telex, when such telex is transmitted to the telex number specified in this Section 10.7 and the answer back is received by sender, (iii) if given by courier, when delivered, (iv) if given by mail, five (5) days after such communication is deposited in the mail, registered with return receipt requested, addressed as aforesaid or (v) if given by any other means, when delivered at the addresses specified in this
Section 10.7; provided that any notice given pursuant to Section 2 shall be effective only upon receipt and, provided further, that any notice that but for this provision would be effective after the close of business on a Business Day or on a day that is not a Business Day shall be effective at the opening of business on the next Business Day.

     Section 10.8 Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same Agreement.

     Section 10.9 Successors and Assigns. This Agreement shall be binding upon the Borrower, the Agent, the Syndication Agent, the Documentation Agent, the Co-Agents and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Agent, the Syndication Agent, the Documentation Agent, the Co-Agents and the Lenders and their respective successors and assigns, including any subsequent holder of the Notes. The Borrower may not assign any of its rights or obligations under any Credit Document without the consent of the Agent and all of the Lenders.

     Section 10.10 Sales and Transfers of Borrowings and Notes; Participations in Borrowings and Notes.

             (a) Any Lender may at any time sell to one or more banks or other financial institutions having a combined capital and surplus of at least $250,000,000 ("Participants"), participating interests in any Borrowing owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder, provided that no Lender may sell any participating interests in any such Borrowing, Note, Commitment or other interest hereunder without also selling to such Participant the appropriate pro rata share of its Borrowings, Notes, Commitments and other interests hereunder, and provided further that no Lender shall transfer, grant or assign any participation under which the Participant shall have rights to vote upon or consent to any matter to be decided by the Lender or the Majority Lenders hereunder or under any Credit Document or approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) increase the amount of such Lender's Commitment and such increase would affect such Participant, (ii) reduce the principal of, or interest on, any of such Lender's Borrowings, or any fees or other amounts payable to such Lender hereunder and such reduction would affect such Participant, (iii) postpone any date fixed for any scheduled payment of principal of, or interest on, any of such Lender's Borrowings, or any fees or other amounts payable to such Lender hereunder, or (iv) release any collateral for any Obligation (including, without limitation, any Subsidiary Guaranty), except as otherwise specifically provided in any Credit Document. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section 10.6. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.12 and 8.3 with respect

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

to its participation in the Commitments and the Borrowings outstanding from time to time, provided that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred.

             (b) Any Lender may at any time sell to any Lender or any Affiliate thereof, and, with the consent of the Agent and the Borrower (which shall not be unreasonably withheld or delayed), to one or more banks or other financial institutions having a combined capital and surplus of at least $250,000,000 (a "Purchasing Lender"), all or any part of its rights and obligations under this Agreement and the Notes, pursuant to an Assignment Agreement in the form attached as Exhibit 10.10 hereto, executed by such Purchasing Lender and such transferor Lender (and, in the case of a Purchasing Lender which is not then a Lender or an Affiliate thereof, by the Borrower and the Agent) and delivered to the Agent; provided that, each such sale to a Purchasing Lender shall be in an amount of $5,000,000 or more, or if in a lesser amount, such sale shall be of all of the Lender's rights and obligations under this Agreement and all of the Notes payable to it to one eligible assignee. Notwithstanding the above, any Lender may sell to one or more eligible assignees all or any part of their rights and obligations under this Agreement and the Notes with only the consent of the Agent (which shall not be unreasonably withheld) if an Event of Default shall have occurred and be continuing. No Lender may sell any Loans to a Purchasing Lender without also selling to such Purchasing Lender the appropriate pro rata share of its Borrowings, Notes, Commitments and other interests hereunder, including participations in Letters of Credit hereunder; provided that, the Agent shall not be required to sell its Agent Loans at such time as it may sell any other portion of its Borrowings, Notes, Commitments and other interests hereunder. Upon such execution, delivery, acceptance and recording, from and after the effective date of the transfer determined pursuant to such Assignment Agreement (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment Agreement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein and (y) the transferor Lender thereunder shall, to the extent provided in such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitments and Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the Notes and the other Credit Documents. On or prior to the effective date of the transfer determined pursuant to such Assignment Agreement, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for any surrendered Notes, new Notes as appropriate to the order of such Purchasing Lender in an amount equal to the Commitments assumed by it pursuant to such Assignment Agreement, and, if the transferor Lender has retained a Commitment or Borrowing hereunder, new Notes to the order of the transferor Lender in an amount equal to the Commitments or Borrowings retained by it hereunder. Such new Notes shall be dated the Initial Borrowing Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Agent to the Borrower marked "cancelled."

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

             (c) Upon its receipt of an Assignment Agreement executed by a transferor Lender, a Purchasing Lender and the Agent (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Borrower), together with payment to the Agent hereunder of a registration and processing fee of $3,500, the Agent shall (i) promptly accept such Assignment Agreement, and (ii) on the effective date of the transfer determined pursuant thereto give notice of such acceptance and recordation to the Lenders and the Borrower.

             (d) The provisions of the foregoing clauses (b) and (c) shall not apply to or restrict, or require the consent of or any notice to any Person to effectuate, the pledge or assignment by any Lender of its rights under this Agreement and its Notes to any Federal Reserve Bank.

             (e) If, pursuant to this Section 10.10 any interest in this Agreement or any Note is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States of America or any State thereof, the transferor Lender shall cause such transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such transferee in respect of the Loans or the L/C Obligations,
(ii) to furnish to the transferor Lender (and, in the case of any Purchasing Lender, the Agent and the Borrower) either U.S. Internal Revenue Service
Form 4224 or U.S. Internal Revenue Service Form 1001 or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities (wherein such transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to provide the transferor Lender (and, in the case of any Purchasing Lender, the Agent and the Borrower) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments dully executed and completed by such transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     Section 10.11 Amendments. Any provision of the Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Majority Lenders (in the case of a consent or waiver, the Borrower may rely on the consent or waiver of the Agent on behalf of the Majority Lenders, the Agent agreeing to obtain the necessary consents or waivers from the Majority Lenders before providing such consent or waiver), and
(c) if the rights or duties of the Agent are affected thereby, the Agent; provided that:

                    (i) no amendment or waiver shall (A) increase the Commitment Amount without the consent of all Lenders or increase any Commitment of any Lender without the consent of such Lender, (B) postpone the Maturity Date without the consent of all Lenders (and the Agent in the case of Agent Loans) or reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan, Reimbursement Obligation or of any fee or any other amounts payable hereunder without the consent of each Lender owed such Obligation or (C) release any Subsidiary Guaranty or any Collateral without the consent of all the Lenders and the Agent; and

                    (ii) no amendment or waiver shall, unless signed by each Lender, change the provisions of this Section 10.11 or the definition of Majority Lenders or affect the number of Lenders required to take any action under any other provision of the Credit Documents.

     Section 10.12 Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

     Section 10.13 Legal Fees, Other Costs and Indemnification. The Borrower, upon demand by the Agent, the Syndication Agent, the Documentation Agent, any Co-Agent or any Lender, agrees to pay the reasonable fees and disbursements of legal counsel to the Agent, the Syndication Agent, the Documentation Agent, any Co-Agent or any Lender in connection with the preparation and execution of the Credit Documents, any amendment, waiver or consent related thereto, whether or not the transactions contemplated therein are consummated, any Default or Event of Default by the Borrower hereunder and any enforcement (including, without limitation, all workout and bankruptcy proceedings) of any of the Credit Documents or collection of any Obligations; provided that the Borrower shall only have to pay the reasonable fees and disbursements of one law firm in connection therewith unless the Agent, the Syndication Agent, the Documentation Agent, any Co-Agent, any Lender or their counsel is of the reasonable opinion that representation by one law firm would not be feasible or that a conflict of interest would exist. The Borrower further agrees to indemnify the Agent, the Syndication Agent, the Documentation Agent, each Co-Agent and each Lender and its respective directors, officers, shareholders, employees and attorneys (collectively, the "Indemnified Parties"), against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable attorneys' fees and other reasonable expenses of litigation or preparation therefor, whether or not the Indemnified Party is a party thereto) which any of them may pay or incur arising out of or relating to (a) any Credit Document, the Loans, the Letters of Credit or the application or proposed application by the Borrower of the proceeds of any Loan, REGARDLESS OF WHETHER SUCH CLAIMS OR ACTIONS ARE FOUNDED IN WHOLE OR IN PART UPON THE ALLEGED SIMPLE OR CONTRIBUTORY NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES AND/OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES OR ATTORNEYS, (b) any investigation of any third party or any governmental authority involving the Agent, the Syndication Agent, the Documentation Agent, any Co-Agent or any Lender and related to any use made or proposed to be made by the Borrower of the proceeds of the Borrowings, or any transaction financed or to be financed in whole or in part, directly or indirectly with the proceeds of any Borrowing, and
(c) any investigation of any third party or any governmental authority, litigation or proceeding, related to any environmental cleanup, audit, compliance or other matter relating to any Environmental Law or the presence of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law) with respect to the Borrower or any of its Subsidiaries, regardless of whether caused by, or within the control of, the Borrower or any of its Subsidiaries; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any of the foregoing arising out of (i) such Indemnified Party's gross negligence or willful misconduct, (ii) the Agent's failure to pay under any Letter of Credit after the presentation to it of a request required to be paid under applicable law, (iii) the Agent's, the Syndication Agent's, the Documentation Agent's, any Co-Agent's or any Lender's breach of any material provision of any Credit Document, or any dispute solely among the Agent, the Syndication Agent, the Documentation Agent, the Co-Agents, the Lenders or any of same. The Borrower, upon demand by the Indemnified Party at any time, shall reimburse the Indemnified Party for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing except if the same is excluded from indemnification pursuant to the provisions of the foregoing sentence.

     Section 10.14 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

             (a) The Credit Agreement, and the other Credit Documents, and the rights and duties of the parties thereto, shall be construed in accordance with and governed by the internal laws of the State of Texas.

             (b) THE AGENT, THE SYNDICATION AGENT, THE DOCUMENTATION AGENT, EACH CO-AGENT, EACH LENDER AND THE BORROWER HEREBY WAIVES ITS RIGHT TO RESOLVE DISPUTES, CLAIMS, AND CONTROVERSIES ARISING FROM THE CREDIT AGREEMENT, ANY OTHER CREDIT DOCUMENT OR ANY MATTER IN CONNECTION THEREWITH, INCLUDING, WITHOUT LIMITATION, CONTRACT DISPUTES AND TORT CLAIMS, THROUGH ANY COURT PROCEEDING OR LITIGATION AND ACKNOWLEDGES THAT ALL SUCH DISPUTES, CLAIMS AND CONTROVERSIES SHALL BE RESOLVED PURSUANT TO THIS SECTION, EXCEPT THAT EQUITABLE RELIEF AND CERTAIN OTHER RIGHTS AND REMEDIES SET FORTH BELOW MAY BE SOUGHT FROM ANY COURT OF COMPETENT JURISDICTION. EACH PARTY REPRESENTS TO THE OTHER PARTIES THAT THIS WAIVER IS MADE KNOWINGLY AND VOLUNTARILY AFTER CONSULTATION WITH AND UPON ADVICE OF ITS COUNSEL AND IS A MATERIAL PART OF THIS AGREEMENT. ALL SUCH DISPUTES, CLAIMS AND CONTROVERSIES SHALL BE RESOLVED BY BINDING ARBITRATION PURSUANT TO THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in Houston, Texas or at any other place selected by mutual agreement of the parties. No act to take or dispose of any collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration provision shall not limit the right of any party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including exercising the right of set-off, or taking or disposing of such property with or without judicial process pursuant to the Uniform Commercial Code. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The federal arbitration act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

             (c) To the fullest extent permitted by applicable law, each party hereto agrees that any court proceeding or litigation permitted by
Section 10.14(b) may be brought and maintained in the courts of the State of Texas sitting in Harris County or the United States District Court for the Southern District of Texas. To the fullest extent permitted by applicable law, the Borrower hereby expressly and irrevocably submits to the jurisdiction of the courts of the State of Texas and the United States District Court for the Southern District of Texas for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any judgment rendered thereby in connection with such litigation. To the fullest extent permitted by applicable law, the Borrower further irrevocably consents to the service of process, by registered mail, postage prepaid, or by personal service within or without the state of Texas. To the fullest extent permitted by applicable law, the Borrower hereby expressly and irrevocably waives any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum. To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives to the fullest extent permitted by applicable law, such immunity in respect of its obligations under the Credit Agreement and the other Credit Documents.

             (d) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY (BY ITS ACCEPTANCE HEREOF) WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING PERMITTED BY SECTION 10.14(B) AND WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF THE CREDIT AGREEMENT, ANY OTHER CREDIT DOCUMENT, ANY OTHER RELATED DOCUMENT OR ANY RELATIONSHIP BETWEEN THE AGENT, ANY LENDER, THE BORROWER AND/OR ANY GUARANTOR, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR DISPUTE SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE LENDERS TO PROVIDE THE LOANS AND THE LETTERS OF CREDIT."

     Section 10.15 Confidentiality. The Agent, the Syndication Agent, the Documentation Agent, each Co-Agent and each Lender agrees it will not disclose without the Borrower's consent (other than to its employees, auditors, counsel or other professional advisors or to its Affiliates on a need to know basis and provided that such Persons agree to be bound by this Section 10.15) any information concerning the Borrower or any of its Subsidiaries furnished pursuant to any of the Credit Documents; provided that the Agent, the Syndication Agent, the Documentation Agent, any Co-Agent and any Lender may disclose any such information (i) that has become generally available to the public other than through the Agent, the Syndication Agent, the Documentation Agent, the Co-Agents or the Lenders or that was previously known to the Agent, the Syndication Agent, the Documentation Agent, such Co-Agent or such Lender or comes from a source other than the Borrower or any of its Subsidiaries, (ii) if required or appropriate in any examination or audit or any report, statement or testimony submitted to any federal or state regulatory body having or claiming to have jurisdiction over the Agent, the Syndication Agent, the Documentation Agent, such Co-Agent or such Lender, (iii) if required or appropriate in response to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to Agent, the Syndication Agent, the Documentation Agent, such Co-Agent or such Lender, (v) to any prospective or actual permitted transferee in connection with any contemplated or actual permitted transfer of any interest in the Note by such Lender (but only after the Borrower's conditional approval has been obtained to such transfer to the extent any such approval is required hereunder), and (vi) in connection with the exercise of any remedies by the Agent, the Syndication Agent, the Documentation Agent, any Co-Agent or any Lender; provided that such actual or prospective transferee executes an agreement with the applicable Lender containing provisions substantially identical to those contained in this Section 10.15 prior to such transferee's receipt of any such information.

     Section 10.16 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 10.17 Change in Accounting Principles or Tax Laws. If (i) any change in accounting principles from those used in the preparation of the financial statements of the Borrower referred to in Section 5.9 is hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accounts (or successors thereto or agencies with similar functions) and such change materially affects the calculation of any component of any financial covenant, standard or term found in this Agreement, or (ii) there is a material change in federal or foreign tax laws which materially affects the Borrower's ability to comply with the financial covenants, standards or terms found in this Agreement, the Borrower, the Agent and the Lenders agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the Borrower's and its Subsidiaries' consolidated financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

     Section 10.18 Loans Under Prior Credit Agreement. On the Initial Borrowing Date:

             (a) The Borrower shall pay all accrued and unpaid commitment fees outstanding under the Amended and Restated Credit Agreement;

             (b) each Revolving Loan under the Amended and Restated Credit Agreement shall be deemed to be repaid with the proceeds of a new LIBOR Loan(s) and each Agent Loan under the Amended and Restated Credit Agreement shall be deemed to be repaid with the proceeds of a new Base Rate Loan;

             (c) each Letter of Credit outstanding under the Amended and Restated Credit Agreement shall be deemed to have been issued under this Agreement without payment of any further fronting fee (but subject to the other fees set forth in Section 3.1(b)); and

             (d) the Amended and Restated Credit Agreement and the commitments thereunder shall be superseded by this Agreement and such commitments shall terminate.

     Section 10.19 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower, the Agent, the Syndication Agent, the Documentation Agent, each Co-Agent and each Lender has signed and delivered to the Agent a counterparty signature page hereto or, in the case of a Lender, the Agent has received telex or facsimile notice that such a counterpart has been signed and mailed to the Agent.

     Section 10.20 Notice. The Credit Documents constitute the entire understanding among the Borrower, the Agent, the Syndication Agent, the Documentation Agent, the Co-Agents and the Lenders and supersede all earlier or contemporaneous agreements, whether written or oral, concerning the subject matter of the Credit Documents. THIS WRITTEN AGREEMENT TOGETHER WITH THE OTHER CREDIT DOCUMENTS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                                  BORROWER:

                                  QUANTA SERVICES, INC.



                                  By:
                                     ------------------------------------------
                                  Name:      James H. Haddox
                                  Title:     Chief Financial Officer

                                             LENDERS:

Percentage of Commitment: 17.1428571428%     BANK ONE, TEXAS, National Association,
                                             as Administrative Agent and as a Lender


                                             By:
                                                ------------------------------------
                                             Name:         John E. Elam, Jr.
                                             Title:        Vice President

Bank One, Texas, National Association
P.O. Box 2629
Houston, TX  77252-2629
Attention: Mr. John E. Elam, Jr.
Telephone No.:  (713) 751-3806
Fax No.:  (713) 751-6199
Telex No.:  6734165
Answerback:  BONE DAL

Payment Instructions:
--------------------
Name of Credit Bank:     Bank One, Texas, National Association
City, State:             Houston, Texas
Method of Payment:       ABA #111000614
For Credit To:           Bank One, Texas, National Association
Account No.:             0749905618
Reference:               Quanta Services, Inc.
Attention:               Ms. Violet Nolton


Lending Office:
--------------
Bank One, Texas, National Association
910 Travis
Houston, TX  77002
Attention: Mr. John E. Elam, Jr.
Telephone No.:  (713) 751-3806
Fax No.: (713) 751-6199

Percentage of Commitment: 14.2857142857%     NATIONAL CITY BANK, as Syndication
                                             Agent and as a Lender


                                             By:
                                                ------------------------------------
                                                Name:         Michael J. Durbin
                                                Title:        Vice President

Address for Notices:
-------------------

National City Bank
155 E. Broad Street
Columbus, Ohio 43251-0034
Attention: Mr. Michael Durbin
Telephone No.:  (614) 463-8844
Fax No.:  (614) 463-8572



Payment Instructions:
--------------------
Name of Credit Bank:    National City Bank
City, State:            Columbus, Ohio
Method of Payment:      ABA #041000124
For Credit To:          National City Bank
Account No.:            151804
Reference:              Quanta Services, Inc.
Attention:              Ms. Debbie Smithers (614) 463-7227



Lending Office:
--------------
National City Bank
155 E. Broad Street
Columbus, Ohio 43251-0034
Telephone No.:  (614) 463-8844
Fax No.: (614) 463-8572

Percentage of Commitment: 14.2857142857%     NATIONSBANK, N.A., as Documentation
                                             Agent and as a Lender



                                             By:
                                                ------------------------------------
                                                Name:         Albert L. Welch
                                                Title:        Vice President

Address for Notices:
-------------------

700 Louisiana St., 7/th/ Floor
Houston, TX 77002
Attention: Mr. Albert L. Welch
Telephone No.:  (713) 247-6631
Fax No.:  (713) 247-7748


Payment Instructions:
--------------------
Name of Credit Bank:     NationsBank, N.A.
City, State:             Dallas, Texas
Method of Payment:       ABA #111000025
For Credit To:           Quanta Services, Inc.
Attention:               Ms. Jennifer Textus
Telephone No.:           (713) 247-6906



Lending Office:
--------------

700 Louisiana St., 7/th/ Floor
Houston, TX 77002
Attention: Mr. Albert L. Welch
Telephone No.:  (713) 247-6631
Fax No.:  (713) 247-7748

Percentage of Commitment: 11.4285714286%     BANKBOSTON, N.A., as a Co-Agent and
                                             as a Lender



                                             By:
                                                ------------------------------------
                                             Name:
                                                  ----------------------------------
                                             Title:
                                                   ---------------------------------

Address for Notices:
-------------------

100 Federal St. 1-8-1
Boston, MA 02110
Attention: Mr. Michael Kane
Telephone No.:  (617) 434-5358
Fax No.:  (617) 434-3652
Telex No.:
          --------------------
Answerback:
           -------------------


Payment Instructions:
--------------------
Name of Credit Bank:     BankBoston, N.A.
City, State:
Method of Payment:
                         ------------------------
For Credit To:
                         ------------------------
Account No.:
                         ------------------------
Reference:               Quanta Services, Inc.



Lending Office:
--------------

---------------------

---------------------

---------------------
Telephone No.:
              --------------------
Fax No.:
        --------------------------

Percentage of Commitment: 11.4285714286%     LASALLE NATIONAL BANK, as a Co-
                                             Agent and as a Lender



                                             By:
                                                ------------------------------------
                                                   Richard J. Kress, Vice President

Address for Notices:
-------------------

135 S. LaSalle Street, Rm. 214
Chicago, IL 60603
Attention: Mr. Richard J. Kress
Telephone No.:  (312) 904-7406
Fax No.:  (312) 904-6021


Payment Instructions:
--------------------
Name of Credit Bank:     LaSalle National Bank
City, State:             Chicago, IL
Method of Payment:       ABA # - 071-000-505
For Credit To:           Commercial Wires
Account No.:             #1378018
Reference:               Quanta Services, Inc.
Attention:               Mr. Richard J. Kress


Lending Office:
--------------
135 LaSalle Street, Rm. 214
Chicago, IL 60603
Attention: Saheer Gasteier
Telephone No.: (312) 904-6715
Fax No.:  (312) 904-6021

Percentage of Commitment: 11.4285714286%     THE BANK OF NOVA SCOTIA, as a Co-
                                             Agent and as a Lender


                                             By:
                                                ------------------------------------
                                             Name:
                                                  ----------------------------------
                                             Title:
                                                   ---------------------------------

Address for Notices:                         with a copy to:

The Bank of Nova Scotia,                     The Bank of Nova Scotia
Atlanta Agency                               Houston Representative Office
600 Peachtree Street N.E., Suite 2700        1100 Louisiana, Suite 3000
Atlanta, Georgia  30308                      Houston, Texas 77002
Attention: Mr. F.C.H. Ashby                  Attention: Mr. Greg George
Telephone No.: (404) 877-1500                Telephone No.: (713) 759-3430
Fax No.: (404) 888-8998                      Fax No.: (713) 752-2425
Telex: 00542319                              Telex: RCA 216312
Answerback: SCOTIABANK ATL                   Answerback: SCOTIABANK HOU



Payment Instructions:
--------------------
Name of Credit Bank:     The Bank of Nova Scotia, New York Agency
City, State:             New York, New York
Method of Payment:       ABA #026002532
For Credit To:           The Bank of Nova Scotia, Atlanta Agency
Account No.:             0606634
Reference:               Quanta Services, Inc.
Attention:
                         ------------------------


Lending Office:
--------------
The Bank of Nova Scotia,
Atlanta Agency
600 Peachtree Street N.E., Suite 2700
Atlanta, Georgia  30308
Attention: Mr. F.C.H. Ashby
Telephone No.: (404) 877-1500
Fax No.: (404) 888-8998
Telex: 00542319
Answerback: SCOTIABANK ATL

Percentage of Commitment: 8.5714285714%      CREDIT LYONNAIS NEW YORK
                                             BRANCH, as a Lender


                                             By:
                                                ------------------------------------
                                             Name:
                                                  ----------------------------------
                                             Title:
                                                   ---------------------------------

                                             By:
                                                ------------------------------------
                                             Name:
                                                  ----------------------------------
                                             Title:
                                                   ---------------------------------


Address for Notices:                         With a copy to:
-------------------
Credit Lyonnais New York Branch              Credit Lyonnais
1301 Avenue of the Americas                  2200 Ross Ave., Suite 4400-W
New York, New York  10019                    Dallas, Texas 75201
Attention: Mr. Ron Finn                      Attention: Mr. Blake Wright
Telephone No.: (212) 261-7050                Telephone No.: (214) 220-2303
Fax No.: (212) 459-3187                      Fax No.: (214) 220-2323



Payment Instructions:
--------------------

Name of Credit Bank:     Credit Lyonnais New York
City, State:             New York, New York
ABA No.:                 026008073
Method of Payment:       Federal Funds
For Credit To:           Loan Servicing
Account No.:             01-88179-3701-00-179
Reference:               Quanta Services, Inc.
Attention:
                         ------------------------

Lending Office:
--------------

Credit Lyonnais New York Branch
1301 Avenue of the Americas
New York, New York  10019
Attention: Mr. Ron Finn
Telephone No.: (212) 261-7050
Fax No.: (212) 459-3187

Percentage of Commitment: 5.7142857143%      COMERICA BANK, as a Lender



                                             By:
                                                ------------------------------------
                                             Name:    Mark Grover
                                             Title:   Vice President

Address for Notices:
-------------------

4100 Spring Valley Rd., Suite 900
Dallas, TX  75244
Attention: Mr. Mark Grover
Telephone No.:  (214) 818-2545
Fax No.:  (214) 818-2550
Telex No.:  N/A
Answerback:  N/A



Payment Instructions:
--------------------
Name of Credit Bank:     Comerica Bank
City, State:             Detroit, MI
Method of Payment:       ABA #072000096
For Credit To:           Commercial Loan Servicing
Account No.:             21585-90010
Reference:               Quanta Services, Inc.



Lending Office:
--------------
Comerica Bank
P.O. Box 75000
Detroit, MI  48275-5130
Telephone No.:  (702) 791-4804
Fax No.: (702) 791-2371

Percentage of Commitment: 5.7142857143%      THE BANK OF TOKYO-MITSUBISHI,
                                             LTD., as a Lender



                                             By:
                                                ------------------------------------
                                             Name:
                                                  ----------------------------------
                                             Title:
                                                   ---------------------------------

Address for Notices:
-------------------

The Bank of Tokyo - Mitsubishi, Ltd.,
Houston Agency
1100 Louisiana, Suite 2800
Houston, Texas  77002
Attention: Mr. Mike Innes
Telephone No.: (713) 655-3807
Fax No.: (713) 655-3855

Payment Instructions:
--------------------
Name of Credit Bank:     The Bank of Tokyo-Mitsubishi, Ltd., New York Agency
City, State:             New York, New York
Method of Payment:       ABA #026-009-632
For Credit To:           The Bank of Tokyo-Mitsubishi, Ltd., Houston Agency
Account No.:             30001710
Reference:               Quanta Services, Inc.
Attention:               Ms. Nadra H. Breir

Lending Office:
--------------
The Bank of Tokyo - Mitsubishi, Ltd.,
Houston Agency
1100 Louisiana, Suite 2800
Houston, Texas  77002
Attention: Ms. Nadra H. Breir
Telephone No.: (713) 655-3847
Fax No.: (713) 658-0116

                                                                    EXHIBIT 4.1A

                        [AMENDED AND RESTATED] GUARANTY

     THIS [AMENDED AND RESTATED] GUARANTY (this "Guaranty") dated as of November 12, 1998, is from each of the undersigned Guarantors (each a "Guarantor"), to the Lenders referred to hereinafter and Bank One, Texas, National Association, as Agent for the Lenders (in such capacity the "Agent").

                                   RECITALS:

     [A. Quanta Services, Inc., a Delaware corporation (the "Borrower") the various financial institutions as are or may from time to time become parties thereto (collectively, the "Lenders"), National City Bank, as Syndication Agent for the Lenders, NationsBank, N.A., as Documentation Agent for the Lenders, and BankBoston, N.A., LaSalle National Bank, and The Bank of Nova Scotia, as Co-Agents for the Lenders, and Secured Party have entered into that certain Second Amended and Restated Secured Credit Agreement dated as of November 12, 1998 (herein, as the same may be amended, modified, supplemented, extended, rearranged, and/or restated from time to time, collectively called the "Credit Agreement"), pursuant to which, upon the terms and conditions therein set forth,
(i) the Lenders have agreed to from time to time make Revolving Loans to the Borrower, which Revolving Loans are evidenced by Notes of the Borrower dated November 12, 1998, in the aggregate original principal amount of $175,000,000, payable to the order of the Lenders, and the Agent, in its sole discretion, may make Agent Loans to the Borrower in the aggregate original principal amount of $5,000,000 pursuant to its Note (together, herein, as the same may be amended, modified, supplemented, extended, rearranged, and/or restated from time to time, together with any notes given by any Guarantor in extension, replacement, rearrangement, modification and/or substitution thereof or therefor, collectively called the "Notes"), and (ii) the Agent on behalf of the Lenders has agreed to issue Letters of Credit for the account of the Borrower. Capitalized terms used herein without definition shall have the meanings assigned in the Credit Agreement.]

     [A. Quanta Services, Inc., a Delaware corporation (the "Borrower"), the various financial institutions as are parties thereto, and the Agent have entered into that certain Amended and Restated Credit Agreement dated as of August 3, 1998, as amended by that certain First Amendment to Credit Agreement dated as of September 29, 1998 (the "Prior Credit Agreement"), pursuant to which, upon the terms and conditions set forth therein, such lenders agreed to make loans to the Borrower, and the Agent, on behalf of such lenders, agreed to issue letters of credit for the account of the Borrower in the aggregate principal amount of $125,000,000, and Five Points Construction Company has executed and delivered its Guaranty in connection therewith dated as of August 4, 1998, each of the other Guarantors has executed and delivered its Amended and Restated Guaranty in connection therewith dated as of August 3, 1998 (each a "Prior Guaranty").]

     B. Certain of the parties to the Prior Credit Agreement have entered into that certain Second Amended and Restated Secured Credit Agreement dated as of November 12, 1998, which amends and restates in its entirety the Prior Credit Agreement (herein, as the same may be amended, modified, supplemented, extended, rearranged and/or restated from time to time, called the "Credit Agreement"), pursuant to which, upon the terms and conditions therein set forth, (i) the various financial institutions as are parties thereto (collectively, the "Lenders") have agreed to from time to time make Revolving Loans to the Borrower, which Revolving Loans are evidenced by Notes of the Borrower dated November 12, 1998, in the aggregate original principal amount of $175,000,000, payable the order of the Lenders, respectively, and the Agent may, in its sole discretion, make Agent Loans to the Borrower, in an aggregate principal amount of up to $5,000,000 pursuant to its Note (herein, as amended, extended, modified, rearranged and/or supplemented from time to time, together with any promissory notes given in extension, replacement, rearrangement, modification and/or substitution thereof or therefor, collectively called the "Notes") and (ii) the Agent on behalf of the Lenders has agreed to issue Letters of Credit for the account of the Borrower. Capitalized terms used herein without definition shall have the meanings assigned in the Credit Agreement.]

     [B.][C.] As a condition precedent to the making of the Loans and the issuance of the Letters of Credit under the Credit Agreement, each of the Guarantors is required to execute and deliver this Guaranty [which amends and restates in its entirety its Prior Guaranty.]

     [C.][D.] Each of the Guarantors has duly authorized the execution, delivery and performance of this Guaranty.

     [D.][E.] It is in the best interests of each of the Guarantors to execute this Guaranty inasmuch as each of the Guarantors will derive substantial direct and indirect benefits from the Loans made from time to time to the Borrower and the issuance of Letters of Credit by the Agent pursuant to the Credit Agreement.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Agent and the Lenders to make Loans to the Borrower and to issue or participate in Letters of Credit pursuant to the Credit Agreement, each of the Guarantors, jointly and severally, agrees, for the benefit of the Agent and each Lender, as follows:

                                   ARTICLE I

                                   GUARANTY

     1.1 Guaranty. For value received, and in consideration of any loan or other financial accommodation, heretofore or hereafter at any time made or granted to the Borrower by the Agent and the Lenders, each of the Guarantors, jointly and severally, hereby unconditionally guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all obligations of the Borrower to the Agent and each Lender and their successors and assigns, howsoever created, arising or evidenced, whether direct or indirect, primary or secondary, absolute or contingent, joint or several, or now or hereafter existing or due or to become due, including, without limitation, all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. (S) 362(a), and the operation of Sections 502(b) and 506(b) of such Bankruptcy Code, 11 U.S.C. (S) 502(b) and (S) 506(b), under and in connection with the Credit Agreement, including, without limitation under (a) the Notes, and (b) the Letters of Credit, including any Reimbursement Obligations with respect thereto (all such obligations being hereinafter collectively called the "Liabilities"), and each of the Guarantors further agrees, jointly and severally, to pay all reasonable expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by the Agent and any Lender in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Guaranty. Anything herein contained to the contrary notwithstanding, the amount of this Guaranty which shall be enforceable against any one Guarantor, however, shall not exceed the maximum amount which such Guarantor could pay under this Guaranty without having such payment set aside as a fraudulent transfer or conveyance or similar action under such Bankruptcy Code or any applicable state law.

     1.2 Bankruptcy. Each of the Guarantors hereby agrees that, in the event of the dissolution or insolvency of the Borrower or any Guarantor, or the inability or failure of the Borrower or any Guarantor to pay its debts as they become due, or an assignment by the Borrower or any Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of the Borrower or any Guarantor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, such Guarantor will pay to the Lender forthwith the full amount which would be payable hereunder by such Guarantor as if all Liabilities were then due and payable.

     1.3 Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of, and throughout the continuance of, any Event of Default under the Credit Agreement, the Agent and each Lender and each subsequent holder of any of the Notes is hereby authorized by each of the Guarantors without notice to the Borrower, any Guarantor or any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other Indebtedness at any time held or owing by the Agent, that Lender or that subsequent holder to or for the credit or the account of any Guarantor, whether or not matured, against and on account of the obligations and liabilities of the Borrower and the Guarantors to the Agent, such Lender or such subsequent holder under the Credit Documents, irrespective of whether or not (a) the Agent, such Lender or such subsequent holder shall have made any demand hereunder, or (b) the principal of or the interest on the Loans, the L/C Obligations or any other amounts due hereunder shall have become due and payable and although said obligations and liabilities, or any of them, may be contingent or unmatured.

     1.4 Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute and unconditional Guaranty, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of the Borrower or any Guarantor or that at any time or from time to time all Liabilities may have been paid in full), until all Liabilities (including any renewals, extensions and/or rearrangements of any thereof) and all interest thereon and all reasonable expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by the Agent and the Lenders in endeavoring to collect the Liabilities and in enforcing this Guaranty shall have been finally paid in full and the Commitments have been permanently terminated.

     1.5 Reinstatement. Each of the Guarantors further agrees that, if at any time all or any part of any payment theretofore applied by the Agent or any Lender to any of the Liabilities is or must be rescinded or returned by the Agent or any Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower or any Guarantor), such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent or any Lender, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Agent or any Lender had not been made.

     1.6 Rights of the Agent and Lenders. The Agent or any Lender may, from time to time, at its sole discretion and without notice to any of the Guarantors, take any or all of the following actions:

          (a) retain or obtain a lien upon or a security interest in any property to secure any of the Liabilities or any obligation hereunder;

          (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the Guarantors, with respect to any of the Liabilities;

          (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of any or all of the Guarantors hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities;

          (d) extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property securing any of the Liabilities; or

          (e) resort to any or all of the Guarantors for payment of any of the Liabilities, whether or not the Agent or the Lenders shall have proceeded against the Borrower or any other Guarantor under this Guaranty or any other obligor primarily or secondarily obligated with respect to any of the Liabilities (all of the actions referred to in this clause being hereby expressly waived by each of the Guarantors).

     1.7 Application of Payments. Any amounts received by the Agent or any Lender from whatsoever source on account of the Liabilities may be applied by it toward the payment of such of the Liabilities, and in such order of application, as the Agent or any Lender may from time to time elect.

     1.8  Waiver.

          (a)  Each of the Guarantors hereby expressly waives:

               (i) notice of the acceptance by the Agent or any Lender of this Guaranty;

               (ii) notice of the existence or creation or non-payment of all or any of the Liabilities;

               (iii) presentment for payment, demand, protest, notice of intent to accelerate, notice of acceleration, notice of dishonor and all other notices whatsoever;

               (iv) all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing; and

               (v) any rights under, or any requirements imposed by, Chapter 34 of the Texas Business and Commerce Code, as amended, and any other rights or requirements that the Agent or any Lender first enforce any rights or remedies against the Borrower or any other Guarantor or other obligor or against any collateral for any of Liabilities.

          (b) No delay on the part of the Agent or any Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent or any Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon the Agent or any Lender except as expressly set forth in a writing duly signed and delivered on behalf of the Agent or such Lender. No action of the Agent or any Lender permitted hereunder shall in any way affect or impair the rights of the Agent or any Lender and the obligations of the Guarantor under this Guaranty. The obligations of each of the Guarantors under this Guaranty shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of any Guarantor. Each of the Guarantors hereby acknowledges that there are no conditions to the effectiveness of this Guaranty.

     1.9 Subrogation. No payment made by or for the account of any Guarantor pursuant to this Guaranty shall entitle such Guarantor or any other Guarantor by subrogation or otherwise to demand or receive any payments by the Borrower or from or out of any properties of the Borrower until the Liabilities shall have been paid in full. None of the Guarantors shall exercise any right or remedy against the Borrower or any properties of the Borrower by reason of any performance by any Guarantor of this Guaranty until the Liabilities shall have been paid in full.

     1.10 Subordination. Each of the Guarantors hereby subordinates its right to payment from the Borrower of any obligations, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due (collectively, the "Guarantor Liabilities"), to the Liabilities of the Borrower to the Agent and the Lenders, and no payments or other distributions whatsoever in respect of any such Guarantor Liabilities shall be made, nor shall any property or assets of the Borrower be applied to the purchase, acquisition or retirement of any such Guarantor Liabilities; provided that payments on such Guarantor Liabilities may be made at any time no Event of Default shall have occurred and be continuing. Any payments received by any Guarantor in respect of any such Guarantor Liabilities owing to it other than as expressly provided herein shall be held in trust for the Agent and the Lenders.

     1.11 Excess Liabilities. The creation or existence from time to time of Liabilities in excess of the amount to which the right of recovery under this Guaranty is limited, if any, is hereby authorized, without notice to any Guarantor, and shall in no way affect or impair the rights of the Lender and the obligation of the Guarantors under this Guaranty.

     1.12 Successors, Transferees and Assigns. The Agent and each Lender may, from time to time, without notice to any Guarantor, assign or transfer any or all of the Liabilities or any interest therein in accordance with the terms of the Credit Agreement; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were the transferring Lender; provided, however, that, unless the transferring Lender shall otherwise consent in writing, the transferring Lender shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Guaranty, for the benefit of the transferring Lender as to those of the Liabilities which the transferring Lender has not assigned or transferred.

                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES

     2.1 Independent Means of Obtaining Information. Each of the Guarantors hereby represents and warrants to the Agent and each Lender that it now has and will use its best commercial efforts to continue to have independent means of obtaining information concerning the affairs, operations, financial condition, business and prospects of the Borrower.

     2.2 Authorization; No Conflict. Each of the Guarantors hereby further represents and warrants to the Agent and each Lender that

          (a) the execution and delivery of this Guaranty, and the performance by such Guarantor of its obligations hereunder, are within the Guarantor's corporate powers and have been duly authorized by all necessary corporate action on the part of such Guarantor; and

          (b) this Guaranty has been duly executed and delivered on behalf of such Guarantor and is the legal, valid and binding obligation of such Guarantor, enforceable in accordance with its terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and equitable principles relating to or limiting creditors' rights generally, the making and performance of which do not and will not contravene or conflict with the articles or certificate of incorporation and by-laws or other corporate governance documents of any Guarantor or violate or constitute a default under any law, any presently existing requirement or restriction imposed by any judicial, arbitral or governmental instrumentality or any agreement, instrument or indenture by which such Guarantor is bound.

     2.3 Validity and Binding Nature. This Guaranty shall be binding upon each of the Guarantors, and upon the successors and assigns of each of the Guarantors, and shall include any successor or successors, whether immediate or remote, to such entity; provided, however, that no Guarantor may assign any of its obligations hereunder without the prior written consent of the Agent and the Lenders except as may be provided in the Credit Agreement.

                                  ARTICLE III

                               EVENTS OF DEFAULT

     The Guarantor shall be in default under this Guaranty upon the occurrence of and during the continuance of any of the events or conditions defined as Events of Default in the Credit Agreement.

                                  ARTICLE IV

                           MISCELLANEOUS PROVISIONS

     4.1 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Arbitration.

          (a) This Guaranty and the other Credit Documents, and the rights and duties of the parties thereto, shall be construed in accordance with and governed by the internal laws of the State of Texas.

          (b) EACH OF THE GUARANTORS HEREBY WAIVES ITS RIGHT TO RESOLVE DISPUTES, CLAIMS, AND CONTROVERSIES ARISING FROM THIS GUARANTY, ANY OTHER CREDIT DOCUMENT OR ANY MATTER IN CONNECTION THEREWITH, INCLUDING, WITHOUT LIMITATION, CONTRACT DISPUTES AND TORT CLAIMS, THROUGH ANY COURT

     PROCEEDING OR LITIGATION AND ACKNOWLEDGES THAT ALL SUCH DISPUTES, CLAIMS AND CONTROVERSIES SHALL BE RESOLVED PURSUANT TO THIS SECTION, EXCEPT THAT EQUITABLE RELIEF AND CERTAIN OTHER RIGHTS AND REMEDIES SET FORTH BELOW MAY BE SOUGHT FROM ANY COURT OF COMPETENT JURISDICTION. Each of the Guarantors represents to the Lenders that this waiver is made knowingly and voluntarily after consultation with and upon advice of its counsel and is a material part of this Guaranty. All such disputes, claims and controversies shall be resolved by binding arbitration pursuant to the commercial rules of the American Arbitration Association ("AAA"). Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in Houston, Texas or at any other place selected by mutual agreement of the Agent and the Guarantors. No act to take or dispose of any collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use, and employ ancillary or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership or exercising any rights relating to personal property, including exercising the right of set-off or taking or disposing of such property with or without judicial process pursuant to the uniform commercial code. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act or exercise of any right or remedy concerning any collateral, including any claim to rescind, reform or otherwise modify any agreement relating to the collateral, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

          (c) To the fullest extent permitted by applicable law, each of the Guarantors agrees that any court proceeding or litigation permitted by
     Section 4.1(b) may be brought and maintained in the courts of the State of Texas sitting in Harris County or the United States District Court for the Southern District of Texas. To the fullest extent permitted by applicable law, each of the Guarantors hereby expressly and irrevocably submits to the jurisdiction of the courts of the State of Texas and the United States District Court for the Southern District of Texas for the purpose of any such litigation as set forth above and irrevocably agree to be bound by any judgment rendered thereby in connection with such litigation. To the fullest extent permitted by applicable law, the Guarantor further irrevocably consents to the service of process, by registered mail, postage prepaid or by personal service within or without the State of Texas. To the fullest extent permitted by applicable law, each of the Guarantors hereby expressly and irrevocably waives any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum. To the extent that any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, such Guarantor hereby irrevocably waives to the fullest extent permitted by applicable law, such immunity in respect of its obligations under this Guaranty.

          (d) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE GUARANTORS VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY (BY ITS ACCEPTANCE HEREOF) WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY COURT PROCEEDING OR LITIGATION PERMITTED BY SECTION 4.1(B) AND WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT, ANY OTHER RELATED DOCUMENT OR ANY RELATIONSHIP BETWEEN THE AGENT, LENDERS, THE BORROWER AND/OR ANY GUARANTOR, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR DISPUTE TO THE EXTENT PERMITTED BY SECTION 4.1(B) SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE LENDER TO PROVIDE THE LOANS AND THE LETTERS OF CREDIT.

     4.2 Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable laws, but if any provision of this Guaranty shall be prohibited by or invalid under such laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

     4.3 Notices. Except as otherwise specified herein, all notices under this Guaranty shall be in writing (including cable, telecopy or telex) and shall be given to any Guarantor at its address, telecopier number or telex number set forth on the signature page hereof or such other address, telecopier number or telex number as such Guarantor may hereafter specify by notice to the Agent, given by courier, by United States certified or registered mail, by telegram or by other telecommunication device capable of creating a written record of such notice and its receipt. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section on the signature pages hereof and a confirmation of receipt of such telecopy has been received by the sender,
(ii) if given by telex, when such telex is transmitted to the telex number specified on the signature pages hereof and the answerback is received by sender, (iii) if given by courier, when delivered, (iv) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, or
(v) if given by any other means, when delivered at the addresses specified on the signature page hereof.

     IN WITNESS WHEREOF, each of the Guarantors has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the date first above written.

                                       ----------------

Address:                               By:
                                          ------------------------------------
-------------------                    Name:
                                            ----------------------------------
-------------------                    Title:
                                             ---------------------------------

                                                                    EXHIBIT 4.1B

                 [AMENDED AND RESTATED] STOCK PLEDGE AGREEMENT

     THIS [AMENDED AND RESTATED] STOCK PLEDGE AGREEMENT (this "Agreement") dated as of November 12, 1998, is by and between ___________________________, a
________ corporation ("Pledgor"), and Bank One, Texas, National Association, as Agent for the Lenders ("Secured Party").

                                   RECITALS:

          [A. Quanta Services, Inc., a Delaware corporation (the "Borrower") the various financial institutions as are or may from time to time become parties thereto (collectively, the "Lenders"), National City Bank as Syndication Agent for the Lenders, NationsBank, N.A., as Documentation Agent for the Lenders, and BankBoston, N.A., LaSalle National Bank, and The Bank of Nova Scotia, as Co-Agents for the Lenders, and and Secured Party have entered into that certain Second Amended and Restated Secured Credit Agreement dated as of November 12, 1998 (herein, as the same may be amended, modified, supplemented, extended, rearranged, and/or restated from time to time, collectively called the "Credit Agreement"), pursuant to which, upon the terms and conditions therein set forth, (i) the Lenders have agreed to from time to time make Revolving Loans to the Borrower, which Revolving Loans are evidenced by Notes of the Borrower dated November 12, 1998, in the aggregate original principal amount of $175,000,000, payable to the order of the Lenders, and the Agent, in its sole discretion, may make Agent Loans to the Borrower in the aggregate original principal amount of $5,000,000 pursuant to its Note (together, herein, as the same may be amended, modified, supplemented, extended, rearranged, and/or restated from time to time, together with any notes given by Pledgor in extension, replacement, rearrangement, modification and/or substitution thereof or therefor, collectively called the "Notes"), and (ii) the Agent on behalf of the Lenders has agreed to issue Letters of Credit for the account of the Borrower.]

          [A. [Pledgor] [Quanta Services, Inc., a Delaware corporation (the "Borrower")], the various financial institutions as are parties thereto, and the Agent have entered into that certain Amended and Restated Credit Agreement dated as of August 3, 1998, as amended by that certain First Amendment to Credit Agreement dated as of September 29, 1998 (the "Prior Credit Agreement"), pursuant to which, upon the terms and conditions set forth therein, such lenders agreed to make loans to the Borrower, and the Agent, on behalf of such lenders, agreed to issue letters of credit for the account of the Borrower in the aggregate principal amount of $125,000,000, and Pledgor has executed and delivered that certain Stock Pledge Agreement in connection therewith dated as of ____________, 1998 (the "Prior Agreement")].

          B. Certain of the parties to the Prior Credit Agreement have entered into that certain Second Amended and Restated Secured Credit Agreement dated as of November 12, 1998, which amends and restates in its entirety the Prior Credit Agreement (herein, as the same may be amended, modified, supplemented, extended, rearranged and/or restated from time to time, called the "Credit Agreement"), pursuant to which, upon the terms and conditions therein set forth, (i)



Stock Pledge Agreement - Page 1
the various financial institutions as are parties thereto (collectively, the "Lenders") have agreed to from time to time make Revolving Loans to [Pledgor] [the Borrower], which Revolving Loans are evidenced by Notes of [Pledgor] [the Borrower] dated November 12, 1998, in the aggregate original principal amount of $175,000,000, payable the order of the Lenders, respectively, and the Agent may, in its sole discretion, make Agent Loans to [Pledgor] [the Borrower], in an aggregate principal amount of up to $5,000,000 pursuant to its Note (herein, as amended, extended, modified, rearranged and/or supplemented from time to time, together with any promissory notes given in extension, replacement, rearrangement, modification and/or substitution thereof or therefor, collectively called the "Notes") and (ii) the Agent on behalf of the Lenders has agreed to issue Letters of Credit for the account of [Pledgor] [the Borrower].]

          [B.][C.] Under the terms of the Credit Agreement, Pledgor is required by the Lenders to provide certain security in respect of the liabilities under the Credit Agreement, and the Lenders require that this Agreement be entered into by Pledgor as a condition precedent to the Revolving Loans to be made and the Letters of Credit to be issued pursuant to the terms and conditions of the Credit Agreement.

          [C.][D.] As a condition precedent to the making of the Revolving Loans and the issuance of the Letters of Credit under the Credit Agreement, Pledgor is required to execute and deliver this Agreement [which amends and restates in its entirety the Prior Agreement].

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1.  Definitions.

     1.1 Unless otherwise defined herein, capitalized terms have the same meaning assigned to such terms in the Credit Agreement.

     1.2 "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Texas; provided that if by mandatory provisions of law the perfection or the effect of perfection or non-perfection of the security interests granted pursuant to Section 2, as well as all other security interests created or assigned as additional security for the Obligations (defined hereinafter) pursuant to the provisions of this Agreement in any Collateral (defined hereinafter) is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Texas, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.



Stock Pledge Agreement - Page 2

     Section 2.  Security Interest and Pledge.

     2.1. Security Interest and Pledge. Subject to the terms of this Agreement and to secure the Obligations, Pledgor hereby pledges, assigns, grants, conveys and transfers to Secured Party a first priority security interest in all of Pledgor's rights, title and interest in, to and under the following property (such property being hereinafter called the "Collateral"):

     (a) all of shares of capital stock or membership interests, as applicable, in the Persons listed on the attached Schedule 1 and any other entities which hereafter become Subsidiaries of [Pledgor] [the Borrower] or any of its Subsidiaries in which Pledgor has an ownership interest (collectively, the "Companies");

     (b) any other shares of capital stock or membership interests hereafter pledged to Secured Party pursuant to this Agreement;

     (c) all "investment property" as such term is defined in (S)9.115(a)(6) of the UCC with respect thereto;

     (d)     any "security entitlement" as such term is defined in
             (S) 8.102(a)(17) of the UCC with respect thereto; and

     (e) all products and proceeds of the foregoing, including, without limitation, all distributions, dividends, stock dividends, securities, and other property, rights, and interests that Pledgor is at any time entitled to receive on account of the same (all of the foregoing described in this clause (e), the "Collateral Proceeds");

provided that in no event shall Secured Party's security interest encumber capital stock of any of the Companies which is a "controlled foreign corporation" (within the meaning of the Code) representing more than sixty-five percent (65%) of the combined voting power of all classes of stock entitled to vote (the "Voting Stock") of any such entity.

     2.2. Obligations. The Collateral shall secure the following obligations, indebtedness and liabilities (all such obligations, indebtedness and liabilities being hereinafter sometimes called the "Obligations"):

     (a)     the payment of the indebtedness evidenced by the Notes;

     (b) all obligations of [Pledgor] [the Borrower] to the Lenders under the Credit Agreement;

     (c) the performance and payment of the obligations of [Pledgor] [the Borrower] and the Guarantors under any of the Credit Documents, including, without limitation, the performance and payment of Pledgor's obligations hereunder; and



Stock Pledge Agreement - Page 3

     (d) all extensions, renewals, rearrangements and modifications of any of the foregoing.

     Section 3. Representations and Warranties. Pledgor represents and warrants to Secured Party as follows:

     3.1. Title. Pledgor owns or, with respect to Collateral acquired after the date hereof, Pledgor will own, legally and beneficially, the Collateral free and clear of any Lien, security interest, pledge, claim, or other encumbrance or any right or option on the part of any third person to purchase or otherwise acquire the Collateral or any part thereof, except for the security interest granted hereunder and Permitted Liens. Pledgor has the unrestricted right to pledge the Collateral as contemplated hereby.

     3.2. Organization and Authority. Neither the execution, delivery or performance by Pledgor of this Agreement nor compliance by it with the terms and provisions hereof, nor the consummation of the transactions contemplated herein, will (i) contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality; or (ii) conflict with or result in any breach of any term, covenant, condition or other provision of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Pledgor under the terms of any contractual obligation to which Pledgor is a party or by which it or any of its properties or assets are bound or to which it may be subject.

     3.3. Location of Pledgor. As of the date hereof, the principal place of business and chief executive office of Pledgor, and the place where Pledgor keeps its books and records, is located at the address set forth opposite the name of Pledgor on the signature page hereof.

     3.4. First Priority Perfected Security Interest. This Agreement has been duly authorized, executed and delivered by the Pledgor. This Agreement creates in favor of Secured Party a first priority security interest in the Collateral currently in existence, which will be perfected upon the filing of a duly executed and completed UCC-1 Financing Statement in the Office of the Secretary of State of the state listed in the address set forth opposite the name of Pledgor on the signature page hereof. There is no financing statement (or other evidence of a Lien or security interest) now on file in any public office covering any of the Collateral.

     3.5 No Consents. No consent of, or notice to, any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the grant by Pledgor of the Liens granted hereby or for the execution, delivery or performance of this Agreement by Pledgor, other than the filing of financing statements as provided in Section 3.4 and the filing of an investment act notice in connection with the stock of any Company organized in Canada and except for such other consents, notices or filings that have been obtained or made or that as of the date hereof are not



Stock Pledge Agreement - Page 4
required to have been obtained or made and may be obtained or made, as the case may be, when necessary.


     Section 4. Covenants. Pledgor covenants and agrees with Secured Party that:

     4.1. Encumbrances. Except as permitted by the Credit Agreement, Pledgor shall not create, permit, or suffer to exist, and shall defend the Collateral against, any Lien on the Collateral except the pledge and security interest of Secured Party hereunder except for Permitted Liens, and shall defend Pledgor's rights in the Collateral and Secured Party's security interest in the Collateral against the claims of all persons and entities (other than any person or entity claiming by, through or under Secured Party or any obligee of the Obligations).

     4.2. Sale of Collateral. Pledgor shall not sell, assign, or otherwise dispose of the Collateral or any part thereof except as permitted by the Credit Agreement.

     4.3. Dividends. If Pledgor shall become entitled to receive or shall receive any distribution (including, without limitation, any dividend or distribution in connection with any reclassification, increase, or reduction of capital or issued in connection with any reorganization), option or rights constituting Collateral, whether as an addition to, in substitution of, or in exchange for any Collateral or otherwise, Pledgor agrees to accept the same as Secured Party's agent and to hold the same in trust for Secured Party and to deliver the same (to the extent in form capable of delivery) promptly to Secured Party in the exact form received, with the appropriate endorsement of Pledgor when necessary, to be held by Secured Party, as additional Collateral for the Obligations, subject to the terms hereof. Any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of the issuer thereof in violation of the Credit Agreement shall be paid over to Secured Party to be held by it as additional Collateral for the Obligations subject to the terms hereof except as otherwise provided in the Credit Agreement; and in case any distribution shall be made on or in respect of the Collateral while a Default or an Event of Default shall be continuing or any property shall be distributed while a Default or an Event of Default shall be continuing upon or with respect to the Collateral pursuant to any recapitalization or reclassification of the capital of the issuer thereof or pursuant to any reorganization of the issuer thereof, the property so distributed shall be delivered to the Secured Party to be held by it, as additional Collateral for the Obligations, subject to the terms hereof. All sums of money and property so paid or distributed in respect of the Collateral that are received by Pledgor shall, until paid or delivered to Secured Party, be held by Pledgor in trust as additional security for the Obligations, provided that except to the extent that such sums of money or property have theretofore been applied against the Obligations in accordance with the Credit Agreement, such sums of money or property shall forthwith be delivered to Pledgor at such time as no Default or Event of Default shall be continuing under the Credit Agreement.

     4.4. Further Assurances. At any time and from time to time, upon the request of Secured Party, and at the sole expense of Pledgor, Pledgor shall promptly execute and deliver all



Stock Pledge Agreement - Page 5
such further instruments and documents and take such further action as Secured Party may deem reasonably necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, the execution and filing of such financing statements as Secured Party may require. A carbon, photographic, or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement to the extent provided by applicable law.

     4.5. Inspection Rights. Upon reasonable notice from Secured Party, Pledgor shall permit Secured Party and its representatives to examine, inspect, and copy Pledgor's books and records concerning ownership of the Collateral at any reasonable time during normal business hours and as often as Secured Party may desire.

     4.6. Notification. Pledgor shall promptly after it has knowledge thereof, notify Secured Party of (i) any Lien upon or claim made or threatened against the Collateral other than Permitted Liens, (ii) any change in its principal place of business, its chief executive office or the place where its books and records are maintained, and (iii) any change in its name, state of incorporation or organization, its type of entity or its taxpayer identification number.

     4.7. Books and Records. Pledgor shall mark its books and records to reflect the security interest of Secured Party under this Agreement.

     4.8. Receipt after Default. If any Collateral is received by Pledgor during the continuance of an Event of Default, Pledgor shall pay over to Secured Party all such Collateral on the day received, including the cash and checks endorsed by Pledgor evidencing the Collateral. Pledgor shall not commingle the Collateral with any other funds, proceeds or monies of Pledgor, and shall keep such proceeds separate and apart from any other funds, proceeds or monies of Pledgor and shall hold the Collateral in trust for Secured Party until same shall be paid over to Secured Party as agreed to herein.

     4.9     Pledge of Shares of Controlled Foreign Corporation.

     (a)     In the event that the Collateral hereunder would, but for this
             Section 4.9(a), represent more than sixty-five percent (65%) of the Voting Stock of a Company which is a controlled foreign corporation, then the number of shares of Voting Stock of such Company in excess of such sixty-five percent (65%) automatically shall be released from the Lien of, and the terms and provisions of, this Agreement.

     (b) In the event that the Collateral hereunder represents less than sixty-five percent (65%) of the Voting Stock of any Company which is a controlled foreign corporation (or, if less, 100% of the Voting Stock of such Company owned by Pledgor), then Pledgor will promptly pledge additional capital stock to increase the



Stock Pledge Agreement - Page 6
             number of shares pledged hereunder to such sixty-five percent (65%) (or, if less, 100% of the Voting Stock of such Company owned by Pledgor).

     Section 5.  Rights of Secured Party and Pledgor.

     5.1. Power of Attorney. Pledgor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead and in the name of Pledgor or in its own name, from time to time in Secured Party's discretion during the continuance of an Event of Default and prior to the Collateral Termination Date, to take any and all action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives Secured Party the power and right on behalf of Pledgor and in its own name to do any of the following after the occurrence and during the continuance of an Event of Default and to the extent permitted by applicable laws, without notice to or the consent of
Pledgor:

     (a) to demand, sue for, collect, or receive in the name of Pledgor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, or any other instruments for the payment of money under the Collateral;

     (b) to pay or discharge taxes, liens, security interests, or other encumbrances (other than Permitted Liens) levied or placed on or threatened against the Collateral;

     (c) (i) to direct any parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Secured Party or as Secured Party shall direct; (ii) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices, and other documents relating to the Collateral; (iv) to commence and prosecute any suit, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (v) to defend any suit, action, or proceeding brought against Pledgor with respect to any Collateral; (vi) to settle, compromise, or adjust any suit, action, or proceeding described in clause (v) above and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate; (vii) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as Secured Party may determine; (viii) to add or release any guarantor,



Stock Pledge Agreement - Page 7
             endorser, surety, or other party to any of the Collateral or the Obligations; and (ix) to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Pledgor's expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, or realize upon the Collateral and Secured Party's security interest.

This power of attorney is a power coupled with an interest and shall be irrevocable. Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges, and options expressly or implicitly granted to Secured Party in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. Secured Party shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or in its capacity as attorney-in-fact except acts or omissions constituting or resulting from its willful misconduct or gross negligence. This power of attorney is conferred on Secured Party solely to protect, preserve, and realize upon its security interest in the Collateral.

     5.2. Voting Rights. Until written notice shall be given to Pledgor in accordance with Section 5.02(d) that Secured Party has exercised its rights under Section 5.02(d) to vote the Collateral (provided, however, if Secured Party is prevented from providing such notice as a result of Section 362 of the United States Bankruptcy Code or similar law Pledgor shall be entitled to exercise such rights so long as no Event of Default shall have occurred and be continuing), Pledgor shall be entitled to exercise any and all voting and other rights relating or pertaining to the Collateral or any part thereof (and the Secured Party shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to this sentence).

     5.3. Collateral Proceeds. Until written notice shall be given to Pledgor in accordance with Section 5.02(d) that Secured Party has exercised its rights under Section 5.02(d) to vote the Collateral, Pledgor shall be entitled to receive and collect for its own use all Collateral Proceeds.

     5.4. Performance by Secured Party of Pledgor's Obligations. If an Event of Default has occurred and is continuing or if Pledgor fails to perform or comply with any of its agreements contained herein and Secured Party itself shall cause performance of or compliance with such agreement, the reasonable expenses of Secured Party, together with interest thereon at the rate of interest provided in the Credit Agreement, shall be payable by Pledgor to Secured Party on demand and shall constitute Obligations secured by this Agreement.

     5.5. Secured Party's Duty of Care. Other than the exercise of reasonable care in the physical custody of the Collateral while held by Secured Party hereunder, Secured Party shall have no responsibility for or obligation or duty with respect to all or any part of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any



Stock Pledge Agreement - Page 8
obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights against prior parties or any other rights pertaining thereto, it being understood and agreed that Pledgor shall be responsible for preservation of all rights in the Collateral. Without limiting the generality of the foregoing, Secured Party shall be conclusively deemed to have exercised reasonable care in the custody of the Collateral if Secured Party takes such action, for purposes of preserving rights in the Collateral, as Pledgor may reasonably request in writing, but no failure or omission or delay by Secured Party in complying with any such request by Pledgor, and no refusal by Secured Party to comply with any such request by Pledgor, shall of itself be deemed to be a failure to exercise reasonable care.

     Section 6.  Events of Default and Remedies.

     6.1. Events of Default. Pledgor shall be in default under this Agreement upon the occurrence of and during the continuation of any of the events or conditions defined as Events of Default in the Credit Agreement (an "Event of Default").

     6.2. Rights and Remedies. Prior to the Collateral Termination Date, upon the occurrence of an Event of Default and so long as the same shall be continuing, Secured Party shall have the following rights and remedies to the extent not prohibited by applicable laws:

     (a) In addition to all other rights and remedies granted to Secured Party in this Agreement and in any other instrument or agreement securing, evidencing, or relating to the Obligations, Secured Party shall have all of the rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Secured Party may (i) without demand or notice to Pledgor, collect, receive, or take possession of the Collateral or any part thereof,
             (ii) sell or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at Secured Party's offices or elsewhere, for cash, on credit, or for future delivery without assumption of any credit risk, and/or
             (iii) bid and become a purchaser at any such sale free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived and released by Pledgor. Upon the request of Secured Party, Pledgor shall assemble the Collateral and make it available to Secured Party at any place designated by Secured Party that is reasonably convenient to Pledgor and Secured Party. Pledgor agrees that Secured Party shall not be obligated to give more than ten (10) days' prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Pledgor shall be liable for all reasonable expenses of retaking, holding, preparing for sale, or the like, and all reasonable attorneys' fees and other reasonable expenses incurred by Secured Party in connection with the collection of the Obligations and the enforcement of Secured Party's rights under this Agreement, in each case during the continuance of an Event of Default, all of which expenses and fees shall constitute additional Obligations secured by this



Stock Pledge Agreement - Page 9

             Agreement. Secured Party may apply the Collateral against the Obligations then due and payable in such order and manner as it shall elect in its sole discretion. Pledgor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Obligations. Pledgor waives all rights of marshaling in respect of the Collateral.

      (b) Secured Party may cause any or all of the Collateral held by it to be transferred into the name of Secured Party or the name or names of Secured Party's nominee or nominees (in each case as pledgee hereunder).

     (c) Secured Party shall be entitled to receive all cash distributions payable in respect of the Collateral. Pledgor shall execute notice letters, in form and substance satisfactory to Secured Party (as and when requested by Secured Party), notifying the Borrower of the fact of this Agreement and directing the Borrower to make payment directly to Secured Party of all of the distributions which are due and owing to Pledgor by the Borrower, and directing the Borrower to accompany each transmission of such distributions to Secured Party with a report in such form as Secured Party may reasonably require in order to identify (i) the type of distribution being made, and
             (ii) the calculations made by the Borrower to determine the amount of the distribution distributed to Secured Party.

     (d) Secured Party shall have the right, but shall not be obligated to, exercise or cause to be exercised all voting rights and powers in respect of the Collateral, and Pledgor shall deliver to Secured Party, if requested by Secured Party, irrevocable proxies with respect to the Collateral in form satisfactory to Secured Party.

Because of applicable securities laws, including without limitation, the Securities Act of 1933, as amended, the securities laws of Texas and other applicable state securities laws, there may be legal restrictions or limitations affecting attempts of Secured Party to dispose of the Collateral in the enforcement of its rights and remedies hereunder. Secured Party is hereby authorized by Pledgor, but not obligated, upon the occurrence and during the continuance of an Event of Default, to the extent permitted by applicable law, to sell all or any part of the Collateral at private sale, subject to investment letters or in any other manner which will not require the Collateral or any part thereof, to be registered in accordance with the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, or any other applicable securities law or regulation. Pledgor specifically agrees that under these circumstances, such a sale is a commercially reasonable method of disposition of the Collateral. Secured Party is also hereby authorized by Pledgor, but not obligated, to take such actions, give such notices, obtain such rulings and consents, and do such other things as Secured Party may deem appropriate in the event of such a sale or disposition of any of the Collateral. Pledgor acknowledges that Secured Party may, in its reasonable discretion, approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral or any part or parts thereof than would otherwise be obtainable if the same were registered and sold in the open market.



Stock Pledge Agreement - Page 10

Pledgor agrees that such private sale shall constitute a commercially reasonable method of disposing of the Collateral in view of the time, expense, and potential liability to the parties of such transactions of registration of the Collateral in accordance with applicable securities laws.

     6.3. INDEMNITY. PLEDGOR AGREES TO INDEMNIFY AND SAVE AND HOLD SECURED PARTY HARMLESS FROM AND AGAINST ANY CLAIM OF ANY THIRD PERSON TO ANY COLLATERAL AND ANY CLAIM BY ANY OTHER PARTY OR ENTITY ARISING (INCLUDING, WITHOUT LIMITATION, A BANKRUPTCY TRUSTEE OR THE ISSUER OF THE OPTION SHARES), DIRECTLY OR INDIRECTLY, AS A RESULT OF SECURED PARTY'S ENTERING INTO THIS AGREEMENT AND/OR PURSUING ANY OF ITS RIGHTS AND REMEDIES HEREUNDER, PROVIDED THAT PLEDGOR SHALL HAVE NO OBLIGATION UNDER THIS PROVISION TO SECURED PARTY WITH RESPECT TO LIABILITIES OF OR CLAIMS AGAINST SECURED PARTY THAT ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NON-APPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SECURED PARTY.

     Section 7.  Miscellaneous.

     7.1. No Waiver; Cumulative Remedies. No failure on the part of Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. To the fullest extent permitted by applicable laws, the rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

     7.2. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Pledgor and Secured Party and their respective heirs, successors, and assigns, except that Pledgor may not assign any of its rights or obligations under this Agreement without the prior written consent of Secured Party except to the extent permitted by the Credit Agreement.

     7.3. Notices. Any notice, consent, or other communication required or permitted to be given under this Agreement to Secured Party or Pledgor must be in writing and delivered in person or by facsimile or by registered or certified mail, return receipt requested, postage prepaid, as follows:

     To Secured Party:       Bank One, Texas, National Association
                             Attention: Mr. John Elam, Jr.
                             910 Travis
                             Houston, Texas  77002
                             Telephone: (713) 751-3806
                             Fax No.:   (713) 751-6199


Stock Pledge Agreement - Page 11
     with a copy to:         Gardere Wynne Sewell & Riggs, L.L.P.
                             Attention:  Ms. Lisa J. Mellencamp
                             333 Clay Ave., Suite 800
                             Houston, Texas 77002
                             Telephone:  (713) 308-5576
                             Fax No.:    (713) 308-5555


     To Pledgor:             Quanta Services, Inc.
                             1360 Post Oak Blvd., Suite 2100
                             Houston, Texas 77056
                             Attention: Mr. James Haddox
                             Telephone: (713) 629-7600
                             Fax No.:   (713) 629-7676

     with a copy to:         Quanta Services, Inc.
                             1360 Post Oak Blvd., Suite 2100
                             Houston, Texas  77056
                             Attention: General Counsel
                             Telephone:  (713) 629-7600
                             Fax No.:    (713) 629-7676


Any such notice, consent, or other communication shall be deemed given when delivered in person, sent by confirmed fax or, if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested.




Stock Pledge Agreement - Page 12

     7.4. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Arbitration.

     (a) This Agreement and the other Credit Documents, and the rights and duties of the parties thereto, shall be construed in accordance with and governed by the internal laws of the State of Texas.

     (b) PLEDGOR AND SECURED PARTY EACH HEREBY WAIVES ITS RIGHT TO RESOLVE DISPUTES, CLAIMS, AND CONTROVERSIES ARISING FROM THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT OR ANY MATTER IN CONNECTION THEREWITH, INCLUDING, WITHOUT LIMITATION, CONTRACT DISPUTES AND TORT CLAIMS, THROUGH ANY COURT PROCEEDING OR LITIGATION AND ACKNOWLEDGES THAT ALL SUCH DISPUTES, CLAIMS AND CONTROVERSIES SHALL BE RESOLVED PURSUANT TO THIS SECTION, EXCEPT THAT EQUITABLE RELIEF AND CERTAIN OTHER RIGHTS AND REMEDIES SET FORTH BELOW MAY BE SOUGHT FROM ANY COURT OF COMPETENT JURISDICTION. PLEDGOR REPRESENTS TO SECURED PARTY AND SECURED PARTY REPRESENTS TO PLEDGOR THAT THIS WAIVER IS MADE KNOWINGLY AND VOLUNTARILY AFTER CONSULTATION WITH AND UPON ADVICE OF ITS COUNSEL AND IS A MATERIAL PART OF THIS AGREEMENT. ALL SUCH DISPUTES, CLAIMS AND CONTROVERSIES SHALL BE RESOLVED BY BINDING ARBITRATION PURSUANT TO THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in Houston, Texas or at any other place selected by mutual agreement of Secured Party and Pledgor. No act to take or dispose of any collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including exercising the right of set-off, or taking or disposing of such property with or without judicial process pursuant to the Uniform Commercial Code. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The federal arbitration act (Title



Stock Pledge Agreement - Page 13

9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

     (c) To the fullest extent permitted by applicable law, each party hereto agrees that any court proceeding or litigation permitted by
Section 7.4(b) may be brought and maintained in the courts of the State of Texas sitting in Harris County or the United States District Court for the Southern District of Texas. To the fullest extent permitted by applicable law, Pledgor hereby expressly and irrevocably submits to the jurisdiction of the courts of the State of Texas and the United States District Court for the Southern District of Texas for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any judgment rendered thereby in connection with such litigation. To the fullest extent permitted by applicable law, Pledgor further irrevocably consents to the service of process, by registered mail, postage prepaid, or by personal service within or without the state of Texas. To the fullest extent permitted by applicable law, Pledgor hereby expressly and irrevocably waives any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum. To the extent that Pledgor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives to the fullest extent permitted by applicable law, such immunity in respect of its obligations under this Agreement and the other Credit Documents.

     (d) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY (BY THEIR ACCEPTANCE HEREOF) WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING PERMITTED BY SECTION 7.4(B) AND WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT, ANY OTHER RELATED DOCUMENT OR ANY RELATIONSHIP BETWEEN THE LENDER, THE BORROWER AND/OR ANY GUARANTOR, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR DISPUTE SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE LENDER TO PROVIDE THE LOANS AND THE LETTERS OF CREDIT.

     7.5. Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

     7.6. Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by Secured Party shall affect the representations and warranties or the right of Secured Party to rely upon them.



Stock Pledge Agreement - Page 14

     7.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.8. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     7.9. Construction. Pledgor and Secured Party acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by Pledgor and Secured Party.

     7.10. Obligations Absolute. The obligations of Pledgor under this Agreement shall be absolute and unconditional and shall not be released, discharged, reduced, or in any way impaired by any circumstance whatsoever, including, without limitation, any amendment, modification, extension, or renewal of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any release, subordination, or impairment of collateral, or any waiver, consent, extension, indulgence, compromise, settlement, or other action or inaction in respect of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any exercise or failure to exercise any right, remedy, power, or privilege in respect of the Obligations.

     7.11. Termination. On the Collateral Termination Date, the Liens created hereby shall terminate, and Secured Party, at the request and expense of Pledgor, forthwith will execute and deliver to Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of the Liens created hereby and will duly assign, transfer and deliver to Pledgor (without recourse and without any representation or warranty), such of the Collateral as may be in the possession of the Lender and as has not theretofore been sold or otherwise applied pursuant to this Agreement or the Credit Agreement. Upon such release and redelivery, this Agreement shall terminate. The term "Collateral Termination Date" shall mean the first date on which no Note or Letter of Credit is outstanding under the Credit Agreement, the Commitments have been permanently terminated and no other Obligation is due and payable thereunder or under any other Credit Document.

     7.12. AMENDMENT; ENTIRE AGREEMENT. THIS AGREEMENT, TOGETHER WITH THE OTHER CREDIT DOCUMENTS, EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS,
REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THE PROVISIONS OF THIS AGREEMENT MAY BE AMENDED



Stock Pledge Agreement - Page 15

OR WAIVED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTIES HERETO.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                                  SECURED PARTY:

                                  BANK ONE, TEXAS, NATIONAL
                                  ASSOCIATION, AS AGENT




                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------



                                  PLEDGOR:


                                  _____________________, a _________ corporation

Address:


------------------------          By:
                                     -------------------------------------------
------------------------          Name:
                                       -----------------------------------------
------------------------          Title:
                                        ----------------------------------------
------------------------



Stock Pledge Agreement - Page 16

                                  SCHEDULE 1











Stock Pledge Agreement - Page 17

                                                                    EXHIBIT 4.1C

                  SECURITY AGREEMENT AND FINANCING STATEMENT


     THIS SECURITY AGREEMENT AND FINANCING STATEMENT (this "Agreement") dated as of November 12, 1998, is by and [between Quanta Services, Inc., a Delaware corporation (the "Debtor")] [among each of the undersigned Debtors (each a "Debtor")], and Bank One, Texas, National Association, as Agent for the Lenders (the "Secured Party").

                                   RECITALS:

          A. Quanta Services, Inc., a Delaware corporation (the "Borrower") the various financial institutions as are or may from time to time become parties thereto (collectively, the "Lenders"), National City Bank, as Syndication Agent for the Lenders, NationsBank, N.A. as Documentation Agent for the Lenders, BankBoston, N.A., LaSalle National Bank, and The Bank of Nova Scotia, as Co-Agents for the Lenders, and Secured Party have entered into that certain Second Amended and Restated Secured Credit Agreement dated as of November 12, 1998 (herein, as the same may be amended, modified, supplemented, extended, rearranged, and/or restated from time to time, collectively called the "Credit Agreement"), pursuant to which, upon the terms and conditions therein set forth, (i) the Lenders have agreed to from time to time make Revolving Loans to the Borrower, which Revolving Loans are evidenced by Notes of the Borrower dated November 12, 1998, in the aggregate original principal amount of $175,000,000, payable to the order of the Lenders, and the Agent, in its sole discretion, may make Agent Loans to the Borrower in the aggregate original principal amount of $5,000,000 pursuant to its Note (together, herein, as the same may be amended, modified, supplemented, extended, rearranged, and/or restated from time to time, together with any notes given by the Borrower in extension, replacement, rearrangement, modification and/or substitution thereof or therefor, collectively called the "Notes"), and (ii) the Agent on behalf of the Lenders has agreed to issue Letters of Credit for the account of the Borrower.

          B. Under the terms of the Credit Agreement, [each of the Debtors] [the Borrower] is required by the Lenders to provide certain security in respect of the liabilities under the Credit Agreement, and the Lenders require that this Agreement be entered into by [each of the Debtors] [the Borrower] as a condition precedent to the Revolving Loans to be made and the Letters of Credit to be issued pursuant to the terms and conditions of the Credit Agreement.

          C. As a condition precedent to the making of the Revolving Loans and the issuance of the Letters of Credit under the Credit Agreement, [each of the Debtors] [the Borrower] is required to execute and deliver this Agreement.

     NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:




Security Agreement and Financing Statement
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

     Section 1. Definitions.

     1.1 Unless otherwise defined herein, capitalized terms have the same meaning assigned to such terms in the Credit Agreement.

     1.2 "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Texas; provided that if by mandatory provisions of law the perfection or the effect of perfection or non-perfection of the security interests granted pursuant to Section 2, as well as all other security interests created or assigned as additional security for the Obligations (defined hereinafter) pursuant to the provisions of this Agreement in any Collateral (defined hereinafter) is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Texas, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

     Section 2. Security Interest.

     2.1 Grant of Security Interest. Subject to the terms of this Agreement and to secure the Obligations, [each of] the Debtor[s] hereby pledges, assigns grants, conveys and transfers to the Secured Party a security interest in all of [the Debtor's] [its] right, title and interest in, to and under the following (but excluding any Excluded Items as hereinafter defined):

     (a) all equipment, goods and inventory (each term as defined in the UCC), and (whether or not included in such definitions) all tangible personal property, now owned or hereafter acquired by [the] [such] Debtor, including, without limitation, (i) all research, storage or office equipment, computer hardware and software, machinery, chattels, tools, parts, machine tools, furniture, furnishings, fixtures and supplies, of every nature, wherever located, and (ii) all additions, accessories and improvements to any equipment and all substitutions therefor and all accessories, parts and equipment which may be attached to or which are necessary for the operation and use of any equipment, personal property or fixtures, together with all accessions thereto;

     (b) all accounts (as defined in the UCC) and accounts receivable now owned or hereafter acquired by [the] [such] Debtor;

     (c) all rights of [the] [such] Debtor under or arising out of present or future leases or contracts relating to any equipment;

     (d) all rights of [the] [such] Debtor in, to and under all patents, trademarks, tradenames, copyrights, techniques, processes, formulas, know-how or other intellectual property, and licenses thereof;

     (e) all rights of [the] [such] Debtor in, to and under all permits, authorizations, approvals, registrations, licenses, approvals, certificates of convenience or necessity, franchises,



Security Agreement and Financing Statement
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

immunities, easements, consents, grants, ordinances or other rights granted by any governmental authority;

     (f) all rights of [the] [such] Debtor in and to all books, records, writings, databases (electronic or otherwise), information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to, any of the foregoing;

     (g) all rights of [the] [such] Debtor in, to or under (i) all sales orders, sales contracts, purchase orders, purchase contracts, operating agreements, management agreements, service agreements, development agreements, consulting agreements and leases, and (ii) all other contract rights, general intangibles (as defined in the UCC) and, to the extent they can lawfully be conveyed or assigned, under express or implied warranties from providers of goods or services;

     (h) all rights of [the] [such] Debtor in, to and under all products, accessions, rents, issues, profits, returns, income and proceeds of any and all Collateral and, to the extent not otherwise included, all rights of [the] [such] Debtor in, to and under all payments under insurance or any indemnity, warranty or guaranty payable by reason of any loss or damage to any Collateral or otherwise with respect to any of the Collateral; and

     (i) all rights of [the] [such] Debtor in, to and under all moneys and securities deposited with the Secured Party pursuant to any term of this Agreement or any other Credit Document to be held by the Secured Party hereunder or thereunder (collectively "Cash Collateral").

All of the foregoing property, whether now owned or hereafter acquired, other than the Excluded Items, is hereinafter collectively referred to as the "Collateral"; Collateral described in clauses (h) and (i) may be referred to herein as "Collateral Proceeds"). To have and to hold all and singular the Collateral by the Secured Party, its successors and assigns, in trust for the benefit and security of the Secured Party and for the uses and purposes, and subject to the terms and provisions, set forth in this Agreement and in the Credit Agreement. Any term of this Agreement to the contrary notwithstanding, the Collateral does not include any of the Excluded Items. The term "Excluded Items" means and includes all properties or assets described above, whether now owned or hereafter acquired by [the] [such] Debtor, which by their terms or by reason of applicable law would become void or voidable if a security interest therein were granted hereunder by [the] [such] Debtor or which cannot be granted, conveyed, mortgaged, transferred or assigned by this Agreement or in which a security interest cannot effectively be granted hereunder.

     2.2 Obligations. The Collateral shall secure the following obligations, indebtedness and liabilities (all such obligations, indebtedness and liabilities being hereinafter sometimes called the "Obligations"):

     (a)  the payment of the indebtedness evidenced by the Notes;

     (b) all obligations of [the Debtor] [the Borrower] to the Lenders under the Credit Agreement;



Security Agreement and Financing Statement
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

     (c) the performance and payment of the obligations of [the Debtor] [the Borrower] and the Guarantors under any of the Credit Documents, including, without limitation, the performance and payment of the Debtor's obligations hereunder; and

     (d) all extensions, renewals, rearrangements and modifications of any of the foregoing.

     Section 3. Representations and Warranties. [The Debtor] [Each of the Debtors] represents and warrants to the Secured Party as follows:

     3.1 Title. [The Debtor] [Each of the Debtors] owns or, with respect to Collateral acquired after the date hereof, the Debtor[s] will own, legally and beneficially, the Collateral free and clear of any Lien, security interest, pledge, claim, or other encumbrance or any right or option on the part of any third person to purchase or otherwise acquire the Collateral or any part thereof, except for the security interest granted hereunder and Permitted Liens. [The Debtor] [Each of the Debtors] has the unrestricted right to pledge the Collateral as contemplated hereby. No effective financing statement, mortgage, or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except for (i) protective filings under true leases, (ii) filings filed in favor of the Secured Party for the benefit of the Secured Party relating to this Agreement, and (iii) filings, if any, with respect to Permitted Liens.

     3.2 Organization and Authority. Neither the execution, delivery or performance by the Debtor[s] of this Agreement nor compliance by [it] [them] with the terms and provisions hereof, nor the consummation of the transactions contemplated herein, will (i) contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality; or (ii) conflict with or result in any breach of any term, covenant, condition or other provision of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of [the] [any] Debtor under the terms of any contractual obligation to which [the] [any] Debtor is a party or by which it or any of its properties or assets are bound or to which it may be subject.

     3.3 Location of [the Debtor] [any Debtors]. As of the date hereof, the principal place of business and chief executive office of [each of] the Debtor[s], and the place where [each of] the Debtor[s] keeps its books and records, is located at the address set forth opposite the name of [the] [such] Debtor on [the signature page hereof] [Schedule I attached hereto and made a part hereof].

     3.4 Perfected Security Interest. This Agreement has been duly authorized, executed and delivered by [each of] the Debtor[s]. This Agreement creates in favor of Secured Party a security interest in the Collateral currently in existence, which will be perfected upon the filing of a duly executed and completed UCC-1 Financing Statement in the Office of the Secretary of State of the state listed in the address set forth opposite the name of the Debtor on [the signature page hereof] [Schedule I hereto], subject only to prior Permitted Liens, to the extent such security interests can be perfected by such filings pursuant to the UCC.



Security Agreement and Financing Statement
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

     3.5 No Consents. No consent of, or notice to, any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the grant by [any of] the Debtor[s] of the Liens granted hereby (excluding any notices required in connection with Liens against any accounts or accounts receivable from any governmental entity) or for the execution, delivery or performance of this Agreement by [any of] the Debtor[s], other than the filing of financing statements as provided in (b) above and except for such other consents, notices or filings that have been obtained or made or that as of the date hereof are not required to have been obtained or made and may be obtained or made, as the case may be, when necessary.

     Section 4. Covenants. [The Debtor] [Each of the Debtors] covenants and agrees with Secured Party that:

     4.1 Encumbrances. Except as permitted by the Credit Agreement, [none of] the Debtor[s] shall [not] create, permit, or suffer to exist, and shall defend the Collateral against, any Lien on the Collateral except the pledge and security interest of Secured Party hereunder except for Permitted Liens, and shall defend the [Debtor's] [Debtors'] rights in the Collateral and Secured Party's security interest in the Collateral against the claims of all persons and entities (other than any person or entity claiming by, through or under Secured Party or any obligee of the Obligations).

     4.2 Sale of Collateral. [The Debtor] [None of the Debtors] shall [not] sell, assign, or otherwise dispose of the Collateral or any part thereof except as permitted by the Credit Agreement.

     4.3 Further Assurances. At any time and from time to time, upon the request of Secured Party, and at the sole expense of the [Debtor] [Debtors (jointly and severally)], [the Debtor] [any of the Debtors] shall promptly execute and deliver all such further instruments and documents and take such further action as Secured Party may deem reasonably necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, the execution and filing of such financing statements as Secured Party may require. A carbon, photographic, or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement to the extent provided by applicable law.

     4.4 Inspection Rights. Upon reasonable notice from Secured Party, [each of] the Debtor[s] shall permit Secured Party and its representatives to examine, inspect, and copy [the Debtor's] [its] books and records concerning ownership of the Collateral at any reasonable time during normal business hours and as often as Secured Party may desire.

     4.5 Notification. [The Debtor] [Each of the Debtors] shall promptly after it has knowledge thereof, notify Secured Party of (i) any Lien upon or claim made or threatened against the Collateral other than Permitted Liens, (ii) any change in its principal place of business, its



Security Agreement and Financing Statement
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

chief executive office or the place where its books and records are maintained, and (iii) any change in its name, state of incorporation or organization, its type of entity or its taxpayer identification number.

     4.6 Books and Records. [The Debtor] [Each of the Debtors] shall mark its books and records to reflect the security interest of Secured Party under this Agreement.

     4.7 Receipt after Default. If any Collateral is received by [any of] the Debtor[s] during the continuance of an Event of Default, [the] [such] Debtor shall pay over to Secured Party all such Collateral on the day received, including the cash and checks endorsed by [the] [such] Debtor evidencing the Collateral. [The Debtor] [None of the Debtors] shall not commingle the Collateral with any other funds, proceeds or monies of [any of] the Debtor[s], and shall keep such proceeds separate and apart from any other funds, proceeds or monies of [any of] the Debtor[s] and shall hold the Collateral in trust for Secured Party until same shall be paid over to Secured Party as agreed to herein.

     4.8 Insurance. [The Debtor] [Each of the Debtors] shall, at [its] [their] own expense [(jointly and severally)], maintain insurance with respect to the Collateral as required by the Credit Agreement.

     Section 5. Rights of Secured Party and Debtor[s].

     5.1 Power of Attorney. [The Debtor] [Each of the Debtors] hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead and in the name of [the] [such] Debtor or in its own name, from time to time in Secured Party's discretion during the continuance of an Event of Default and prior to the Collateral Termination Date, to take any and all action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives Secured Party the power and right on behalf of [the] [such] Debtor and in its own name to do any of the following after the occurrence and during the continuance of an Event of Default and to the extent permitted by applicable laws, without notice to or the consent of the Debtor:

     (a) to demand, sue for, collect, or receive in the name of [the] [such] Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, or any other instruments for the payment of money under the Collateral;

     (b) to pay or discharge taxes, liens, security interests, or other encumbrances (other than Permitted Liens) levied or placed on or threatened against the Collateral;



Security Agreement and Financing Statement
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

     (c) (i) to direct any parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Secured Party or as Secured Party shall direct;
          (ii) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices, and other documents relating to the Collateral; (iv) to commence and prosecute any suit, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (v) to defend any suit, action, or proceeding brought against the Debtor with respect to any Collateral; (vi) to settle, compromise, or adjust any suit, action, or proceeding described in clause (v) above and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate; (vii) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as Secured Party may determine; (viii) to add or release any guarantor, endorser, surety, or other party to any of the Collateral or the Obligations; and (ix) to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and the [Debtor's] [Debtors'] expense [(jointly and severally)], at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, or realize upon the Collateral and Secured Party's security interest.

This power of attorney is a power coupled with an interest and shall be irrevocable. Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges, and options expressly or implicitly granted to Secured Party in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. Secured Party shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or in its capacity as attorney-in-fact except acts or omissions constituting or resulting from its willful misconduct or gross negligence. This power of attorney is conferred on Secured Party solely to protect, preserve, and realize upon its security interest in the Collateral.

     5.2 Performance by Secured Party of the [Debtor's] [Debtors'] Obligations. If an Event of Default has occurred and is continuing or if [any of] the Debtor[s] fails to perform or comply with any of its agreements contained herein and Secured Party itself shall cause performance of or compliance with such agreement, the reasonable expenses of Secured Party, together with interest thereon at the rate of interest provided in the Credit Agreement, shall be payable by the Debtor[s (jointly and severally)] to Secured Party on demand and shall constitute Obligations secured by this Agreement.



Security Agreement and Financing Statement
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

     5.3 Secured Party's Duty of Care. Other than the exercise of reasonable care in the physical custody of the Collateral while held by Secured Party hereunder, Secured Party shall have no responsibility for or obligation or duty with respect to all or any part of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights against prior parties or any other rights pertaining thereto, it being understood and agreed that the Debtor[s] shall be responsible for preservation of all rights in the Collateral. Without limiting the generality of the foregoing, Secured Party shall be conclusively deemed to have exercised reasonable care in the custody of the Collateral if Secured Party takes such action, for purposes of preserving rights in the Collateral, as [any of] the Debtor[s] may reasonably request in writing, but no failure or omission or delay by Secured Party in complying with any such request by [the] [such] Debtor, and no refusal by Secured Party to comply with any such request by the Debtor, shall of itself be deemed to be a failure to exercise reasonable care.

     5.4  Rights of [Debtor; Debtor Remains] [Debtors; Debtors Remain] Liable.

     (a) Any term of this Agreement to the contrary notwithstanding, until written notice shall be given to [any of] the Debtor[s] that the Secured Party is exercising its rights under this Section 5, [the] [such] Debtor shall have the right, subject to the prohibitions contained in the Credit Agreement to possess, retain, enjoy and use the Collateral, to give consents, waivers or notifications with respect to the Collateral, to exercise its rights, powers and privileges under the Collateral, to agree to any modification of any of the terms of the Collateral, to dispose of any of the Collateral (it being agreed that the Lien of this Agreement shall attach to the proceeds thereof), and otherwise to act with respect to the Collateral in the ordinary course of business, in each case other than with respect to any Cash Collateral held by the Secured Party.

     (b) Anything herein to the contrary notwithstanding, (i) [each of] the Debtor[s] shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein (and subject to any defenses thereto), to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Secured Party of any of the rights hereunder shall not release any [of the] Debtor[s] from any of its duties or obligations under the contracts and agreements included in the Collateral, and (iii) the Secured Party shall not have any obligation or liability under the contracts and agreements included in the Collateral solely by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Debtor[s] thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, in each case, solely by reason of this Agreement.

     Section 6. Events of Default and Remedies.

     6.1  Events of Default.   The Debtor[s] shall be in default under this
Agreement upon the occurrence of and during the continuation of any of the events or conditions defined as Events of Default in the Credit Agreement (an "Event of Default").



Security Agreement and Financing Statement
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

     6.2  Rights and Remedies.   Prior to the Collateral Termination Date, upon
the occurrence of an Event of Default and so long as the same shall be continuing, Secured Party shall have the following rights and remedies to the extent not prohibited by applicable laws:

     (a) In addition to all other rights and remedies granted to Secured Party in this Agreement and in any other instrument or agreement securing, evidencing, or relating to the Obligations, Secured Party shall have all of the rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Secured Party may
          (i) without demand or notice to the Debtor, collect, receive, or take possession of the Collateral or any part thereof, (ii) sell or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at Secured Party's offices or elsewhere, for cash, on credit, or for future delivery without assumption of any credit risk, and/or (iii) bid and become a purchaser at any such sale free of any right or equity of redemption in [any of] the Debtor[s], which right or equity is hereby expressly waived and released by [all of] the Debtor[s]. Upon the request of Secured Party, the Debtor[s] shall assemble the Collateral and make it available to Secured Party at any place designated by Secured Party that is reasonably convenient to [the] [such] Debtor and Secured Party. [The Debtor] [Each of the Debtors] agrees that Secured Party shall not be obligated to give more than ten (10) days' prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. [The Debtor] [[Each of the Debtors] shall be liable [, jointly and severally,] for all reasonable expenses of retaking, holding, preparing for sale, or the like, and all reasonable attorneys' fees and other reasonable expenses incurred by Secured Party in connection with the collection of the Obligations and the enforcement of Secured Party's rights under this Agreement, in each case during the continuance of an Event of Default, all of which expenses and fees shall constitute additional Obligations secured by this Agreement. Secured Party may apply the Collateral against the Obligations then due and payable in such order and manner as it shall elect in its sole discretion. [The Debtor] [Each of the Debtors] shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Obligations. [The Debtor] [Each of the Debtors] waives all rights of marshaling in respect of the Collateral.

     (b) Secured Party may cause any or all of the Collateral held by it to be transferred into the name of Secured Party or the name or names of Secured Party's nominee or nominees (in each case as pledgee hereunder).

     6.3 INDEMNITY. [THE DEBTOR AGREES] [EACH OF THE DEBTORS AGREES, JOINTLY AND SEVERALLY,] TO INDEMNIFY AND SAVE AND HOLD SECURED PARTY HARMLESS FROM AND AGAINST ANY CLAIM OF ANY THIRD PERSON TO ANY COLLATERAL AND ANY CLAIM BY ANY OTHER PARTY OR ENTITY ARISING (INCLUDING, WITHOUT LIMITATION, A BANKRUPTCY



Security Agreement and Financing Statement
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

TRUSTEE OR THE ISSUER OF THE OPTION SHARES), DIRECTLY OR INDIRECTLY, AS A RESULT OF SECURED PARTY'S ENTERING INTO THIS AGREEMENT AND/OR PURSUING ANY OF ITS RIGHTS AND REMEDIES HEREUNDER, PROVIDED THAT [THE] [NO] DEBTOR SHALL HAVE [NO] [ANY] OBLIGATION UNDER THIS PROVISION TO SECURED PARTY WITH RESPECT TO LIABILITIES OF OR CLAIMS AGAINST SECURED PARTY THAT ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NON-APPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SECURED PARTY.

     Section 7. Miscellaneous.

     7.1 No Waiver; Cumulative Remedies. No failure on the part of Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, privilege or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, privilege or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. To the fullest extent permitted by applicable laws, the rights, powers, privilege and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law. [Secured Party may exercise any right, power, privilege or remedy under this Agreement or under applicable law against any Debtor without enforcing any rights, powers, privileges or remedies against any other Debtor under this Agreement or otherwise, each of the Debtors expressly waiving any rights or requirements that the Secured Party or any Lender first enforce any right, power, privilege or remedy against the Borrower, any other Debtor or any other Collateral for the Obligations.]

     7.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of [each of] the Debtor[s] and Secured Party and their respective heirs, successors, and assigns, except that the Debtor may not assign any of its rights or obligations under this Agreement without the prior written consent of Secured Party except to the extent permitted by the Credit Agreement.

     7.3 Notices. Any notice, consent, or other communication required or permitted to be given under this Agreement to Secured Party or [any of] the Debtor[s] must be in writing and delivered in person or by facsimile or by registered or certified mail, return receipt requested, postage prepaid, as follows:

     To Secured Party:       Bank One, Texas, National Association
                             Attention: Mr. John Elam, Jr.
                             910 Travis
                             Houston, Texas  77002
                             Telephone: (713) 751-3806
                             Fax No.:   (713) 751-6199



Security Agreement and Financing Statement
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

     with a copy to:         Gardere Wynne Sewell & Riggs, L.L.P.
                             Attention:  Ms. Lisa J. Mellencamp
                             333 Clay Ave., Suite 800
                             Houston, Texas 77002
                             Telephone:  (713) 308-5576
                             Fax No.:    (713) 308-5555


     To the Debtor:          [_____________________]
                             c/o Quanta Services, Inc.
                             1360 Post Oak Blvd., Suite 2100
                             Houston, Texas 77056
                             Attention: Mr. James Haddox
                             Telephone: (713) 629-7600
                             Fax No.:   (713) 629-7676

     with a copy to:         Quanta Services, Inc.
                             1360 Post Oak Blvd., Suite 2100
                             Houston, Texas  77056
                             Attention: General Counsel
                             Telephone:  (713) 629-7600
                             Fax No.:    (713) 629-7676


Any such notice, consent, or other communication shall be deemed given when delivered in person, sent by confirmed fax or, if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested.

     7.4 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Arbitration.

     (a) This Agreement and the other Credit Documents, and the rights and duties of the parties thereto, shall be construed in accordance with and governed by the internal laws of the State of Texas.

     (b) [THE DEBTOR] [EACH OF THE DEBTORS] AND SECURED PARTY EACH HEREBY WAIVES ITS RIGHT TO RESOLVE DISPUTES, CLAIMS, AND CONTROVERSIES ARISING FROM THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT OR ANY MATTER IN CONNECTION THEREWITH, INCLUDING, WITHOUT LIMITATION, CONTRACT DISPUTES AND TORT CLAIMS, THROUGH ANY COURT PROCEEDING OR LITIGATION AND ACKNOWLEDGES THAT ALL SUCH DISPUTES, CLAIMS AND CONTROVERSIES SHALL BE RESOLVED PURSUANT TO THIS SECTION, EXCEPT THAT EQUITABLE RELIEF AND CERTAIN OTHER RIGHTS AND REMEDIES SET FORTH BELOW MAY BE SOUGHT FROM ANY COURT OF COMPETENT JURISDICTION. [THE DEBTOR] [EACH OF THE DEBTORS]


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

REPRESENTS TO SECURED PARTY AND SECURED PARTY REPRESENTS TO [THE DEBTOR] [EACH OF THE DEBTORS] THAT THIS WAIVER IS MADE KNOWINGLY AND VOLUNTARILY AFTER CONSULTATION WITH AND UPON ADVICE OF ITS COUNSEL AND IS A MATERIAL PART OF THIS AGREEMENT. ALL SUCH DISPUTES, CLAIMS AND CONTROVERSIES SHALL BE RESOLVED BY BINDING ARBITRATION PURSUANT TO THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in Houston, Texas or at any other place selected by mutual agreement of Secured Party and the Debtor[s]. No act to take or dispose of any collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including exercising the right of set-off, or taking or disposing of such property with or without judicial process pursuant to the Uniform Commercial Code. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The federal arbitration act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

     (c) To the fullest extent permitted by applicable law, each party hereto agrees that any court proceeding or litigation permitted by Section 7.4(b) may be brought and maintained in the courts of the State of Texas sitting in Harris County or the United States District Court for the Southern District of Texas. To the fullest extent permitted by applicable law, [each of] the Debtor[s] hereby expressly and irrevocably submits to the jurisdiction of the courts of the State of Texas and the United States District Court for the Southern District of Texas for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any judgment rendered thereby in connection with such litigation. To the fullest extent permitted by applicable law, [each of] the Debtor[s] further irrevocably consents to the service of process, by registered mail, postage prepaid, or by personal service within or without the state of Texas. To the fullest extent permitted by applicable law, [each of] the Debtor[s] hereby expressly and irrevocably waives any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has



Security Agreement and Financing Statement
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

been brought in an inconvenient forum. To the extent that [any of] the Debtor[s] has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, [the] [such] Debtor hereby irrevocably waives to the fullest extent permitted by applicable law, such immunity in respect of its obligations under this Agreement and the other Credit Documents.

     (d) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY (BY THEIR ACCEPTANCE HEREOF) WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING PERMITTED BY SECTION 7.4(B) AND WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT, ANY OTHER RELATED DOCUMENT OR ANY RELATIONSHIP BETWEEN THE LENDER, THE DEBTOR [, AND/OR] ANY GUARANTOR [AND/OR ANY DEBTOR], AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR DISPUTE SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE LENDER TO PROVIDE THE LOANS AND THE LETTERS OF CREDIT.

     7.5 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

     7.6 Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by Secured Party shall affect the representations and warranties or the right of Secured Party to rely upon them.

     7.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     7.9 Construction. [The Debtor] [Each of the Debtors] and Secured Party acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Debtor[s] and Secured Party.



Security Agreement and Financing Statement

     7.10 Obligations Absolute. The obligations of [each of] the Debtor[s] under this Agreement shall be absolute and unconditional and shall not be released, discharged, reduced, or in any way impaired by any circumstance whatsoever, including, without limitation, any amendment, modification, extension, or renewal of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any release, subordination, or impairment of collateral, or any waiver, consent, extension, indulgence, compromise, settlement, or other action or inaction in respect of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any exercise or failure to exercise any right, remedy, power, or privilege in respect of the Obligations.

     7.11 Termination. On the Collateral Termination Date, the Liens created hereby shall terminate, and Secured Party, at the request and expense of the Debtor[s, jointly and severally], forthwith will execute and deliver to the Debtor[s] a proper instrument or instruments acknowledging the satisfaction and termination of the Liens created hereby and will duly assign, transfer and deliver to the [applicable] Debtor[s] (without recourse and without any representation or warranty), such of the Collateral as may be in the possession of the Lender and as has not theretofore been sold or otherwise applied pursuant to this Agreement or the Credit Agreement. Upon such release and redelivery, this Agreement shall terminate. The term "Collateral Termination Date" shall mean the first date on which no Note or Letter of Credit is outstanding under the Credit Agreement, the Commitments have been permanently terminated and no other Obligation is due and payable thereunder or under any other Credit Document.

     7.12 AMENDMENT; ENTIRE AGREEMENT. THIS AGREEMENT, TOGETHER WITH THE OTHER CREDIT DOCUMENTS, EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THE PROVISIONS OF THIS AGREEMENT MAY BE AMENDED OR WAIVED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTIES HERETO.



Security Agreement and Financing Statement
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

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                                  SECURED PARTY:

                                  BANK ONE, TEXAS, NATIONAL
                                  ASSOCIATION, AS AGENT



                                  By:
                                     -----------------------------------------
                                  Name:     John E. Elam, Jr.
                                  Title:    Vice President




Security Agreement and Financing Statement
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

                                  DEBTOR[S]:


                                  --------------------------------------------



                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------


Address:


-------------------------

-------------------------

-------------------------



Security Agreement and Financing Statement
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